Exhibit 10.2

TERM LOAN AGREEMENT

dated as of

December 24, 2012

between

TANDEM DIABETES CARE, INC.

as Borrower,

The SUBSIDIARY GUARANTORS from Time to Time Party Hereto,

and

Capital Royalty Partners II L.P. and Capital Royalty Partners II – Parallel Fund “A” L.P.

as Lenders

U.S. $45,000,000

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

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SCHEDULES AND EXHIBITS

Schedule 1	–	Commitments and Warrants
Schedule 7.03	–	Governmental and Other Approvals
Schedule 7.05(b)	–	Certain Intellectual Property
Schedule 7.05(c)	–	Material Intellectual Property
Schedule 7.06	–	Certain Litigation
Schedule 7.08	–	Taxes
Schedule 7.12	–	Information Regarding Subsidiaries
Schedule 7.13(b)-1	–	Existing Indebtedness of Borrower and its Subsidiaries
Schedule 7.13(b)-2	–	Liens Granted by the Obligors
Schedule 7.14	–	Material Agreements of Each Obligor
Schedule 7.15	–	Permitted Restrictive Agreements
Schedule 7.16	–	Real Property Owned or Leased by Borrower and Subsidiaries
Schedule 7.17	–	Pension Matters
Schedule 8.15(c)	–	Jurisdictions for Foreign Intellectual Property Filings
Schedule 9.05	–	Existing Investments
Schedule 9.10	–	Transactions with Affiliates
Schedule 9.14	–	Permitted Sales and Leasebacks

Exhibit A	–	Form of Guarantee Assumption Agreement
Exhibit B	–	Form of Notice of Borrowing
Exhibit C-1	–	Form of Term Loan Note
Exhibit C-2	–	Form of PIK Loan Note
Exhibit D	–	Form of U.S. Tax Compliance Certificate
Exhibit E	–	Form of Compliance Certificate
Exhibit F	–	Opinion Request
Exhibit G	–	Form of Landlord Consent
Exhibit H	–	Form of Warrant
Exhibit I	–	Form of Intercreditor Agreement

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TERM LOAN AGREEMENT, dated as of December 24, 2012 (this “Agreement”), among TANDEM DIABETES CARE, INC., a Delaware corporation (“Borrower”), the SUBSIDIARY GUARANTORS from time to time party hereto and the Lenders from time to time party hereto.

WITNESSETH:

The Borrower has requested the Lenders to make term loans to the Borrower, and the Lenders are prepared to make such loans on and subject to the terms and conditions hereof. Accordingly, the parties agree as follows:

SECTION 1

DEFINITIONS

1.01 Certain Defined Terms. As used herein, the following terms have the following respective meanings:

“Acquisition” means any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of a take-over bid, tender offer, amalgamation, merger, purchase of assets, or similar transaction having the same effect as any of the foregoing, (a) acquires any business or all or substantially all of the assets of any Person engaged in any business, (b) acquires control of securities of a Person engaged in a business representing more than 50% of the ordinary voting power for the election of directors or other governing body if the business affairs of such Person are managed by a board of directors or other governing body, or (c) acquires control of more than 50% of the ownership interest in any Person engaged in any business that is not managed by a board of directors or other governing body.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the introduction hereto.

“Asset Sale” is defined in Section 9.09.

“Asset Sale Net Proceeds” means the aggregate amount of the cash proceeds received from any Asset Sale, net of any bona fide costs incurred in connection with such Asset Sale, plus, with respect to any non-cash proceeds of an Asset Sale, the fair market value of such non cash proceeds as determined by the Majority Lenders, acting reasonably.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee of such Lender.

“Bankruptcy Code” means Title II of the United States Code entitled “Bankruptcy.”

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Obligor or Subsidiary thereof incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrower” has the meaning set forth in the introduction hereto.

“Borrower Facility” means the premises located at 11025, 11035, and 11045 Roselle Street, San Diego, CA 92121, which are leased by Borrower pursuant to the Borrower Lease.

“Borrower Landlord” means ARE-11025/11075 Roselle Street, LLC.

“Borrower Lease” means the Lease Agreement dated March 7, 2012, by and between Borrower and ARE-11025/11075 Roselle Street, LLC, as amended by the First Amendment to the Lease Agreement dated April 24, 2012, by and between Borrower and ARE-11025/11075 Roselle Street, LLC, and further amended by the Second Amendment to the Lease Agreement dated July 31, 2012, by and between Borrower and ARE-11025/11075 Roselle Street, LLC.

“Borrowing” means a borrowing consisting of Loans made on the same day by the Lenders according to their respective Commitments (including without limitation a borrowing of a PIK Loan).

“Borrowing Date” means the date of the Borrowing.

“Borrowing Notice Date” means, (i) in the case of the first Borrowing, a date that is at least fifteen Business Days prior to the Borrowing Date of such Borrowing and, (ii) in the case of the second Borrowing, a date that is at least twenty Business Days prior to the Borrowing Date of such Borrowing.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group of Persons acting jointly or otherwise in concert, of capital stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, (b) during any period of twelve (12) consecutive calendar months, the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower, nor (ii) appointed by directors so nominated, or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group of Persons acting jointly or otherwise in concert; in each case whether as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; provided, however, that no Change of Control shall be deemed to occur as the result of any of the foregoing occurrences if after such occurrence, the Existing Shareholder Group collectively owns, directly or indirectly, beneficially or of record, capital stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Borrower.

“Claims” includes claims, demands, complaints, grievances, actions, applications, suits, causes of action, orders, charges, indictments, prosecutions, informations (brought by a public prosecutor without grand jury indictment) or other similar processes, assessments or reassessments.

“Closing Date” means the date as of which the Lenders notify the Borrower that the conditions precedent set forth in Section 6.01 have been satisfied or waived.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means the collateral provided for in the Security Documents.

“Collateral Access Agreement” means a collateral access agreement with respect to Borrower Facility executed by Borrower Landlord in form and substance satisfactory to Majority Lenders.

“Commitment” means, with respect to each Lender, the obligation of such Lender to make Loans to the Borrower in accordance with the terms and conditions of this Agreement, which commitment is in the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Commitment”, as such Schedule may be amended from time to time. The aggregate Commitments on the date hereof equal $45,000,000. For purposes of clarification, the amount of any PIK Loans shall not reduce the amount of the available Commitment.

“Commitment Period” means the period from and including the Closing Date and through and including May 30, 2014.

“Commodities Account” is defined in the Security Agreement.

“Compliance Certificate” has the meaning given to such term in Section 8.01(d).

“Contracts” means contracts, licenses, leases, agreements, obligations, promises, undertakings, understandings, arrangements, documents, commitments, entitlements or engagements under which a Person has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied).

“Control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agent” is defined in the Security Agreement.

“Copyright” is defined in the Security Agreement.

“CRPPF” means Capital Royalty Partners II – Parallel Fund “A” L.P., a Delaware limited partnership.

“Cure Amount” has the meaning set forth in Section 10.02(b).

“Cure Right” has the meaning set forth in Section 10.02(a).

“Default” means any Event of Default and any event that, upon the giving of notice, the lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.06, any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, or (c) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Deposit Account” is defined in the Security Agreement.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is a corporation, limited liability company, partnership or similar business entity incorporated, formed or organized under the laws of the United States, any State of the United States or the District of Columbia.

“Eligible Transferee” means and includes a commercial bank, an insurance company, a finance company, a financial institution, any investment fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act) that is principally in the business of managing investments or holding assets for investment purposes; provided that “Eligible Transferee” shall not include any Person that is principally in the business of managing investments or holding assets for investment purposes that has a board participation right in a company that produces, markets or sells, or develops a program to market or sell, a marketed or Phase III product in competition with the Borrower.

“Environmental Law” means any federal, state, provincial or local governmental law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, and all local laws and regulations related to environmental matters and any specific agreements entered into with any competent authorities which include commitments related to environmental matters.

“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, but excluding debt securities convertible or exchangeable into such equity.

“Equivalent Amount” means, with respect to an amount denominated in one currency, the amount in another currency that could be purchased by the amount in the first currency determined by reference to the Exchange Rate at the time of determination.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Obligor, Subsidiary thereof, and any Person under common control, or treated as a single employer, with any Obligor or Subsidiary thereof, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) a reportable event as defined in Section 4043 of ERISA with respect to a Title IV Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; (ii) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Title IV Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following 30 days; (iii) a withdrawal by any Obligor or any ERISA Affiliate thereof from a Title IV Plan or the termination of any Title IV Plan resulting in liability under Sections 4063 or 4064 of ERISA; (iv) the withdrawal of any Obligor or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Obligor or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA; (v) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Title IV Plan or Multiemployer Plan; (vi) the imposition of liability on any Obligor or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the failure by any Obligor or any ERISA Affiliate thereof to make any required contribution to a Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Title IV Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Title IV Plan or the failure to make any required contribution to a Multiemployer Plan; (viii) the determination that any Title IV Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (ix) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan; (x) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate thereof; (xi) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Title Plan; (xii) the occurrence of a non-exempt prohibited transaction under Sections 406 or 407 of ERISA for which any Obligor or any Subsidiary thereof may be directly or indirectly liable; (xiii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person for which any Obligor or any ERISA Affiliate thereof may be directly or indirectly liable; (xiv) the occurrence of an act or omission which could give rise to the imposition on any Obligor or any ERISA Affiliate thereof of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (xv) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against any Obligor or any Subsidiary thereof in connection with any such plan; (xvi) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; (xvii) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of any Obligor or any ERISA Affiliate thereof, in either case pursuant to Title I or IV, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code; or (xviii) the establishment or amendment by any Obligor or any Subsidiary thereof of any “welfare plan”, as such term is defined in Section 3(1) of ERISA, that provides post-employment welfare benefits in a manner that would increase the liability of any Obligor.

“Event of Default” has the meaning set forth in Section 11.

“Exchange Rate” means the rate at which any currency (the “Pre-Exchange Currency”) may be exchanged into another currency (the “Post-Exchange Currency”), as set forth on such date on the relevant Reuters screen at or about 11:00 a.m. (Central time) on such date. In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” with respect to exchanging such Pre-Exchange Currency into such Post-Exchange Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Borrower and the Majority Lenders or, in the absence of such agreement, such Exchange Rate shall instead be determined by the Majority Lenders by any reasonable method as they deem applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax, (b) Other Connection Taxes, (c) U.S. federal withholding Taxes that are imposed on amounts payable to a Lender to the extent that the obligation to withhold amounts existed on the date that such Lender became a “Lender” under this Agreement, except in each case to the extent such Lender is a direct or indirect assignee of any other Lender that was entitled, at the time the assignment of such other Lender became effective, to receive additional amounts under Section 5.05, (d) any Taxes imposed in connection with FATCA, (e) any Medicare Taxes, and (f) Taxes attributable to such Recipient’s failure to comply with Section 5.05(e).

“Existing Shareholder Group” means the group of investors who, on the date hereof, collectively own, directly or indirectly, beneficially or of record, capital stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Borrower, consisting of Domain Ventures, Texas Pacific Group, Delphi Ventures, HLM Venture Partners, and Kearny Venture Partners.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not more onerous to comply with), any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means a Subsidiary of Borrower that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. Subject to Section 1.02, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 7.04(a).

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including without limitation regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any State, territory, county, city or other political subdivision of the United States.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase

of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit A by an entity that, pursuant to Section 8.12(a), is required to become a “Subsidiary Guarantor” hereunder in favor of the Lenders.

“Hazardous Material” means any substance, element, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or obligations of such Person with respect to deposits or advances of any kind by third parties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (j) obligations under any Hedging Agreement currency swaps, forwards, futures or derivatives transactions, and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Insolvency Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all Patents, Trademarks, Copyright, and Technical Information, whether registered or not, domestic and foreign. Intellectual Property shall include all:

a) applications or registrations relating to such Intellectual Property;

b) rights and privileges arising under applicable Laws with respect to such Intellectual Property;

c) rights to sue for past, present or future infringements of such Intellectual Property; and

d) rights of the same or similar effect or nature in any jurisdiction corresponding to such Intellectual Property throughout the world.

“Interest-Only Period” means the period from and including the Closing Date and through and including (i) the eighth (8th) Payment Date if a Second Borrowing Milestone does not occur, and (ii) the twelfth (12th) Payment Date if a Second Borrowing Milestone does occur.

“Interest Period” means each period ending on March 31, June 30, September 30 and December 31, as the case may be; provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day unless such succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) the term “Interest Period” shall include any period selected by the Majority Lenders from time to time in accordance with the definition of “Post-Default Rate”.

“Internal Management Reporting Basis” means pro forma financial results recognized under GAAP, consistently applied; provided that all revenues and associated cost of sales are recognized as of the date of shipment of the Products and revenues are generated from valid orders received from customers or distributors.

“Invention” means any novel, inventive and useful art, apparatus, method, process, machine (including article or device), manufacture or composition of matter, or any novel, inventive and useful improvement in any art, method, process, machine (including article or device), manufacture or composition of matter.

“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

“IRS” means the U.S. Internal Revenue Service or any successor agency, and to the extent relevant, the U.S. Department of the Treasury.

“Knowledge” means the actual knowledge of any Responsible Officer of any Person or, so long as he is employed by the Borrower or its Subsidiaries, and the actual knowledge of Robert Anacone, so long as he is an executive officer of the Borrower.

“Landlord Consent” means a Landlord Consent substantially in the form of Exhibit G.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” means Capital Royalty Partners II L.P. and CRPPF, together with their successors and each assignee of a Lender pursuant to Section 12.05(b) and “Lender” means any one of them.

“Lien” means any mortgage, lien, pledge, charge, encumbrance or other security interest, leases, title retention agreements, mortgages, restrictions, easements, rights-of-way, options or adverse claims (of ownership or possession) or encumbrances of any kind or character whatsoever or any preferential arrangement that has the practical effect of creating a security interest.

“Loan” means (i) each loan advanced by a Lender pursuant to Section 2.01 and (ii) each PIK Loan deemed to have been advanced by a Lender pursuant to Section 3.02(d). For purposes of clarification, any calculation of the aggregate outstanding principal amount of Loans on any date of determination shall include both the aggregate principal amount of loans advanced pursuant to Section 2.01 and not yet repaid, and all PIK Loans deemed to have been advanced and not yet repaid, on or prior to such date of determination.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents and each Warrant.

“Loss” means judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel on a full indemnity basis, and all costs incurred in investigating or pursuing any Claim or any proceeding relating to any Claim.

“Majority Lenders” means, at any time, Lenders having at such time in excess of 50% of the aggregate Commitments (or, if such Commitments are terminated, the outstanding principal amount of the Loans) then in effect, ignoring, in such calculation, the Commitments of and outstanding Loans owing to any Defaulting Lender.

“Margin Stock” means “margin stock” within the meaning of Regulations U and X.

“Material Adverse Change” and “Material Adverse Effect” mean a material adverse change in or effect on (i) the business, condition (financial or otherwise), operations, performance, Property or prospects of Borrower and its Subsidiaries taken as a whole, (ii) the ability of any Obligor to perform its obligations under the Loan Documents, (iii) the legality, validity, binding effect or enforceability of the Loan Documents or the rights and remedies of the Lenders under any of the Loan Documents.

“Material Agreements” means the agreements which are listed in Schedule 7.14 and all other agreements held by the Obligors from time to time, the absence or termination of any of which would reasonably be expected to result in a Material Adverse Effect, provided however that “Material Agreements” exclude all: (i) licenses implied by the sale of a product; and (ii) paid-up licenses for commonly available software programs under which an Obligor is the licensee. “Material Agreement” means any one such agreement.

“Material Indebtedness” means, at any time, any Indebtedness of any Obligor the outstanding principal amount of which, individually or in the aggregate, exceeds $500,000 (or the Equivalent Amount in other currencies).

“Material Intellectual Property” means, the Obligor Intellectual Property described in Schedule 7.05(c) and any other Obligor Intellectual Property after the date hereof the loss of which could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the earlier to occur of (i) the twentieth Payment Date following the Closing Date, and (ii) the date on which the Loans are accelerated pursuant to Section 11.02.

“Medicare Tax” means Section 1411 of the Code, as of the date of this Agreement (or any amended or successor version), and any regulations or official interpretations thereof.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Note” means a promissory note executed and delivered by the Borrower to the Lenders in accordance with Section 2.04 or 3.02(d).

“Notice of Borrowing” has the meaning given to such term in Section 2.02.

“Obligations” means, with respect to any Obligor, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Obligor to any Lender, any other indemnitee hereunder or any participant, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) if such Obligor is the Borrower, all Loans, (ii) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Loan Document.

“Obligor Intellectual Property” means Intellectual Property owned by or licensed to any of the Obligors.

“Obligors” means, collectively, the Borrower and the Subsidiary Guarantors and their respective successors and permitted assigns.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.05(g)).

“Patents” is defined in the Security Agreement.

“Payment Date” means each March 31, June 30, September 30 and December 31; provided that if any such date shall occur on a day that is not a Business Day, the applicable Payment Date shall be the next succeeding Business Day unless such succeeding Business Day would fall in the next calendar month, in which case such Payment Date shall end on the next preceding Business Day.

“PBGC” means the United States Pension Benefit Guaranty Corporation and any successor thereto.

“Permitted Acquisition” means any acquisition by the Borrower or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided that:

(a) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable Laws and in conformity with all applicable Governmental Approvals;

(c) in the case of the acquisition of all of the Equity Interests of such Person, all of the Equity Interests (except for any such securities in the nature of directors’ qualifying shares required pursuant to applicable Law) acquired, or otherwise issued by such Person or any newly formed Subsidiary of the Borrower in connection with such acquisition, shall be owned 100% by the Borrower, a Subsidiary Guarantor or any other Subsidiary, and the Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of the Borrower, each of the actions set forth in Section 8.12, if applicable;

(d) the Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 10.01 on a pro forma basis after giving effect to such acquisition; and

(e) such Person (in the case of an acquisition of Equity Interests) or assets (in the case of an acquisition of assets or a division) (i) shall be engaged or used, as the case may be, in substantially the same business or lines of business in which the Borrower and/or its Subsidiaries are engaged or (ii) shall have a similar customer base as the Borrower and/or its Subsidiaries.

“Permitted Cash Equivalent Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than two (2) years from the date of acquisition and (ii) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.

“Permitted Indebtedness” means any Indebtedness permitted under Section 9.01.

“Permitted Liens” has the meaning set forth in Section 9.02.

“Permitted Priority Debt” means (i) before the Second Borrowing Milestone has occurred, Indebtedness of the Borrower, in an amount not to exceed at any time $1,500,000 in outstanding principal; provided that (a) such Indebtedness, if secured, is secured solely by the Borrower’s accounts receivable and cash proceeds thereof held in a segregated account, and (b) the holders or lenders thereof have executed and delivered to Lenders an intercreditor agreement reasonably satisfactory to the Majority Lenders, (ii) after the Second Borrowing Milestone has occurred, Indebtedness of the Borrower, in an amount not to exceed at any time 80% of the face amount at such time of the Borrower’s eligible accounts receivable; provided that (a) such Indebtedness under this clause (ii), if secured, is secured solely by the Borrower’s accounts receivable and inventory, cash proceeds thereof, and cash and (b) the holders or lenders thereof have executed and delivered to Lenders an intercreditor agreement reasonably satisfactory to the Majority Lenders and (iii) until and including the Closing Date, the SVB Debt, which may be secured by all assets of the Borrower.

“Permitted Refinancing” means, with respect to any Indebtedness, any extensions, renewals and replacements of such Indebtedness; provided that such extension, renewal or replacement (i) shall not increase the outstanding principal amount of such Indebtedness, (ii) contains terms relating to outstanding principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole no less favorable in any material respect to the Borrower and its Subsidiaries or the Lenders than the terms of any agreement or instrument governing such existing Indebtedness, (iii) shall have an applicable interest rate which does not exceed the rate of interest of the Indebtedness being replaced, and (iv) shall not contain any new requirement to grant any lien or security or to give any guarantee that was not an existing requirement of such Indebtedness.

“Permitted Restrictive Agreements” has the meaning set forth in Section 7.15.

“Permitted Subordinated Debt” means Indebtedness:

(i) that is governed by documentation containing representations, warranties, covenants and events of default no more burdensome or restrictive than those contained in the Loan Documents, (ii) that has a maturity date later than the Maturity Date, (iii) in respect of which no cash payments of principal or interest are required prior to the Maturity Date, and (iv) in respect of which the holders have agreed in favor of the Borrower and Lenders that (A) prior to the date on which the Commitments have expired or been terminated and all Obligations (other than the Warrant Obligations) have been paid in full indefeasibly in cash, such holders will not exercise any remedies available to them in respect of such Indebtedness, and (B) all Liens (if any) securing such Indebtedness are subordinated to the Liens securing the Obligations.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“PIK Loan” has the meaning set forth in Section 3.02(d).

“PIK Period” means the period beginning on the Closing Date and ending on (a) if the Second Borrowing Milestone does not occur, the earlier to occur of (i) the sixth Payment Date after the Closing Date and (ii) the date on which any Event of Default shall have occurred (provided that if such Event of Default shall have been cured or waived, the PIK Period shall resume until the earlier to occur of the next Event of Default and the sixth Payment Date after the

Closing Date), or (b) if the Second Borrowing Milestone does occur, the earlier to occur of (i) the twelfth Payment Date after the Closing Date and (ii) the date on which any Event of Default shall have occurred (provided that if such Event of Default shall have been cured or waived, the PIK Period shall resume until the earlier to occur of the next Event of Default and the twelfth Payment Date after the Closing Date).

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post-Default Rate” has the meaning set forth in Section 3.02(b).

“Product” means the t:slim Insulin Delivery System or its successors, in a form substantially similar to that as approved by the U.S. Food and Drug Administration in November 2011.

“Property” of any Person means any property or assets, or interest therein, of such Person.

“Proportionate Share” means, with respect to any Lender, the percentage obtained by dividing (a) the sum of the Commitment (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of such Lender then in effect by (b) the sum of the Commitments (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of all Lenders then in effect.

“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was ever obligated to make, contributions, and (ii) that is intended to be tax qualified under Section 401(a) of the Code.

“Real Property Security Documents” means the Landlord Consent and the Collateral Access Agreement.

“Recipient” means any Lender or any other recipient of any payment to be made by or on account of any Obligation.

“Redemption Date” has the meaning set forth in Section 3.03(a).

“Redemption Price” has the meaning set forth in Section 3.03(a).

“Register” has the meaning set forth in Section 12.05(d).

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as amended.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended.

“Regulatory Approvals” means any registrations, licenses, authorizations, permits or approvals issued by any Governmental Authority and applications or submissions related to any of the foregoing.

“Requirement of Law” means, as to any Person, any statute, law, treaty, rule or regulation or determination, order, injunction or judgment of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Properties or revenues.

“Responsible Officer” of any Person means the President, chief executive officer, chief operations officer/vice president of operations, or chief financial officer of such Person.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such shares of capital stock of the Borrower or any of its Subsidiaries.

“Revenue” of a Person means all revenue properly recognized under GAAP, consistently applied, less all rebates, discounts and other price allowances; provided that, for purposes of determining the achievement of the Second Borrowing Milestone only, Revenue shall mean all revenue properly recognized under the Internal Management Reporting Basis, consistently applied, less all rebates, discounts, and other reasonable price allowances.

“SBA” means U.S. Small Business Administration.

“SBIC” means Small Business Investment Company.

“Second Borrowing Date” means the date of the second Borrowing.

“Second Borrowing Milestone” means the achievement by Borrower and its Subsidiaries of (x) Revenue with respect to sales of the Product in the United States, for the immediately preceding three month period, of at least $12,000,000 during such period; provided that such three month period must end no later than the date that is twelve months after the Closing Date, or (y) (i) Revenue with respect to sales of the Product in the United States, for the immediately preceding three month period, of at least $8,000,000 during such period; provided that such three month period must end no later than the date that is twelve months after the Closing Date, and (ii) FDA 510(k) approval for the sale and marketing of t:connect, a web based therapy management application that interfaces with the Product.

“Security Agreement” means the Security Agreement, dated as of the date hereof, among the Obligors and the Lenders, granting a security interest in the Obligors’ personal Property in favor of the Lenders.

“Security Documents” means, collectively, the Security Agreement, each Short-Form IP Security Agreement, each Real Property Security Document, and each other security document, control agreement or financing statement required or recommended to perfect Liens in favor of the Lenders.

“Securities Account” is defined in the Security Agreement.

“Short-Form IP Security Agreements” means short-form copyright, patent or trademark (as the case may be) security agreements entered into by one or more Obligors in favor of the Lenders, each in form and substance satisfactory to the Majority Lenders (and as amended, modified or replaced from time to time).

“Solvent” means, with respect to any Person at any time, that (a) the present fair saleable value of the Property of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person has not incurred and does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person would not be unable to obtain a letter from its auditors that did not contain a going concern qualification.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary Guarantors” means each of the Subsidiaries of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto and each Subsidiary of the Borrower that becomes, or is required to become, a “Subsidiary Guarantor” after the date hereof pursuant to Section 8.12(a) or (b).

“SVB Debt” means indebtedness under that certain Loan and Security Agreement, dated March 12, 2012, between the Borrower and Silicon Valley Bank and the lenders party thereto, as amended, and all related loan documentation.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technical Information” means all trade secrets and other proprietary or confidential information, public information, non-proprietary know-how, any information of a scientific, technical, or business nature in any form or medium, standards and specifications, conceptions, ideas, innovations, discoveries, Invention disclosures, all documented research, developmental, demonstration or engineering work and all other information, data, plans, specifications, reports, summaries, experimental data, manuals, models, samples, know-how, technical information, systems, methodologies, computer programs, information technology and any other information.

“Title IV Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

“Trademarks” is defined in the Security Agreement.

“Transactions” means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is intended to be a party and the Borrowing (and the use of the proceeds of the Loans).

“U.S. Person” means a “United States Person” within the meaning of Section 7701(a)(30) of the Code.

“Warrant” means each warrant to purchase capital stock of the Borrower issued by the Borrower to the Lenders on the Closing Date in connection with the transactions contemplated under this Agreement.

“Warrant Obligations” means, with respect to any Obligor, all Obligations arising out of, under, or in connection with, any Warrants.

“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

1.02 Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. All components of financial calculations made to determine compliance with this Agreement, including Section 10, shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Acquisition consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Borrower based on assumptions expressed therein and that were reasonable based on the information available to the Borrower at the time of preparation of the Compliance Certificate setting forth such calculations.

1.03 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, (a) the terms defined in this Agreement include the plural as well as the singular and vice versa; (b) words importing gender include all genders; (c) any reference to a Section, Annex, Schedule or Exhibit refers to a Section of, or Annex, Schedule or Exhibit to, this Agreement; (d) any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Annex, Schedule, Exhibit or any other subdivision; (e) references to days, months and years refer to calendar days, months and years, respectively; (f) all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”; (g) the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”; and (h) accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term “property” , which shall be interpreted as broadly as possible, including, in any case, cash, securities, other assets, rights under contractual obligations and permits and any right or interest in any property, except where otherwise noted). Unless otherwise expressly provided herein, references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all permitted subsequent amendments, restatements, extensions, supplements and other modifications thereto.

1.04 Changes to GAAP. If, after the date hereof, any change occurs in GAAP or in the application thereof and such change would cause any amount required to be determined for the purposes of the covenants to be maintained or calculated pursuant to Section 8 or 9 to be materially different than the amount that would be determined prior to such change, then:

(a) the Borrower will provide a detailed notice of such change (an “Accounting Change Notice”) to the Lenders within 30 days of such change;

(b) either the Borrower or the Majority Lenders may indicate within 90 days following the date of the Accounting Change Notice that they wish to revise the method of calculating such financial covenants or amend any such amount, in which case the parties will in good faith attempt to agree upon a revised method for calculating the financial covenants;

(c) until the Borrower and the Majority Lenders have reached agreement on such revisions, (i) such financial covenants or amounts will be determined without giving effect to such change and (ii) all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP;

(d) if no party elects to revise the method of calculating the financial covenants or amounts, then the financial covenants or amounts will not be revised and will be determined in accordance with GAAP without giving effect to such change; and

(e) any Event of Default arising as a result of such change which is cured by operation of this Section 1.04 shall be deemed to be of no effect ab initio.

SECTION 2

THE COMMITMENT

2.01 Commitments. Each Lender agrees severally, on and subject to the terms and conditions of this Agreement (including Section 6), to make two term loans (provided that PIK Loans shall be deemed not to constitute “term loans” for purposes of this Section 2.01) to the Borrower, each on a Business Day during the Commitment Period in Dollars in an aggregate principal amount for such Lender not to exceed such Lender’s Commitment; provided, however, that at no time shall any Lender be obligated to make a Loan in excess of such Lender’s Proportionate Share of the amount by which the then effective Commitments exceeds the aggregate principal amount of Loans outstanding at such time. Amounts of Loans repaid may not be reborrowed.

2.02 Borrowing Procedures. Subject to the terms and conditions of this Agreement (including Section 6), each Borrowing (other than a Borrowing of PIK Loans) shall be made on written notice in the form of Exhibit B given by the Borrower to the Lenders not later than 11:00 a.m. (Central time) on the Borrowing Notice Date (a “Notice of Borrowing”).

2.03 Fees. On each Borrowing Date, the Borrower shall pay to each Lender a financing fee in an amount equal to 1.25% of the Loans to be advanced by such Lender on such Borrowing Date; provided that, for purposes of this Section 2.03, “Borrowing” shall not be deemed to include borrowing of PIK Loans.

2.04 Notes. If requested by any Lender, the Loans of such Lender shall be evidenced by one or more promissory notes (each a “Note”). The Borrower shall prepare, execute and deliver to the Lenders such promissory note(s) payable to the Lenders (or, if requested by the Lenders, to the Lenders and their registered assigns) and in the form attached hereto as Exhibit C-1. Thereafter, the Loans and interest thereon shall at all times (including after assignment pursuant to Section 12.05) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

2.05 Use of Proceeds. The Borrower shall use the proceeds of the Loans (i) in the case of the Loans comprising the first Borrowing, to repay in full and terminate the SVB Debt and for general working capital purposes, and (ii) in the case of any Loans comprising the subsequent Borrowing, for general working capital purposes.

2.06 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.04.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Lenders for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise), shall be applied at such time or times as follows: first, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; second, if so determined by the Majority Lenders and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans were made at a time when the conditions set forth in Section 6 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.06(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Borrower and the Majority Lenders agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Proportionate Share, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.07 Substitution of Lenders.

(a) Substitution Right. In the event that any Lender (an “Affected Lender”), (i) becomes a Defaulting Lender or (ii) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Majority Lenders is obtained but that requires the consent of other Lenders (a “Non-Consenting Lender”), either the Borrower may pay in full such Affected Lender with respect to amounts due or such Affected Lender may be substituted by any willing Lender or Affiliate of any Lender or Eligible Transferee (in each case, a “Substitute Lender”); provided that any substitution of a Non-Consenting Lender shall occur only with the consent of Majority Lenders.

(b) Procedure. To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender, the Borrower shall deliver a notice to such Affected Lender. The effectiveness of such payment or substitution shall be subject to the delivery by the Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender (which for the avoidance of doubt, shall not include any Prepayment Premium) and (ii) in the case of a substitution, an Assignment and Acceptance whereby the Substitute Lender shall, among other things, agree to be bound by the terms of the Loan Documents.

(c) Effectiveness. Upon satisfaction of the conditions set forth in Section 2.07(a) and Section 2.07(b) above, the Control Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full of an Affected Lender, such Affected Lender’s Commitments shall be terminated and (ii) in the case of any substitution of an Affected Lender, (A) such Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents, except that (1) the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations and the termination of the Commitments and (2) a Non-Consenting Lender shall be permitted to retain any Warrants issued to such Non-Consenting Lender, (B) such Substitute Lender shall become a “Lender” hereunder and (C) such Affected Lender shall execute and deliver an Assignment and Acceptance to evidence such substitution; provided, however, that the failure of any Affected Lender to execute any such Assignment and Acceptance shall not render such sale and purchase (or the corresponding assignment) invalid.

SECTION 3

PAYMENTS OF PRINCIPAL AND INTEREST

3.01 Repayment.

(a) Repayment. During the Interest-Only Period, no payments of principal of the Loans shall be due. Borrower agrees to repay to the Lenders the outstanding principal amount of the Loans, on each Payment Date occurring after the Interest-Only Period, in equal installments. The amounts of such installments shall be calculated by dividing (i) the sum of the aggregate principal amount of the Loans outstanding on the first day following the end of the Interest-Only Period, by (b) the number of Payment Dates remaining prior to the Maturity Date.

(b) Application. Any optional or mandatory prepayment of the Loans shall be applied to the installments thereof under Section 3.01(a) in the inverse order of maturity. To the extent not previously paid, the principal amount of the Loans, together with all other outstanding Obligations (other than the Warrant Obligations), shall be due and payable on the Maturity Date.

3.02 Interest.

(a) Interest Generally. Subject to Section 3.02(d), Borrower agrees to pay to the Lenders interest on the unpaid principal amount of the Loans and the amount of all other outstanding Obligations, in the case of the Loans, for the period from the applicable Borrowing Date, and in the case of any other Obligation, from the date such other Obligation is due and payable, in each case, until paid in full, at a rate per annum equal to 14.00%.

(b) Default Interest. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, the interest payable pursuant to Section 3.02(a) shall increase automatically by 4.00% per annum (such aggregate increased rate, the “Post-Default Rate”). Notwithstanding any other provision herein (including Section 3.02(d)), if interest is required to be paid at the Post-Default Rate, it shall be paid entirely in cash. If any Obligation is not paid when due under the applicable Loan Document, the amount thereof shall accrue interest at a rate equal to 4.00% per annum (without duplication of interest payable at the Post-Default Rate).

(c) Interest Payment Dates. Accrued interest on the Loans shall be payable in arrears on the last day of each Interest Period in cash, and upon the payment or prepayment thereof (on the principal amount so paid or prepaid); provided that interest payable at the Post-Default Rate shall be payable from time to time on demand.

(d) Paid In-Kind Interest. Notwithstanding Section 3.01(a), at any time during the PIK Period, the Borrower may elect to pay the interest on the outstanding principal amount of the Loans payable pursuant to Section 3.01 as follows: (i) only 11.50% of the 14.00% per annum interest in cash and (ii) 2.50% of the 14.00% per annum interest as compounded interest, added to the aggregate principal amount of the Loans (the amount of any such compounded interest being a “PIK Loan”). Each PIK Loan shall be evidenced by a Note in the form of Exhibit C-2. The principal amount of each PIK Loan shall accrue interest in accordance with the provisions of this Agreement applicable to the Loans.

3.03 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right optionally to prepay the outstanding principal amount of the Loans in whole or in part on any Payment Date (a “Redemption Date”) for an amount equal to the aggregate principal amount of the Loans being prepaid plus the Prepayment Premium plus any accrued but unpaid interest and any fees which are due and owing (such aggregate amount, the “Redemption Price”). The applicable “Prepayment Premium” shall be an amount calculated pursuant to Section 3.03(a)(i).

(i) If the Redemption Date occurs:

(A) on or prior to the fourth Payment Date, the Prepayment Premium shall be an amount equal to 5.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date;

(B) after the fourth Payment Date, and on or prior to the eighth Payment Date, the Prepayment Premium shall be an amount equal to 4.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date;

(C) after the eighth Payment Date, and on or prior to the twelfth Payment Date, the Prepayment Premium shall be an amount equal to 3.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date;

(D) after the twelfth Payment Date, and on or prior to the sixteenth Payment Date, the Prepayment Premium shall be an amount equal to 2.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date;

(E) after the sixteenth Payment Date, and on or prior to the twentieth Payment Date, the Prepayment Premium shall be an amount equal to 1.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date; and

(F) after the twentieth Payment Date, the Prepayment Premium shall be an amount equal to 0.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date.

(ii) To determine the aggregate outstanding principal amount of the Loans, and how many Payment Dates have occurred, as of any Redemption Date for purposes of Section 3.03(a)(i):

(A) if, as of such Redemption Date, the Borrower shall have made only one Borrowing, the number of Payment Dates shall be deemed to be the number of Payment Dates that shall have occurred following the Closing Date; and

(B) if, as of such Redemption Date, the Borrower shall have made two Borrowings, then the Redemption Price shall be calculated as the sum of two amounts: (x) a Redemption Price calculated based on solely the aggregate outstanding principal amount of the Loans that have been borrowed in the initial Borrowing (and PIK Loans subsequently borrowed in respect of interest payments thereon), as though the applicable number of Payment Dates equals the number of Payment Dates that shall have occurred following the Closing Date, and (y) a Redemption Price calculated based on solely the aggregate outstanding principal amount of the Loans that have been borrowed in the subsequent Borrowing (and PIK Loans subsequently borrowed in respect of interest payments thereon), as though the applicable number of Payment Dates equals the number of Payment Dates that shall have occurred following the Second Borrowing Date.

(iii) No partial prepayment shall be made under this Section 3.03(a) except in connection with any event described in Section 3.03(b) and then only to the extent provided in Section 3.03(b).

(iv) On or prior to the Redemption Date, the Lenders may notify Borrower of a reduction in the amounts due under Section 3.03(a)(i) with respect to any portion of the Loans held by any entity licensed by the SBA as an SBIC.

(b) Mandatory Prepayments.

(i) Asset Sales. In the event of any contemplated Asset Sale not permitted under Section 9.09, the Borrower shall provide 30 days’ prior written notice of such Asset Sale to the Lenders and, if within such notice period Majority Lenders advise the Borrower that a prepayment is required pursuant to this Section 3.03(b)(i), the Borrower shall: (x) if the assets sold represent substantially all of the assets or revenues of the Borrower, or represent any specific line of business which either on its own or together with other lines of business sold over the term of this Agreement account for revenue generated by such lines of business exceeding 10% of the revenue of the Borrower in the immediately preceding year, prepay the aggregate outstanding principal amount of the Loans in an amount equal to the Redemption Price applicable on the date of such Asset Sale in accordance with Section 3.03(a), and (y) in the case of all other Asset Sales not described in the foregoing clause (x), prepay the Loans in an amount equal to the entire amount of the Asset Sale Net Proceeds of such Asset Sale, plus any accrued but unpaid interest and any fees which are due and owing, credited in the following order:

(A) first, in reduction of the Borrower’s obligation to pay any unpaid interest and any fees which are due and owing;

(B) second, in reduction of the Borrower’s obligation to pay any Claims or Losses referred to in Section 12.03;

(C) third, in reduction of the Borrower’s obligation to pay any amounts due and owing on account of the unpaid principal amount of the Loans;

(D) fourth, in reduction of any other Obligation; and

(E) fifth, to the Borrower or such other Persons as may lawfully be entitled to or directed by the Borrower to receive the remainder.

(ii) Change of Control. In the event of a Change of Control, the Borrower shall immediately provide notice of such Change of Control to the Lenders and, if within 10 days of receipt of such notice Majority Lenders notify the Borrower in writing that a prepayment is required pursuant to this Section 3.03(b)(ii), the Borrower shall prepay the aggregate outstanding principal amount of the Loans in an amount equal to the Redemption Price applicable on the date of such Change of Control in accordance with Section 3.03(a).

SECTION 4

PAYMENTS, ETC.

4.01 Payments.

(a) Payments Generally. Each payment of principal, interest and other amounts to be made by the Obligors under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to an account to be designated by the Majority Lenders by notice to the Borrower, not later than 4:00 p.m. (Central time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

(b) Application of Payments. Each Obligor shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Lenders the amounts payable by such Obligor hereunder to which such payment is to be applied (and in the event that Obligors fail to so specify, or if an Event of Default has occurred and is continuing, the Lenders may apply such payment in the manner they determine to be appropriate).

(c) Non-Business Days. If the due date of any payment under this Agreement (other than of principal of or interest on the Loans) would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

4.02 Computations. All computations of interest and fees hereunder shall be computed on the basis of a year of 360 days consisting of 12 months of 30 days each and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

4.03 Notices. Each notice of optional prepayment shall be effective only if received by the Lenders not later than 4:00 p.m. (Central time) on the date one Business Day prior to the date of prepayment. Each notice of optional prepayment shall specify the amount to be prepaid and the date of prepayment.

4.04 Set-Off.

(a) Set-Off Generally. Upon the occurrence and during the continuance of any Event of Default, the Lenders and each of their Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lenders or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations, whether or not the Lenders shall have made any demand and although such obligations may be unmatured. The Lenders agree promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders and their Affiliates under this Section 4.04 are in addition to other rights and remedies (including other rights of set-off) that the Lenders and their Affiliates may have.

(b) Exercise of Rights Not Required. Nothing contained herein shall require the Lenders to exercise any such right or shall affect the right of the Lenders to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

SECTION 5

YIELD PROTECTION, ETC.

5.01 Additional Costs.

(a) Change in Requirements of Law Generally. If, on or after the date hereof, the adoption of any Requirement of Law, or any change in any Requirement of Law, or any change in the interpretation or administration thereof by any court or other Governmental Authority charged with the interpretation or administration thereof, or compliance by any of the Lenders (or its lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, contribution, insurance assessment or similar requirement, in each case that becomes effective after the date hereof, against assets of, deposits with or for the account of, or credit extended by, a Lender (or its lending office) or shall impose on a Lender (or its lending office) any other condition affecting the Loans or the Commitment, and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining the Loans, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or any other Loan Document, by an amount deemed by such Lender to be material (other than with respect to Taxes), then the Borrower shall pay to such Lender on demand such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

(b) Change in Capital Requirements. If a Lender shall have determined that, on or after the date hereof, the adoption of any Requirement of Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, in each case that becomes effective after the date hereof, has or would have the effect of reducing the rate of return on capital of a Lender (or its parent) as a consequence of a Lender’s obligations hereunder or the Loans to a level below that which a Lender (or its parent) could have achieved but for such adoption, change, request or directive by an amount reasonably deemed by it to be material, then the Borrower shall pay to such Lender on demand such additional amount or amounts as will compensate such Lender (or its parent) for such reduction.

(c) Notification by Lender. The Lenders will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle a Lender to compensation pursuant to this Section 5.01. Before giving any such notice pursuant to this Section 5.01(c) such Lender shall designate a different lending office if such designation (x) will, in the reasonable judgment of such Lender, avoid the need for, or reduce the amount of, such compensation and (y) will not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender. A certificate of the Lender claiming compensation under this Section 5.01, setting forth the additional amount or amounts to be paid to it hereunder, shall be conclusive and binding on the Borrower in the absence of manifest error.

(d) Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to constitute a change in Requirements of Law for all purposes of this Section 5, regardless of the date enacted, adopted or issued.

(e) Notwithstanding anything herein to the contrary, no amounts shall be payable by the Borrower under this Section 5 if the Loan is assigned to a Lender (or is originated by a

Lender) whose status as a Lender, whether as a Foreign Lender or because the structure of the Lender, is different than that of either Capital Royalty Partners II L.P. or CRPPF, and such amounts would not be payable on the date hereof if such Lender had been Capital Royalty Partners II L.P. or CRPPF.

5.02 Reserved.

5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any competent Governmental Authority shall make it unlawful for a Lender or its lending office to make or maintain the Loans (and, in the opinion of such Lender, the designation of a different lending office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof following which (a) the Lender’s Commitment shall be suspended until such time as such Lender may again make and maintain the Loans hereunder and (b) if such Requirement of Law shall so mandate, the Loans shall be prepaid by the Borrower on or before such date as shall be mandated by such Requirement of Law in an amount equal to the Redemption Price applicable on the date of such prepayment in accordance with Section 3.03(a).

5.04 Reserved.

5.05 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any Obligation shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment by an Obligor, then such Obligor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by such Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of each Lender, timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5, the Borrower shall deliver to each Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment.

(d) Indemnification. The Borrower shall reimburse and indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender shall be conclusive absent manifest error.

(e) Status of Lenders.

(i) Any Lender that is entitled to an exemption from, or reduction of withholding Tax with respect to payments made under any Loan Document shall timely deliver to the Borrower such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender shall deliver such other documentation prescribed by applicable law as reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.05(e)(ii)(A), (B) (C) or (D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI (or successor form);

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI (or successor form), IRS Form W-8BEN (or successor form), a U.S. Tax Compliance Certificate, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

(D) any Foreign Lender shall deliver to the Borrower any forms and information necessary to establish that the Foreign Lender is not subject to withholding tax under FATCA.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5 (including by the payment of additional amounts pursuant to this Section 5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.05(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this

Section 5.05(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 5.05(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Mitigation Obligations. If the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 5.01 or this Section 5.05, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the sole reasonable judgment of such Lender, such designation or assignment and delegation would (i) eliminate or reduce amounts payable pursuant to Section 5.01 or this Section 5.05, as the case may be, in the future, (ii) not subject such Lender to any unreimbursed cost or expense and (iii) not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

SECTION 6

CONDITIONS PRECEDENT

6.01 Conditions to Initial Borrowing. The obligation of each Lender to make a Loan as part of the first Borrowing hereunder shall not become effective until the following conditions precedent shall have been satisfied or waived in writing by the Majority Lenders:

(a) Borrowing Date. Such Borrowing shall be made on the later of the following dates: (i) the date on which all the commitments to lend in respect of the SVB Debt have been terminated and all of the SVB Debt has been paid and (ii) the date on which at least $20,000,000 in net cash proceeds shall have been raised and fully funded in an equity financing of Borrower, which equity financing was completed on November 20, 2012; provided that such Borrowing shall not occur later than January 31, 2013.

(b) Amount of Initial Borrowing. The amount of such Borrowing shall equal $30,000,000.

(c) No Other Secured Debt. On the Closing Date, no Obligor shall have any secured Indebtedness outstanding or available to be drawn, other than under this Agreement and under any Permitted Indebtedness.

(d) Terms of Material Agreements, Etc. Lenders shall be satisfied reasonably with the terms and conditions of all of the Obligors’ Material Agreements set forth on Schedule 7.14 hereto.

(e) No Law Restraining Transactions. No applicable law or regulation shall restrain, prevent or, in the reasonable judgment of the Lenders, impose materially adverse conditions upon the Transactions.

(f) Payment of Fees. Lenders shall be satisfied with the arrangements to deduct the fees set forth herein from the proceeds advanced.

(g) Updated Lien Searches. Lenders shall be satisfied with updated Lien searches provided by the Borrower or its counsel to the Lenders within two Business Days prior to the Closing Date.

(h) Documentary Deliveries. The Lenders shall have received the following documents, each of which shall be in form and substance satisfactory to the Lenders:

(i) Agreement. This Agreement duly executed and delivered by the Borrower and each of the other parties hereto.

(ii) Security Documents.

(A) The Security Agreement, duly executed and delivered by each of the Obligors;

(B) Each of the Short-Form IP Security Agreements, duly executed and delivered by the applicable Obligor;

(C) Evidence of filing of UCC-1 financing statements against each Obligor in its jurisdiction of formation or incorporation, as the case may be;

(D) Evidence of filing of each of the Short-Form IP Security Agreements in the United States Patent and Trademark Office; and

(E) Without limitation, all other documents and instruments reasonably required to perfect the Lenders’ Lien on, and security interest in, the Collateral required to be delivered on or prior to the Closing Date (including delivery of any capital stock certificates and undated stock powers executed in blank) shall have been duly executed and delivered and be in proper form for filing, and shall create in favor of the Lenders, a perfected Lien on, and security interest in, the Collateral, subject to no Liens other than Permitted Liens.

(iii) Intercreditor/Subordination Agreement. Each holder of Permitted Priority Debt (other than the SVB Debt) shall have executed and delivered to the Lenders an intercreditor agreement, in substantially the form attached hereto as Exhibit J, satisfactory to the Lenders.

(iv) Warrants. The related Warrants, in substantially the form attached hereto as Exhibit I, duly executed and delivered by Borrower, to the Lenders and for such number of shares of common stock of Borrower set forth on Schedule 1.

(v) Notes. Any Notes requested in accordance with Section 2.04.

(vi) Approvals. Certified copies of all material licenses, consents, authorizations and approvals of, and notices to and filings and registrations with, any Governmental Authority (including all foreign exchange approvals), and of all third-party consents and approvals, necessary in connection with the making and performance by the Obligors of the Loan Documents and the Transactions.

(vii) Corporate Documents. Certified copies of the constitutive documents of each Obligor (if publicly available in such Obligor’s jurisdiction of formation) and of resolutions of the Board of Directors (or shareholders, if applicable) of each Obligor authorizing the making and performance by it of the Loan Documents to which it is a party.

(viii) Incumbency Certificate. A certificate of each Obligor as to the authority, incumbency and specimen signatures of the persons who have executed the Loan Documents and any other documents in connection herewith on behalf of the Obligors.

(ix) Officer’s Certificate. A certificate, dated the Closing Date and signed by the President, a Vice President or a financial officer of Borrower, confirming compliance with the conditions set forth in Section 6.03.

(x) Opinions of Counsel. A favorable opinion, dated the Closing Date, of counsel to each Obligor in form acceptable to the Lenders and their counsel.

(xi) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Borrower pursuant to Section 8.05 and the designation of the Lenders as the loss payees or additional named insured, as the case may be, thereunder.

(xii) SVB Debt. A payoff letter in connection with the SVB Debt satisfactory to the Lenders and their counsel releasing all Liens held by holders of the SVB Debt on the Collateral.

6.02 Conditions to Subsequent Borrowing. The obligation of each Lender to make a Loan as part of a subsequent Borrowing hereunder is subject to the following conditions precedent:

(a) Second Borrowing Milestone. The Second Borrowing Milestone must have been achieved.

(b) Amount of Subsequent Borrowing. The amount of such Borrowing shall not be less than $8,000,000 and shall not exceed $15,000,000.

(c) Two Borrowings. After giving effect to such Borrowing, no more than two Borrowings shall have been made; provided that, for purposes of this Section 6.02(c), “Borrowing” shall not be deemed to include any borrowing of PIK Loans.

(d) Notice of Milestone Achievement and Audit. If the Borrower wishes to draw the Second Borrowing, then the Borrower shall have delivered to the Lenders a notice certifying achievement of the Second Borrowing Milestone no later than 60 days after achieving such milestone, and the Lenders shall have been reasonably satisfied with the results of its audit of the Borrower’s Revenue by examining the Borrower’s books and records within 30 days following the delivery of such notice.

6.03 Conditions to Each Borrowing. The obligation of each Lender to make a Loan as part of any Borrowing hereunder (including the first Borrowing) is also subject to satisfaction of the following further conditions precedent on the applicable Borrowing Date:

(a) Commitment Period. Such Borrowing Date shall occur during the Commitment Period.

(b) No Default; Representations and Warranties. Both immediately prior to the making of such Loan and after giving effect thereto and to the intended use thereof:

(i) no Default shall have occurred and be continuing; and

(ii) the representations and warranties made by the Borrower in Section 7, shall be true on and as of the Borrowing Date and immediately after giving effect to the application of the proceeds of the Borrowing with the same force and effect as if made on and as of such date, except that the representation regarding representations and warranties that refer to a specific earlier date shall be that they were true on such earlier date.

(c) Financing Fee. Except in the case of any PIK Loan, each Lender shall have received its portion of the fees payable pursuant to Section 2.03.

(d) Notice of Borrowing. Except in the case of any PIK Loan, Capital Royalty Partners II L.P. shall have received a Notice of Borrowing as and when required pursuant to Section 2.02.

Each Borrowing shall constitute a certification by the Borrower to the effect that the conditions set forth in this Section 6.03 have been fulfilled as of the applicable Borrowing Date.

SECTION 7

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

7.01 Power and Authority. Each of the Borrower and its Subsidiaries (a) is a duly organized and validly existing under the laws of its jurisdiction of organization, (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted except to the extent that failure to have the same could not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect, (d) has full power, authority and legal right to make and perform each of the Loan Documents to which it is a party and, in the case of the Borrower, to borrow the Loans hereunder and (e) is in material compliance with all applicable Laws to which it is subject and all Material Agreements to which it is a party.

7.02 Authorization; Enforceability. The Transactions are within each Obligor’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.03 Governmental and Other Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, and (iii) as disclosed in Schedule 7.03, (b) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of Borrower and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of Borrower and its Subsidiaries.

7.04 Financial Statements; Material Adverse Change.

(a) Financial Statements. The Borrower has heretofore furnished to the Lenders certain financial statements as provided for in Section 8.01. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements previously-delivered statements of the type described in Section 8.01(b). Neither the Borrower nor any of its Subsidiaries has any material contingent liabilities or unusual forward or long-term commitments not disclosed in the aforementioned financial statements.

(b) No Material Adverse Change. Since December 31, 2011, there has been no Material Adverse Change.

7.05 Properties.

(a) Property Generally. Each Obligor has good and marketable fee simple title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Permitted Liens and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Intellectual Property. The Obligors represent and warrant to the Lenders as of the date hereof as follows, and the Obligors acknowledge that the Lenders are relying on such representations and warranties in entering into this Agreement:

(i) Schedule 7.05(b) contains:

(A) a complete and accurate list of all applied for or registered Patents, including the jurisdiction and patent number;

(B) a complete and accurate list of all applied for or registered Trademarks, including the jurisdiction, trademark application or registration number and the application or registration date; and

(C) a complete and accurate list of all applied for or registered Copyrights;

(ii) Each Obligor is the absolute beneficial owner of all right, title and interest in and to Material Intellectual Property listed on Schedule 7.05(c) as owned by such Obligor with good and marketable title, free and clear of any Liens of any kind whatsoever other than Permitted Liens. Without limiting the foregoing, and except as set forth in Schedule 7.05(b):

(A) other than with respect to the Material Agreements and licenses implied by the sale of a product to end retail users, or as permitted by Section 9.09 below, the Obligors have not transferred ownership of Material Intellectual Property listed on Schedule 7.05(c) as owned by such Obligors, in whole or in part, to any other Person who is not an Obligor;

(B) other than (i) the Material Agreements, (ii) customary restrictions in in-bound licenses of Intellectual Property and non-disclosure agreements, or (iii) as would have been or is permitted by Section 9.09 below, there are no judgments, covenants not to sue, permits, grants, licenses, Liens (other than Permitted Liens), or other agreements or arrangements relating to Borrower’s Material Intellectual Property, including any development, submission, services, research, license or support agreements, which bind, obligate or otherwise restrict the Obligors in any manner that would reasonably be expected to have a Material Adverse Effect;

(C) the use of any of the Obligor Intellectual Property in the business of the Borrower as currently conducted or as currently contemplated to be conducted, to the best of Borrower’s Knowledge, does not breach, violate, infringe or interfere with or constitute a misappropriation of any valid rights arising under any Intellectual Property of any other Person;

(D) there are no pending or, to Borrower’s Knowledge, threatened in writing Claims against the Obligors asserted by any other Person relating to the Obligor Intellectual Property owned by or exclusively licensed to Obligors, including any Claims of adverse ownership, invalidity, infringement, misappropriation, violation or other opposition to or conflict with such Intellectual Property, except as could not reasonably be expected to have a Material Adverse Effect; the Obligors have not received any written notice from any Person that the Borrower’s business, the use of the Obligor Intellectual Property in the business of the Borrower as currently conducted, or the manufacture, use or sale of any product or the performance of any service by the Borrower infringes upon, violates or constitutes a misappropriation of, or may infringe upon, violate or constitute a misappropriation of, or otherwise interfere with, any other Intellectual Property of any other Person;

(E) the Obligors have no Knowledge that the Obligor Intellectual Property owned by or exclusively licensed to Obligors is being infringed, violated, misappropriated or otherwise used by any other Person without the express authorization of the Obligors. Without limiting the foregoing, the Obligors have not put any other Person on notice of actual or potential infringement, violation or misappropriation of any of the Material Intellectual Property owned by or exclusively licensed to Obligors; the Obligors have not initiated the enforcement of any Claim with respect to any of the Obligor Intellectual Property owned by or exclusively licensed to Obligors;

(F) all relevant current and former employees and contractors of Borrower have executed written confidentiality and invention assignment Contracts with Borrower that irrevocably assign to Borrower or its designee all of their rights to any Inventions relating to Borrower’s business that are conceived or reduced to practice by such employees within the scope of their employment or by such contractors within the scope of their contractual relationship with Borrower, to the extent permitted by applicable law;

(G) to the Knowledge of the Obligors, the Obligor Intellectual Property is all the Intellectual Property necessary for the operation of the Borrower’s business as it is currently conducted or as currently contemplated to be conducted, except for such Intellectual Property the absence of which could not reasonably be expected to have a Material Adverse Effect;

(H) the Obligors have taken reasonable precautions to protect the secrecy, confidentiality and value of its Material Intellectual Property consisting of trade secrets and confidential information, except as could not reasonably be expected to have a Material Adverse Effect.

(I) each Obligor has delivered to the Lenders accurate and complete copies of all Material Agreements relating to the Obligor Intellectual Property;

(J) there are no pending or, to the Knowledge of any of the Obligors, threatened in writing Claims against the Obligors asserted by any other Person relating to the Material Agreements, including any Claims of breach or default under such Material Agreements, except as could not reasonably be expected to have a Material Adverse Effect;

(iii) With respect to the Material Intellectual Property owned by or for which prosecution is controlled by Obligors consisting of issued Patents, except as set forth in Schedule 7.05(b), and without limiting the representations and warranties in Section 7.05(b)(ii):

(A) each of the issued claims in such Patents, to Borrower’s Knowledge, is valid and enforceable;

(B) the inventors listed in such Patents have executed written Contracts with the Borrower or its predecessor-in-interest that properly and irrevocably assigns to Borrower or its predecessor-in-interest all of their rights to any of the Inventions claimed in such Patents to the extent permitted by applicable law;

(C) none of the Patents, or the Inventions claimed in them, have been dedicated to the public except as a result of intentional decisions made by the applicable Obligor;

(D) to Borrower’s Knowledge, all prior art material to such Patents was adequately disclosed to or considered by the respective patent offices during prosecution of such Patents to the extent required by applicable law or regulation;

(E) subsequent to the issuance of such Patents, neither the Borrower nor any Subsidiary Guarantors or their predecessors in interest, have filed any disclaimer or filed any other voluntary reduction in the scope of the Inventions claimed in such Patents;

(F) no subject matter of such Patents, to Borrower’s Knowledge, is subject to any competing conception claims of subject matter of any patent applications or patents of any third party and have not been the subject of any interference, re-examination or opposition proceedings, nor are the Obligors aware of any basis for any such interference, re-examination or opposition proceedings;

(G) no such Patents, to Borrower’s Knowledge, have ever been finally adjudicated to be invalid, unpatentable or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and, with the exception of publicly available documents in the applicable Patent Office recorded with respect to any Patents, the Obligors have not received any written notice asserting that such Patents are invalid, unpatentable or unenforceable; if any of such Patents is terminally disclaimed to another patent or patent application, all patents and patent applications subject to such terminal disclaimer are included in the Collateral;

(H) the Obligors have not received an opinion which concludes that a challenge to the validity or enforceability of any of such Patents is more likely than not to succeed;

(I) the Obligors have no Knowledge that they or any prior owner of such Patents or their respective agents or representatives have engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate or render unpatentable or unenforceable any such Patents; and

(J) all maintenance fees, annuities, and the like due or payable on the Patents have been timely paid or the failure to so pay was the result of an intentional decision by the applicable Obligor or would not reasonably be expected to result in a Material Adverse Effect.

(iv) none of the foregoing representations and statements of fact contains any untrue statement of material fact or omits to state any material fact necessary to make any such statement or representation not misleading to a prospective Lender with respect to the Material Intellectual Property; provided that this representation and warranty in this subsection (iv) is only as to the Knowledge of the Borrower with respect to any Material Intellectual Property licensed to any of the Obligors.

(c) Material Intellectual Property. Schedule 7.05(c) contains a complete and accurate list of the Obligor Intellectual Property the loss of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect upon the Borrower’s business with an indication as to whether the applicable Obligor owns or has an exclusive or non-exclusive license to such Obligor Intellectual Property.

7.06 No Actions or Proceedings.

(a) Litigation. There is no litigation, investigation or proceeding pending or, to the best of the Borrower’s Knowledge, threatened with respect to the Borrower and its Subsidiaries by or before any Governmental Authority or arbitrator (i) that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as specified in Schedule 7.06 or (ii) that involves this Agreement or the Transactions.

(b) Environmental Matters. The operations and Property of Borrower and its Subsidiaries comply with all applicable Environmental Laws, except to the extent the failure to so comply (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

(c) Labor Matters. The Borrower has not engaged in unfair labor practices and there are no material labor actions or disputes involving the employees of the Borrower.

7.07 Compliance with Laws and Agreements. Each of the Obligors is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

7.08 Taxes. Except as set forth on Schedule 7.08, each of the Obligors has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except taxes that are being contested in good faith by appropriate proceedings and for which such Obligor has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

7.09 Full Disclosure. The Borrower has disclosed to the Lenders all Material Agreements to which any Obligor is subject, and all other matters to their Knowledge, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

7.10 Regulation.

(a) Investment Company Act. Neither Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

(b) Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans will be used to buy or carry any Margin Stock in violation of Regulation T, U or X.

7.11 Solvency. Borrower is and, immediately after giving effect to the Borrowing and the use of proceeds thereof will be, Solvent.

7.12 Subsidiaries. Schedule 7.12 is a complete and correct list of all Subsidiaries of the Borrower as of the date hereof, each such Subsidiary is duly organized and validly existing under the jurisdiction of its organization shown in said Schedule 7.12, and the percentage ownership by Borrower of each such Subsidiary is as shown in said Schedule 7.12.

7.13 Indebtedness and Liens. Schedule 7.13(b)-1 is a complete and correct list of all Indebtedness of each Obligor outstanding as of the date hereof. Schedule 7.13(b)-2 is a complete and correct list of all Liens granted by the Borrower and other Obligors with respect to their respective Property and outstanding as of the date hereof.

7.14 Material Agreements. Schedule 7.14 is a complete and correct list of (i) each Material Agreement existing on the date hereof and (ii) each agreement creating or evidencing any Material Indebtedness. No Obligor is in material default under any such Material Agreement or agreement creating or evidencing any Material Indebtedness. Except as otherwise disclosed on Schedule 7.14, all Material Agreements that are material vendor purchase agreements and provider contracts of the Obligors are in full force and effect without material modification from the form in which the same were disclosed to the Lenders.

7.15 Restrictive Agreements. None of the Obligors are subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.11, except for any indenture, agreement, instrument or other arrangement described on Schedule 7.15 or otherwise permitted under Section 9.11 (each, a “Permitted Restrictive Agreement”).

7.16 Real Property.

(a) Generally. Neither Borrower nor any of its Subsidiaries owns or leases (as tenant thereof) any real property, except as described on Schedule 7.16.

(b) Borrower Lease.

(i) Borrower has delivered a true, accurate and complete copy of the Borrower Lease to Lenders.

(ii) The Borrower Lease is in full force and effect and no default has occurred under the Borrower Lease and, to the Knowledge of Borrower, there is no existing condition which, but for the passage of time or the giving of notice, could reasonably be expected to result in a material default under the terms of the Borrower Lease.

(iii) Borrower is the tenant under the Borrower Lease and has not transferred, sold, assigned, conveyed, disposed of, mortgaged, pledged, hypothecated, or encumbered any of its interest in, the Borrower Lease.

7.17 Pension Matters. Schedule 7.17 sets forth, as of the date hereof, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies. Except for those that could not, in the aggregate, have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the Knowledge of any Obligor or Subsidiary thereof, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Obligor or Subsidiary thereof incurs or otherwise has or could have an obligation or any liability or Claim and (z) no ERISA Event is reasonably expected to occur. Borrower and each of its ERISA Affiliates has met all applicable requirements under the ERISA Funding Rules with respect to each Title IV Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained. As of the most recent valuation date for any Title IV Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and neither Borrower nor any of its ERISA Affiliates knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage to fall below 60% as of the most recent. As of the date hereof, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding. No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.

7.18 Collateral; Security Interest. Each Security Document is effective to create in favor of the Lenders a legal, valid and enforceable security interest in the Collateral subject thereto, which security interests are first-priority, subject to Permitted Liens.

7.19 Regulatory Approvals. Borrower and its Subsidiaries hold, and will continue to hold, either directly or through licensees and agents, all material Regulatory Approvals, licenses, permits and similar governmental authorizations of a Governmental Authority necessary or required for Borrower and its Subsidiaries to conduct their operations and business in the manner currently conducted.

7.20 Small Business Concern. The Borrower’s primary business activity does not involve, directly or indirectly, providing funds to others (other than to its Subsidiaries), the purchase or discounting of debt obligations, factoring or long term leasing of equipment with no provision for maintenance or repair, and the Borrower is not classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual.

7.21 Update of Schedules. Schedules 7.05(b) (in respect of the lists of Patents, Copyrights and Trademarks under Section 7.05(b)(i) only), 7.05(c), 7.06, and 7.16, may be updated by Borrower prior to each Borrowing Date to insure the continued accuracy of such Schedule as of such Borrowing Date, by Borrower providing to the Lenders, in writing (including via electronic means), a revised version of such Schedule in accordance with the provisions of Section 12.02. Each such updated Schedule shall be effective immediately upon the receipt thereof by the Lenders.

SECTION 8

AFFIRMATIVE COVENANTS

Borrower covenants and agrees with the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than the Warrant Obligations) have been paid in full indefeasibly in cash:

8.01 Financial Statements and Other Information. The Borrower will furnish to the Lenders:

(a) as soon as available and in any event within 60 days after the end of each of the fiscal quarters of each fiscal year, the consolidated and consolidating balance sheets of the Obligors as of the end of such quarter, and the related consolidated and consolidating statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, prepared in accordance with GAAP (subject to the Internal Management Reporting Basis for fiscal year 2013 only) consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with a certificate of a Responsible Officer of Borrower stating that such financial statements fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at such date and the results of operations of Borrower and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP (subject to the Internal Management Reporting Basis for fiscal year 2013 only) consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes;

(b) as soon as available and in any event within 180 days after the end of each fiscal year, the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated and consolidating statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries for such fiscal year, prepared in accordance with GAAP (subject to the Internal Management Reporting Basis for fiscal year 2013 only) consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report and opinion thereon of Ernst & Young LLP or another firm of independent certified public accountants of recognized national standing reasonably acceptable to the Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification or exception as to the scope of such audit, and in the case of such consolidating financial statements, certified by a Responsible Officer of Borrower;

(c) together with the financial statements required pursuant to Sections 8.01(a) and (b), a compliance certificate of a Responsible Officer as of the end of the applicable accounting period (which delivery may, unless a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) in the form of Exhibit E (a “Compliance Certificate”) including details of any issues that are material that are raised by auditors;

(d) promptly upon receipt thereof, copies of all letters of representation signed by an Obligor to its auditors and copies of all auditor reports delivered for each fiscal quarter;

(e) as soon as available, a consolidated financial forecast for Borrower and its Subsidiaries for the following five fiscal years, including forecasted consolidated balance sheets, consolidated statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries;

(f) promptly after the same are released, copies of all press releases;

(g) promptly, and in any event within five Business Days after receipt thereof by an Obligor thereof, copies of each notice or other correspondence received from any securities regulator or exchange to the authority of which Borrower may become subject from time to time concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of such Obligor; and

(h) the information regarding insurance maintained by Borrower and its Subsidiaries as required under Section 8.05.

8.02 Notices of Material Events. The Borrower will furnish to the Lenders written notice of the following promptly after a Responsible Officer first learns of the existence of:

(a) the occurrence of any Default;

(b) notice of the occurrence of any event with respect to its property or assets resulting in a Loss aggregating $500,000 (or the Equivalent Amount in other currencies) or more resulting in a Material Adverse Effect;

(c) (A) any proposed acquisition of stock, assets or property by any Obligor that would reasonably be expected to result in environmental liability under Environmental Laws, and (B)(1) spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Material required to be reported to any Governmental Authority under applicable Environmental Laws, and (2) all actions, suits, claims, notices of violation, hearings, investigations or proceedings pending, or to the best of Borrower’s Knowledge, threatened against or affecting Borrower or any of its Subsidiaries or with respect to the ownership, use, maintenance and operation of their respective businesses, operations or properties, relating to Environmental Laws or Hazardous Material;

(d) the assertion of any environmental matter by any Person against, or with respect to the activities of, Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations which could reasonably be expected to involve damages in excess of $100,000 other than any environmental matter or alleged violation that, if adversely determined, could not reasonably be expected to (either individually or in the aggregate) result in a Material Adverse Effect;

(e) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect, including, in any event, any filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Borrower or any of its Affiliates;

(f) (i) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (ii) promptly, and in any event within ten days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto;

(g) (i) the termination of any Material Agreement, other than the expiration of such agreement in accordance with its terms; (ii) the receipt by Borrower or any of its Subsidiaries of any material notice under any Material Agreement; (iii) the entering into of any new Material Agreement by an Obligor; or (iv) any material amendment to a Material Agreement;

(h) the reports and notices as required by the Security Documents;

(i) within 30 days of the date thereof, or, if earlier, on the date of delivery of any financial statements pursuant to Section 8.01, notice of any material change in accounting policies or financial reporting practices by the Obligors;

(j) promptly after the occurrence thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving an Obligor;

(k) a licensing agreement or arrangement entered into by Borrower or any Subsidiary in connection with any infringement or alleged infringement of the Intellectual Property of another Person that could reasonably be expected to result in a Material Adverse Effect;

(l) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; or

(m) such other information respecting the operations, properties, business or condition (financial or otherwise) of the Obligors (including with respect to the Collateral) as the Majority Lenders may from time to time reasonably request.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a financial officer or other executive officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

8.03 Existence; Conduct of Business. Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 9.03.

8.04 Payment of Obligations. Borrower will, and will cause each of its Subsidiaries to, pay and discharge its obligations, including (i) all taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of Borrower or any Subsidiary, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien; and (iii) all Indebtedness other than Permitted Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

8.05 Insurance. Borrower will, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Upon the request of the Majority Lenders, Borrower shall furnish the Lenders from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. Borrower also shall furnish to the Lenders from time to time upon the request of the Majority Lenders a certificate from the Borrower’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect. The Borrower shall use commercially reasonable efforts to ensure, or cause others to ensure, that all insurance policies required under this Section 8.05 shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed in a manner adverse to the Borrower without at least 30 days’ prior written notice to the Borrower and the Lenders. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle the Lenders to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this Section 8.05 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Borrower.

8.06 Books and Records; Inspection Rights. Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all financial dealings and transactions in relation to its business and activities. Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Lender, upon reasonable prior notice, to visit during normal business hours and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times (but not more often than once a year unless an Event of Default has occurred and is continuing).

8.07 Compliance with Laws and Other Obligations. Borrower will, and will cause each of its Subsidiaries to, (i) comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and (ii) comply in all material respects with all terms of Indebtedness and all other Material Agreements, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

8.08 Maintenance of Properties, Etc.

(a) Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other Persons of similar character and size, ordinary wear and tear and damage from casualty or condemnation excepted.

(b) Without limiting the generality of clause (a) above, Borrower shall comply with each of the following covenants with respect to the Borrower Lease:

(i) Borrower shall diligently perform and timely observe all of the material terms or those that could result in a termination of the lease, covenants and conditions of the Borrower Lease on the part of Borrower to be performed and observed prior to the expiration of any applicable grace period therein provided and do everything necessary to preserve and to keep unimpaired and in full force and effect the Borrower Lease.

(ii) Borrower shall promptly notify Lenders of the giving of any written notice by Borrower Landlord to Borrower of any default by Borrower thereunder, and promptly deliver to Lenders a true copy of each such notice. If Borrower shall be in default under the Borrower Lease, Lenders shall have the right (but not the obligation) to cause the default or defaults under the Borrower Lease to be remedied and otherwise exercise any and all rights of Borrower under the Borrower Lease, as may be necessary to cure any default and Lenders shall have the right to enter all or any portion of the Property, at such times and in such manner as Lenders reasonably deem necessary, to cure any such default. Without limiting the foregoing, upon any such default, Borrower shall promptly execute, acknowledge and deliver to Lenders such instruments as may reasonably be required of Borrower to permit Lenders to cure any default under the Borrower Lease or permit Lenders to take such other action required to enable Lenders to cure or remedy the matter in default and preserve the security interest of Lenders under the Loan Documents with respect to the Borrower Facility.

(iii) Borrower shall use commercially reasonable efforts to enforce, in a commercially reasonable manner, each material covenant or obligation of the Borrower Landlord in the Borrower Lease in accordance with its terms. Subject to the terms and requirements of the Borrower Lease, within thirty (30) days after receipt of written request by Lenders, Borrower shall use reasonable efforts to obtain from the Borrower Landlord under the Borrower Lease and furnish to Lenders an estoppel certificate from Borrower Landlord stating the date through which rent has been paid and whether or not, to Borrower Landlord’s knowledge, there are any defaults thereunder and specifying the nature of such claimed defaults, if any, and such other matters as Lenders may reasonably request or in the form required pursuant to the terms of the Borrower Lease. Borrower shall furnish to Lenders all information that Lenders may reasonably request from time to time in the possession of Borrower (or reasonably available to Borrower) concerning the Borrower Lease and Borrower’s compliance with the Borrower Lease.

(iv) Borrower, promptly upon learning that Borrower Landlord has failed to perform the material terms and provisions under the Borrower Lease and immediately upon learning of a rejection or disaffirmance or purported rejection or disaffirmance of the Borrower Lease pursuant to any state or federal bankruptcy law, shall notify Lenders thereof. Borrower shall promptly notify Lenders of any request that any party to the Borrower Lease makes for arbitration or other dispute resolution procedure pursuant to the Borrower Lease and of the institution of any such arbitration or dispute resolution. Borrower hereby authorizes Lenders to attend any such arbitration or dispute, and upon the occurrence and during the continuance of an Event of Default participate in any such arbitration or dispute resolution but such participation shall not be to the exclusion of Borrower; provided, however, that, in any case, Borrower shall consult with Lenders with respect to the matters related thereto. Borrower shall promptly deliver to Lenders a copy of the determination of each such arbitration or dispute resolution mechanism.

(v) If Lenders or their designee shall acquire or obtain a new Borrower Lease following a termination of the Borrower Lease, then Borrower shall have no right, title or interest whatsoever in or to such new Borrower Lease, or any proceeds or income arising from the estate arising under any such new Borrower Lease, including from any sale or other disposition thereof. Lenders or their designee shall hold such new Borrower Lease free and clear of any right or claim of Borrower.

(vi) Borrower shall promptly, after obtaining knowledge of such filing notify Lenders orally of any filing by or against Borrower Landlord under the Borrower Lease of a petition under the Bankruptcy Code or other applicable law. Borrower shall thereafter promptly give written notice of such filing to Lenders, setting forth any material information available to Borrower as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing. Borrower shall promptly deliver to Lenders any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating to such petition.

8.09 Licenses. Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other Governmental Approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the Transactions or the operation and conduct of its business and ownership of its properties, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

8.10 Action under Environmental Laws. Borrower shall, and shall cause each of its Subsidiaries to, upon becoming aware of the presence of any Hazardous Materials or the existence of any environmental liability under applicable Environmental Laws with respect to their respective businesses, operations or properties, take all actions, at their cost and expense, as shall be necessary or advisable to investigate and clean up the condition of their respective businesses, operations or properties, including all required removal, containment and remedial actions, and restore their respective businesses, operations or properties to a condition in compliance with applicable Environmental Laws.

8.11 Use of Proceeds. The proceeds of the Loans will be used only as provided in Section 2.05. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.

8.12 Certain Obligations Respecting Subsidiaries; Further Assurances.

(a) Subsidiary Guarantors. Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries that are Domestic Subsidiaries of Borrower, and such Foreign Subsidiaries as are required under Section 8.12(b), are “Subsidiary Guarantors” hereunder. Without limiting the generality of the foregoing, in the event that Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary that is a Domestic Subsidiary or a Foreign Subsidiary meeting the requirements of Section 8.12(b), Borrower and its Subsidiaries will:

(i) cause such new Subsidiary to become a “Subsidiary Guarantor” hereunder, and a “Grantor” under the Security Agreement, pursuant to a Guarantee Assumption Agreement;

(ii) take such action or cause such Subsidiary to take such action (including delivering such shares of stock together with undated transfer powers executed in blank) as shall be necessary to create and perfect valid and enforceable first priority (subject to Permitted Liens permitted under Section 9.02(c)) Liens on substantially all of the personal property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder;

(iii) cause the parent of such Subsidiary to execute and deliver a pledge agreement in favor of the Lenders in respect of all outstanding issued shares of such Subsidiary; and

(iv) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 on the Closing Date or as the Majority Lenders shall have requested.

(b) Foreign Subsidiaries. In the event that, at any time, Foreign Subsidiaries of Borrower have, in the aggregate, (i) total revenues constituting 5% or more of the total revenues of Borrower and its Subsidiaries on a consolidated basis, or (ii) total assets constituting 5% or more of the total assets of Borrower and its Subsidiaries on a consolidated basis, promptly (and, in any event, within 30 days after such time) the Borrower shall cause one or more of such Foreign Subsidiaries to become Subsidiary Guarantors in the manner set forth in Section 8.12(a), such that, after such Subsidiaries become Subsidiary Guarantors, the non-guarantor Foreign Subsidiaries in the aggregate shall cease to have revenues or assets, as applicable, that meet the thresholds set forth in clauses (i) and (ii) above; provided that no Foreign Subsidiary shall be required to become a Subsidiary Guarantor if doing so would result in adverse tax consequences for Borrower and its Subsidiaries, taken as a whole. However, if a Foreign Subsidiary is precluded from becoming a Subsidiary Guarantor as a result of the adverse tax consequences described in the previous sentence, Borrower shall nonetheless pledge 65% of the total number of shares of voting stock of such Foreign Subsidiary to the Lenders to secure the Obligations under this Agreement.

(c) Further Assurances. Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by the Majority Lenders to effectuate the purposes and objectives of this Agreement.

Without limiting the generality of the foregoing, the Borrower will, and will cause each Person that is required to be a Subsidiary Guarantor to, take such action from time to time (including executing and delivering such assignments, security agreements, control agreements and other instruments) as shall be reasonably requested by the Majority Lenders to create, in favor of the Lenders, perfected security interests and Liens in substantially all of the personal property of such Obligor (subject to Permitted Liens) as collateral security for the Obligations; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents.

8.13 Termination of Non-Permitted Liens. In the event that Borrower or any of its Subsidiaries shall become aware or be notified by the Lenders of the existence of any outstanding Lien against any Property of Borrower or any of its Subsidiaries, which Lien is not a Permitted Lien, the Borrower shall use its reasonable best efforts to promptly terminate or cause the termination of such Lien.

8.14 Intellectual Property.

(a) Notwithstanding any provision in this Agreement or any other Loan Documents to the contrary, the Lenders are not assuming any liability or obligation of the Borrower, the Subsidiary Guarantors or their Subsidiaries of whatever nature, whether presently in existence or arising or asserted hereafter, except to the extent required under applicable law in connection with any Intellectual Property license agreement of the Borrower, the Subsidiary Guarantors or their Subsidiaries in the event that the Lenders foreclose on such Collateral. All such liabilities and obligations shall be retained by and remain obligations and liabilities of the Obligors, the Subsidiary Guarantors and/or their Subsidiaries as the case may be, except to the extent required under applicable law in connection with any Intellectual Property license agreement of the Borrower, the Subsidiary Guarantors or their Subsidiaries in the event that the Lenders foreclose on such Collateral. Without limiting the foregoing, the Lenders are not assuming and shall not be responsible for any liabilities or Claims of the Borrower, the Subsidiary Guarantors or their

Subsidiaries, whether present or future, absolute or contingent and whether or not relating to the Obligors, the Obligor Intellectual Property, and/or the Material Agreements, and the Borrower shall indemnify and save harmless the Lenders from and against all such liabilities, Claims and Liens, except to the extent required under applicable law in connection with any Intellectual Property license agreement of the Borrower, the Subsidiary Guarantors or their Subsidiaries in the event that the Lenders foreclose on such Collateral. Without limiting the foregoing, this Agreement shall not constitute an agreement to assign any Contracts of, or Obligor Intellectual Property to, the Lenders, except to the extent required under applicable law in connection with any Intellectual Property license agreement of the Borrower, the Subsidiary Guarantors or their Subsidiaries in the event that the Lenders foreclose on such Collateral.

(b) In the event that the Obligors acquire Obligor Intellectual Property during the term of this Agreement, then the provisions of this Agreement shall automatically apply thereto and any such Obligor Intellectual Property shall automatically constitute part of the Collateral hereunder, without further action by any party, in each case from and after the date of such acquisition (except that any representations or warranties of any Obligor shall apply to any such Obligor Intellectual Property only from and after the date, if any, subsequent to such acquisition that such representations and warranties are brought down or made anew as provided herein).

8.15 Post-Closing Items.

(a) Borrower shall use (i) commercially reasonable efforts to cause the Borrower Landlord to execute and deliver to Lenders the Landlord Consent in substantially the form attached hereto as Exhibit G, with such changes as may be reasonably agreed to by Borrower and Majority Lenders, and (ii) subject to receipt of the consent in subsection 8.15(a)(i) above, execute, acknowledge and deliver to Lenders a Collateral Access Agreement with such changes as may be reasonably agreed to by Borrower and Majority Lenders.

(b) On or prior to the date that is 30 days after the Closing Date, Borrower shall execute and deliver to the Lenders duly executed control agreements in favor of the Lenders for all Deposit Accounts, Securities Accounts and Commodity Accounts owned by the Obligors in the United States as of the date hereof.

(c) Borrower shall use commercially reasonable efforts to execute and deliver to the Lenders such duly executed Intellectual Property security agreements, as the Lenders may require with respect to foreign Intellectual Property, and take such other action as the Lenders may reasonably deem necessary or appropriate to duly record or otherwise perfect the security interest created thereunder in that portion of the Collateral consisting of Intellectual Property located outside the United States in the jurisdictions listed on Schedule 8.15(c).

SECTION 9

NEGATIVE COVENANTS

Borrower covenants and agrees with the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than the Warrant Obligations) have been paid in full indefeasibly in cash:

9.01 Indebtedness. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether directly or indirectly, except:

(a) the Obligations;

(b) Indebtedness existing on the date hereof and set forth on Schedule 7.13(b)-1 and Permitted Refinancings thereof; provided that, in each case, such Indebtedness is subordinated to the Obligations on terms satisfactory to the Majority Lenders;

(c) Permitted Priority Debt;

(d) solely until and including the Closing Date, the SVB Debt;

(e) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of Borrower’s or its Subsidiary’s business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

(f) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by Borrower or any Subsidiary Guarantor in the ordinary course of business;

(g) Indebtedness (i) of Borrower to any Subsidiary Guarantor and (ii) of any Subsidiary Guarantor to Borrower or any other Subsidiary Guarantor;

(h) Guarantees by Borrower of Indebtedness of any Subsidiary Guarantor and by any Subsidiary Guarantor of Indebtedness of Borrower or any other Subsidiary Guarantor; provided that the aggregate outstanding principal amount of such Indebtedness, when added to the aggregate principal amount of the outstanding Indebtedness permitted in reliance on Section 9.01(i), does not exceed $250,000 (or the Equivalent Amount in other currencies) at any time;

(i) normal course of business equipment financing; provided that (i) if secured, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto, and (ii) the aggregate outstanding principal amount of such Indebtedness, when added to the aggregate principal amount of the outstanding Indebtedness permitted in reliance on Section 9.01(h), does not exceed $250,000 (or the Equivalent Amount in other currencies) at any time;

(j) Permitted Subordinated Debt;

(k) Indebtedness incurred in a transaction specifically permitted under Section 9.10(d); and

(l) Indebtedness approved in advance in writing by the Majority Lenders.

9.02 Liens. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (collectively, “Permitted Liens”):

(a) Liens securing the Obligations;

(b) any Lien on any property or asset of Borrower or any of its Subsidiaries existing on the date hereof and set forth in Schedule 7.13(b)-2; provided that (i) no such Lien shall extend to any other property or asset of Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) Liens described in the definition of “Permitted Priority Debt”;

(d) Liens securing Indebtedness permitted under Section 9.01(i); provided that such Liens are restricted solely to the collateral described in Section 9.01(i);

(e) Liens imposed by law which were incurred in the ordinary course of business, including (but not limited to) carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business and which (x) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operations of the business of such Person or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such liens and for which adequate reserves have been made if required in accordance with GAAP;

(f) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation;

(g) Liens securing taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;

(h) servitudes, easements, rights of way, restrictions and other similar encumbrances on real Property imposed by applicable Laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors;

(i) with respect to any real Property, (A) such defects or encroachments as might be revealed by an up-to-date survey of such real Property; (B) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real Property pursuant to applicable Laws; and (C) rights of expropriation, access or user or any similar right conferred or reserved by or in applicable Laws, which, in the aggregate for (A), (B) and (C), are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors; and

(j) Bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;

provided that no Lien otherwise permitted under any of the foregoing Sections 9.02(b), (c), (d), (e), (f), (h) and (i) shall apply to any Material Intellectual Property.

9.03 Fundamental Changes and Acquisitions. Borrower will not, and will not permit any of its Subsidiaries to, (i) enter into any transaction of merger, amalgamation or consolidation (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) (iii) make any Acquisition or otherwise acquire any business or substantially all the property from, or capital stock of, or be a party to any acquisition of, any Person. Notwithstanding the foregoing provisions of this Section 9.03:

(a) Borrower and its Subsidiaries may make Investments permitted under Section 9.05;

(b) any Subsidiary Guarantor may be merged, amalgamated or consolidated with or into Borrower or any other Subsidiary Guarantor;

(c) any Subsidiary Guarantor may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to Borrower or another Subsidiary Guarantor; and

(d) the capital stock of any Subsidiary Guarantor may be sold, transferred or otherwise disposed of to Borrower or another Subsidiary Guarantor; and

(e) Borrower and its Subsidiaries may make Permitted Acquisitions, not to exceed $5,000,000 in the aggregate.

9.04 Lines of Business. Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than the business engaged in on the date hereof by Borrower or any Subsidiary or a business reasonably related thereto.

9.05 Investments. Borrower will not, and will not permit any of its Subsidiaries to, make, directly or indirectly, or permit to remain outstanding any Investments except:

(a) Investments outstanding on the date hereof and identified in Schedule 9.05;

(b) operating deposit accounts with banks;

(c) extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business;

(d) Permitted Cash Equivalent Investments;

(e) Investments by Borrower and the Subsidiary Guarantors in Borrower’s wholly-owned Subsidiary Guarantors (for greater certainty, Borrower shall not be permitted to have any direct or indirect Subsidiaries that are not wholly-owned Subsidiaries);

(f) Hedging Agreements entered into in the ordinary course of Borrower’s financial planning solely to hedge currency risks (and not for speculative purposes) and in an aggregate notional amount for all such Hedging Agreements not in excess of $500,000 (or the Equivalent Amount in other currencies);

(g) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

(h) Investments consisting of employee loans, travel advances and guarantees in accordance with Borrower’s usual and customary practices with respect thereto (if permitted by applicable law) which in the aggregate shall not exceed $500,000 outstanding at any time (or the Equivalent Amount in other currencies);

(i) Investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;

(j) Investments permitted pursuant to Section 9.03; and

(k) Indebtedness permitted by Section 9.01.

9.06 Restricted Payments. Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock;

(b) Borrower may purchase, redeem, retire, or otherwise acquire shares of its capital stock or other equity interests with the proceeds received from a substantially concurrent issue of new shares of its capital stock or other equity interests;

(c) for the payment of dividends by any Subsidiary Guarantor to Borrower or to any other Subsidiary Guarantor; and

(d) Borrower may make the following Restricted Payments, not to exceed $300,000 in the aggregate in any fiscal year:

(i) Borrower may purchase, redeem, retire, or otherwise acquire shares of its capital stock or other equity interests from former employees or consultants pursuant to stock repurchase agreements or agreements that have a similar purpose or function so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase;

(ii) Borrower may purchase shares of capital stock in connection with the exercise of stock options by way of cashless exercise or in connection with the satisfaction of withholding obligations; and

(iii) Borrower may purchase fractional shares of capital stock arising out of stock dividends, forward or reverse stock splits, combinations or business combinations.

9.07 Payments of Indebtedness. Borrower will not, and will not permit any of its Subsidiaries to, make any payments in respect of any Indebtedness other than (i) the Obligations and (ii) subject to any applicable terms of subordination, other Permitted Indebtedness.

9.08 Change in Fiscal Year. The Borrower will not, and will not permit any of its Subsidiaries to, change the last day of its fiscal year from that in effect on the date hereof, except to change the fiscal year of a Subsidiary acquired in connection with an Acquisition to conform its fiscal year to the Borrower’s.

9.09 Sales of Assets, Etc. Unless the Borrower simultaneously makes the prepayment required under Section 3.03(b)(i), the Borrower will not, and will not permit any of its Subsidiaries to, sell, lease, exclusively license (in terms of geography or field of use), transfer, or otherwise dispose of any of its Property (including accounts receivable and capital stock of Subsidiaries) to any Person in one transaction or series of transactions (any thereof, an “Asset Sale”), except for any of the following:

(a) transfers of cash in the ordinary course of its business for equivalent value;

(b) sales of inventory in the ordinary course of its business on ordinary business terms including to distributors;

(c) development and other collaborative arrangements where such arrangements provide for the licenses or disclosure of Patents, Trademarks, Copyrights or other Intellectual Property rights in the ordinary course of business and consistent with general market practices where such license requires periodic payments based on per unit sales of a product over a period of time and provided that such licenses must be true licenses as opposed to licenses that are sales transactions in substance;

(d) transfers of Property by any Obligor to any other Obligor;

(e) dispositions of any Property that is obsolete or worn out or no longer used or useful in the Business; and

(f) those transactions permitted by Sections 9.03 or 9.04.

Lenders acknowledge and agree that clause (e) above includes the right for Borrower to make decisions in the ordinary course of business regarding the registration of any of its Intellectual Property, including without limitation, any decisions regarding application, prosecution, abandonment, or cancellation of any such Intellectual Property, without the consent of any Lender.

9.10 Transactions with Affiliates. Borrower will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except for any of the following:

(a) transactions between or among Obligors;

(b) any Indebtedness permitted by Section 9.01;

(c) any Investment permitted by Section 9.05;

(d) any Restricted Payment permitted by Section 9.06;

(e) any Asset Sale permitted by Section 9.09;

(f) customary compensation and indemnification of, and other employment arrangements with, directors, officers and employees of Borrower or any Subsidiary in the ordinary course of business,

(g) Borrower may issue debt or Equity Interests to Affiliates in exchange for cash, provided that the terms thereof are no less favorable (including the amount of cash received by Borrower) to Borrower than those that would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower; and

(h) the transactions set forth on Schedule 9.10.

9.11 Restrictive Agreements. Except for Permitted Restrictive Agreements, Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to Borrower or any other Subsidiary or to Guarantee Indebtedness of Borrower or any other Subsidiary; provided that:

(i) the foregoing shall not apply to (x) restrictions and conditions imposed by law or by this Agreement and (y) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder; and

(ii) the foregoing clause (a) shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Permitted Indebtedness if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (y) customary provisions in leases, in-bound licenses of Intellectual Property and other contracts restricting the assignment thereof;

(iii) the foregoing shall not apply to any stockholder agreement, charter, by laws or other organizational documents of Borrower or any Subsidiary as in effect on the date hereof and as amended as permitted hereunder; and

(iv) the foregoing shall not apply to Permitted Liens.

9.12 Amendments to Material Agreements. Borrower will not, and will not permit any of its Subsidiaries to, enter into any amendment to or modification of any Material Agreement or terminate any Material Agreement (unless replaced with another agreement that, viewed as a whole, is on better terms for Borrower or such Subsidiary) without in each case the prior written consent of the Lender (which consent shall not be unreasonably withheld or delayed).

9.13 Preservation of Borrower Lease; Operating Leases.

(a) Notwithstanding any provision of this Agreement to the contrary, Borrower shall not:

(i) Surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or agree to a material change, modification, or amendment to, the Borrower Lease, nor transfer, sell, assign, convey, dispose of, mortgage, pledge, hypothecate, assign or encumber any of its interest in, the Borrower Lease;

(ii) Consent to, cause, agree to, or permit to occur any subordination, or consent to the subordination of, the Borrower Lease to any mortgage, deed of trust or other lien encumbering (or that may in the future encumber) the interest of Borrower Landlord in the Borrower Facility;

(iii) Waive, excuse, condone or in any way release or discharge Borrower Landlord of or from its material obligations, covenants and/or conditions under the Borrower Lease; or

(iv) Elect to treat the Borrower Lease as terminated or rejected under subsection 365 of the Bankruptcy Code or other applicable Law. Any such election made without Majority Lenders’ prior written consent shall be void. If, pursuant to subsection 365 of the Bankruptcy Code or other applicable law, Borrower seeks to offset, against the rent reserved in the Borrower Lease, the amount of any damages caused by the nonperformance by Borrower Landlord of any of its obligations thereunder after the rejection by Borrower Landlord of the Borrower Lease under the Bankruptcy Code or other applicable Law, then Borrower shall not effect any offset of any amounts objected to by Lenders.

(b) Borrower will not, and will not permit any of its Subsidiaries to, make any expenditures in respect of operating leases, except for:

(i) real estate operating leases;

(ii) operating leases between Borrower and any of its wholly-owned Subsidiaries or between any of Borrower’s wholly-owned Subsidiaries; and

(c) operating leases that would not cause Borrower and its Subsidiaries, on a consolidated basis, to make payments exceeding $1,000,000 (or the Equivalent Amount in other currencies) in any fiscal year.

9.14 Sales and Leasebacks. Except as disclosed on Schedule 9.14, Borrower will not, and will not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease Obligation, of any property (whether real, personal, or mixed), whether now owned or hereafter acquired, (i) which Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person and (ii) which Borrower or such Subsidiary intends to use for substantially the same purposes as property which has been or is to be sold or transferred.

9.15 Hazardous Material. Borrower will not, and will not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply could not reasonably be expected to result in a Material Adverse Change.

9.16 Accounting Changes. Borrower will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP.

9.17 Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event that would, in the aggregate, have a Material Adverse Effect. No Obligor or Subsidiary thereof shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

SECTION 10

FINANCIAL COVENANTS

10.01 Minimum Revenue.

(a) Borrower and its Subsidiaries shall have Revenue:

(i) during the twelve month period beginning on January 1, 2013, of at least $25,000,000;

(ii) during the twelve month period beginning on January 1, 2014, of at least $50,000,000;

(iii) during the twelve month period beginning on January 1, 2015, of at least $75,000,000;

(iv) during the twelve month period beginning on January 1, 2016, and each twelve month period following thereafter, of at least $100,000,000;

10.02 Cure Right.

(a) Notwithstanding anything to the contrary contained in Section 11, in the event that the Borrower fails to comply with the covenants contained in Section 10.01(a)(i), a(ii), (a)(iii) or Section 10.03 (such covenants for such applicable periods being the “Specified Financial Covenants”), Borrower shall have the right:

(i) to issue additional shares of Equity Interests in exchange for cash (the “Equity Cure Right”), or

(ii) to borrow Permitted Subordinated Debt (the “Subordinated Debt Cure Right” and, collectively with the Equity Cure Right, the “Cure Right”),

and such cash immediately shall be contributed as equity to Borrower, and upon the receipt by Borrower of the Cure Amount pursuant to the exercise of such Cure Right, such Cure Amount shall be deemed to constitute Revenue or cash, as applicable, of Borrower for purposes of the Specified Financial Covenants and the Specified Financial Covenants shall be recalculated. If, after giving effect to the foregoing recalculation, Borrower shall then be in compliance with the requirements of the Specified Financial Covenants, Borrower shall be deemed to have satisfied the requirements of the Specified Financial Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of the Specified Financial Covenants that had occurred shall be deemed cured for this purposes of this Agreement.

(b) Notwithstanding anything herein to the contrary, (i) the Cure Right may be exercised no more than twice, (ii) the amount of the payment received by Borrower from investors investing in Borrower pursuant to Section 10.02(a) (the “Cure Amount”) shall be equal to twice the shortfall amount required to cause the Borrower to be in compliance with the Specified Financial Covenants, (iii) Borrower shall deliver a compliance certificate, evidencing compliance with the Specified Financial Covenants after giving effect to receipt of the Cure Amount, and (iv) upon receipt by Borrower of the Cure Amount, Borrower shall immediately prepay the Loans, without any Prepayment Premium, in an amount equal to 50% of the Cure Amount, credited in the order set forth on Section 3.03(b)(i)(A)-(E).

10.03 Minimum Cash

Borrower and Subsidiaries shall (i) maintain, at any time, a minimum daily balance of cash and Permitted Cash Equivalent Investments of at least $2,000,000 (Two Million Dollars), and (ii) provide the Lenders once a quarter a compliance certificate relating to the foregoing in such form satisfactory to the Majority Lenders.

SECTION 11

EVENTS OF DEFAULT

11.01 Events of Default. Each of the following events shall constitute an “Event of Default”:

(a) Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Obligor shall fail to pay any Obligation (other than an amount referred to in Section 11.01(a)) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall: (i) prove to have been incorrect when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Effect qualifier; or (ii) prove to have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Effect qualifier;

(d) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02, 8.03 (with respect to the Borrower’s existence), 8.11, 8.12, 8.14, 9 or 10;

(e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 11.01(a), (b) or (d)) or any other Loan Document and such failure shall continue unremedied for a period of 20 or more days after written notice thereof from the Lenders is received by a Responsible Officer of Borrower;

(f) Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace or cure period as originally provided by the terms of such Indebtedness;

(g) (i) any material breach of, or “event of default” or similar event by any Obligor under, any Material Agreement, (ii) any material breach of, or “event of default” or similar event under, the documentation governing any Material Indebtedness shall occur, or (iii) any event or condition occurs (A) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 11.01(g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness.

(h) any Obligor:

(i) becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement or deed of company arrangement between it and any class of its creditors;

(ii) commits an act of bankruptcy or makes an assignment of its property for the general benefit of its creditors or makes a proposal (or files a notice of its intention to do so);

(iii) institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any federal, provincial or foreign Law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding;

(iv) applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property; or

(v) takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this Section 11.01(h) or in Section 11.01(i), or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof;

(i) any petition is filed, application made or other proceeding instituted against or in respect of Borrower or any Subsidiary:

(i) seeking to adjudicate it an insolvent;

(ii) seeking a receiving order against it;

(iii) seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), deed of company arrangement or composition of it or its debts or any other relief under any federal, provincial or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity; or

(iv) seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property, and such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of thirty (30) days after the institution thereof; provided that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against Borrower or such Subsidiary thereunder in the interim, such grace period will cease to apply; provided further that if Borrower or such Subsidiary files an answer admitting the material allegations of a petition filed against it in any such proceeding, such grace period will cease to apply;

(j) any other event occurs which, under the laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in either of Section 11.01(h) or (i);

(k) one or more judgments for the payment of money shall be rendered against any Obligor or any combination thereof in an aggregate amount in excess of (i) $500,000 (or the Equivalent Amount in other currencies) and the same shall remain undischarged for a period of 45 consecutive days, or (ii) $5,000,000 (or the Equivalent Amount in other currencies) and the same shall remain undischarged for a period of 60 consecutive days, in either case, during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor to enforce any such judgment;

(l) a Material Adverse Change shall have occurred;

(m) (i) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Lenders, free and clear of all other Liens (other than Permitted Liens), (ii) except for expiration in accordance with its terms, any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 13) shall for whatever reason be terminated or cease to be in full force and effect, (ii) the enforceability of any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 13) shall be contested by any Obligor;

(n) any injunction, whether temporary or permanent, shall be rendered against any Obligor that prevents the Obligors from selling or manufacturing the Product or its commercially available successors, or any of their other material and commercially available products in the United States or Europe for more than 45 consecutive calendar days.

11.02 Remedies. Upon the occurrence of any Event of Default, then, and in every such event (other than an Event of Default described in Section 11.01(h), (i) or (j)), and at any time thereafter during the continuance of such event, Majority Lenders may, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, shall become due and payable immediately (in the case of the Loans, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any an Event of Default described in Section 11.01(h), (i) or (j), the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable immediately (in the case of the Loans, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

SECTION 12

MISCELLANEOUS

12.01 No Waiver. No failure on the part of the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

12.02 Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy) delivered, if to Borrower, another Obligor or the Lenders, to its address specified on the signature pages hereto or its Guarantee Assumption Agreement, as the case may be, or at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication). Notices, documents, certificates and other deliverables to the Lenders by any Obligor may be made solely to the Control Agent and the Control Agent shall promptly deliver such notices, documents, certificates and other deliverables to the other Lenders hereunder.

12.03 Expenses, Indemnification, Etc.

(a) Expenses. Borrower agrees to pay or reimburse (i) the Lenders for all of their reasonable out of pocket costs and expenses (including the reasonable out-of-pocket fees and expenses of Morrison & Foerster LLP, special counsel to the Lenders, and any sales, goods and services or other similar taxes applicable thereto, and printing, reproduction, document delivery, communication and travel costs) in connection with (x) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans (exclusive of post-closing costs), (y) post-closing costs and (z) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated) and (ii) the Lenders for all of their out of pocket costs and expenses (including the fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default; provided, however, that the Borrower shall not be required to pay or reimburse any amounts pursuant to Section 12.03(a)(i)(x) in excess of $300,000; provided further that, so long as the Loans are consummated and all Commitments fully drawn prior to the expiry of the Commitment Period, then such fees shall be credited from the fees paid by the Borrower pursuant to Section 2.03.

(b) Indemnification. Borrower hereby indemnifies the Lenders, their Affiliates, and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties (each, an “Indemnified Party”) from and against, and agrees to hold them harmless against, any and all Claims or Losses of any kind (including reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Loans, whether or not such investigation, litigation or proceeding is brought by Borrower, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Section 6 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such Claim or Loss is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. No Obligor shall assert any claim against any Indemnified Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans. Borrower, its Subsidiaries and Affiliates and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties are each sometimes referred to in this Agreement as a “Borrower Party.” No Lender shall assert any claim against any Borrower Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans.

12.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Lenders. Any consent, approval, (including without limitation any approval of or authorization for any amendment to any of the Loan Documents), instruction or other expression of the Lenders under any of the Loan Documents may be obtained by an instrument in writing signed in one or more counterparts by Majority Lenders; provided however, that the consent of all of the Lenders shall be required to:

(i) amend, modify, discharge, terminate or waive any of the terms of this Agreement if such amendment, modification, discharge, termination or waiver would increase the amount of the Loans, reduce the fees payable hereunder, reduce interest rates or other amounts payable with respect to the Loans, extend any date fixed for payment of principal, interest or other amounts payable relating to the Loans or extend the repayment dates of the Loans;

(ii) amend the provisions of Section 6;

(iii) amend, modify, discharge, terminate or waive any Security Document if the effect is to release a material part of the Collateral subject thereto otherwise than pursuant to the terms hereof or thereof; or

(iv) amend this Section 12.04.

Notwithstanding anything to the contrary herein, a Defaulting Lender shall not have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

12.05 Successors and Assigns.

(a) General. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Any of the Lenders may assign or otherwise transfer any of their rights or obligations hereunder to an assignee in accordance with the provisions of Section 12.05(b), (ii) by way of participation in accordance with the provisions of Section 12.05(e) subject to the limitations of Section 12.05(f) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.05(g). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.05(e) and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any of the Lenders may at any time assign to one or more Eligible Transferees all or a portion of their rights and obligations under this Agreement (including all or a portion of the Commitment and the Loans at the time owing to it); provided, however, that no such assignment shall be made to Borrower, an Affiliate of Borrower, or any employees or directors of Borrower at any time. Subject to the recording thereof by the Lenders pursuant to Sections 12.05(c) and 12.05(d), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of the Lenders under this Agreement, and correspondingly the assigning Lender shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of a Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 5 and Section 12.03. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.05(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.05(e).

(c) Amendments to Loan Documents. Each of the Lenders and the Obligors agrees to enter into such amendments to the Loan Documents, and such additional Security Documents and other instruments and agreements, in each case in form and substance reasonably acceptable to the Lenders and the Obligors, as shall reasonably be necessary to implement and give effect to any assignment made under this Section 12.05.

(d) Register. The Lenders, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices, which shall be the office of the Control Agent, a register for the recordation of the name and address of any assignee of the Lenders and the Commitment and outstanding principal amount of the Loans owing thereto (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and Borrower may treat each Person whose name is recorded in the Register pursuant to the terms hereof as the “Lender” hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, at any reasonable time and from time to time upon reasonable prior notice.

(e) Participations. Any of the Lenders may at any time, without the consent of, or notice to, Borrower, sell participations to any Person (other than a natural person or Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lenders in connection therewith.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest. Subject to Section 12.05(f), Borrower agrees that each Participant shall be entitled to the benefits of Section 5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.05(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.04(a) as though it were the Lender.

(f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.05 than a Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(g) Certain Pledges. The Lenders may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and any other Loan Document to secure obligations of the Lenders, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lenders from any of their obligations hereunder or substitute any such pledgee or assignee for the Lenders as a party hereto.

12.06 Survival. The obligations of Borrower under Sections 5.01, 5.03, 5.05, 12.03, 12.05, 12.09, 12.10, 12.11, 12.12, 12.13, 12.14 and Section 13 (solely to the extent guaranteeing any of the obligations under the foregoing Sections) shall survive the repayment of the Loans and the termination of the Commitment and, in the case of the Lenders’ assignment of any interest in the Commitment or the Loans hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that the Lenders may cease to be “Lenders” hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of the Loans, herein or pursuant hereto shall survive the making of such representation and warranty.

12.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

12.09 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

12.10 Jurisdiction, Service of Process and Venue.

(a) Submission to Jurisdiction. Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 12.10(a) is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

(b) Alternative Process. Nothing herein shall in any way be deemed to limit the ability of the Lenders to serve any such process or summonses in any other manner permitted by applicable law.

(c) Waiver of Venue, Etc. Each Obligor irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Obligor is or may be subject, by suit upon judgment.

12.11 Waiver of Jury Trial. EACH OBLIGOR AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

12.12 Waiver of Immunity. To the extent that any Obligor may be or become entitled to claim for itself or its Property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.

12.13 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. EACH OBLIGOR ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IN DECIDING TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR IN TAKING OR NOT TAKING ANY ACTION HEREUNDER OR THEREUNDER, IT HAS NOT RELIED, AND WILL NOT RELY, ON ANY STATEMENT, REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR UNDERSTANDING, WHETHER WRITTEN OR ORAL, OF OR WITH THE LENDERS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

12.14 Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

12.15 No Fiduciary Relationship. Borrower acknowledges that the Lenders have no fiduciary relationship with, or fiduciary duty to, Borrower arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between the Lenders and the Borrower are solely that of creditor and debtor. This Agreement and the other Loan Documents do not create a joint venture among the parties.

12.16 Confidentiality. The Lenders agree to maintain the confidentiality of the Confidential Information (as defined in the Non-Disclosure Agreement (defined below)) in accordance with the terms of that certain non-disclosure agreement dated October 31, 2012 among Borrower and Capital Royalty, L.P (the “Non-Disclosure Agreement”).

Any new Lender that becomes party to this Agreement hereby agrees to be bound by the terms of the Non-Disclosure Agreement. The parties to this Agreement shall prepare a mutually agreeable press release announcing the completion of this transaction on the Closing Date.

12.17 USA PATRIOT Act. The Lenders hereby notify the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), they are required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Act.

12.18 Maximum Rate of Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (in each case, the “Maximum Rate”). If the Lenders shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans, and not to the payment of interest, or, if the excessive interest exceeds such unpaid principal, the amount exceeding the unpaid balance shall be refunded to the applicable Obligor. In determining whether the interest contracted for, charged, or received by the Lenders exceeds the Maximum Rate, the Lenders may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Indebtedness and other obligations of any Obligor hereunder, or (d) allocate interest between portions of such Indebtedness and other obligations under the Loan Documents to the end that no such portion shall bear interest at a rate greater than that permitted by applicable Law.

12.19 Real Property Security Waivers.

(A) Borrower acknowledges that all or any portion of the Obligations may now or hereafter be secured by a Lien or Liens upon real property evidenced by certain documents including, without limitation, deeds of trust and assignments of rents. Lenders may, pursuant to the terms of said real property security documents and applicable law, foreclose under all or any portion of one or more of said Liens by means of judicial or nonjudicial sale or sales. Borrower agrees that Lenders may exercise whatever rights and remedies they may have with respect to said real property security, all without affecting the liability of Borrower hereunder, except to the extent Lenders realize payment by such action or proceeding. Except as provided under applicable law, no election to proceed in one form of action or against any party, or on any obligation shall constitute a waiver of Lenders’ rights to proceed in any other form of action or against Borrower or any other Person, or diminish the liability of Borrower, or affect the right of Lenders to proceed against Borrower for any deficiency, except to the extent Lenders realize payment by such action, notwithstanding the effect of such action upon Borrower’s rights of subrogation, reimbursement or indemnity, if any, against Borrower or any other Person.

(B) To the extent permitted under applicable law, Borrower hereby waives any rights and defenses that are or may become available to Borrower by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

(C) To the extent permitted under applicable law, Borrower hereby waives all rights and defenses that Borrower may have because the Obligations are or may be secured by real property. This means, among other things:

(1) Lenders may collect from Borrower without first foreclosing on any real or personal property collateral pledged by any other Obligor;

(2) If Lenders foreclose on any real property collateral pledged by Borrower:

i. The amount of the Loan may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

ii. Lenders may collect from Borrower even if Lender, by foreclosing on the real property collateral, has destroyed any right Borrower may have to collect from any other Obligor.

To the extent permitted under applicable law, this is an unconditional and irrevocable waiver of any rights and defenses Borrower may have because the Obligations hereunder are or may be secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

(D) To the extent permitted under applicable law, Borrower waives all rights and defenses arising out of an election of remedies by Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Borrower’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

SECTION 13

GUARANTEE

13.01 The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to the Lenders and their successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and all fees and other amounts from time to time owing to the Lenders by Borrower under this Agreement or under any other Loan Document and by any other Obligor under any of the Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Subsidiary Guarantors hereby further jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

13.02 Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 13.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 13.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d) any lien or security interest granted to, or in favor of, the Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lenders exhaust any right, power or remedy or proceed against Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

13.03 Reinstatement. The obligations of the Subsidiary Guarantors under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Lenders on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Lenders in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

13.04 Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations (other than the Warrant Obligations) and the expiration and termination of the Commitment of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 13.01, whether by subrogation or otherwise, against Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

13.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 13.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 13.01.

13.06 Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 13 constitutes an instrument for the payment of money, and consents and agrees that the Lender, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

13.07 Continuing Guarantee. The guarantee in this Section 13 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

13.08 Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 13.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 13 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 13.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Closing Date, as of the Closing Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

13.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 13.01 would otherwise, taking into account the provisions of Section 13.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

13.10 Additional Waivers.

(a) To the extent permitted under applicable law, each Subsidiary Guarantor hereby waives any rights and defenses that are or may become available to Subsidiary Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

(b) To the extent permitted under applicable law, each Subsidiary Guarantor hereby waives all rights and defenses that Subsidiary Guarantor may have because the Obligations are or may be secured by real property. This means, among other things:

(i) Lenders may collect from any Subsidiary Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower;

(ii) If Lenders foreclose on any real property collateral pledged by Borrower:

(A) The amount of the Loan may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

(B) Lenders may collect from each Subsidiary Guarantor even if Lenders, by foreclosing on the real property collateral, has destroyed any right such Subsidiary Guarantor may have to collect from Borrower.

To the extent permitted under applicable law, this is an unconditional and irrevocable waiver of any rights and defenses each Subsidiary Guarantor may have because the Obligations are or may be secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

(c) To the extent permitted under applicable law, each Subsidiary Guarantor waives all rights and defenses arising out of an election of remedies by Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Subsidiary Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(d) To the extent permitted under applicable law, each Subsidiary Guarantor hereby waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

13.11 Timing of Closing Date. The parties hereto agree that if the Closing Date does not occur on or before January 31, 2013 (or such later date as mutually agreed between the parties hereto), this Agreement and the other Loan Documents shall terminate without any further action by any Person as of such date, and as of such date, (i) all Indebtedness and Obligations of the Obligors under this Agreement and the other Loan Documents shall terminate without any further action by any Person, other than those Obligations that are expressly specified in any Loan Document as surviving that respective agreement’s termination, including those referred to in Section 12.06 hereto; (ii) Borrower shall pay or reimburse to the Lenders in immediate funds such costs and expenses owed by the Borrower to the Lenders in accordance with Section 12.03(a); and (iii) all security interests and other Liens of every type at any time granted to or held by Lenders as security for the Indebtedness and Obligations of the Obligors under this Agreement and the other Loan Documents shall terminate without any further action by any Person. The parties agree to take such necessary action promptly to effect the foregoing, including filing within 2 Business Days any termination statements of Uniform Commercial Code financing statements and intellectual property security agreement releases with the United States Patent and Trademark Office and the United States Copyright Office, and promptly to take any other action necessary to cure any default or event of default that has arisen under any documentation relating to the SVB Debt in connection with the Transactions.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

TANDEM DIABETES CARE, INC.

By	/s/ Kim Blickenstaff
Name: Kim Blickenstaff
Title: President and Chief Executive Officer

Address for Notices:

11045 Roselle Street
San Diego, CA 92121

Attn: Chief Executive Officer
Tel.: 858-366-6876
Fax: 858-202-6707
Email: kblickenstaff@tandemdiabetes.com

[Signature Page to Term Loan Agreement]

LENDERS:

CAPITAL ROYALTY PARTNERS II L.P.
	By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner
		By CAPITAL ROYALTY PARTNERS II
		GP LLC, its General Partner

	By	/s/ Charles Tate
		Name: Charles Tate
		Title: Sole Member

Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:		General Counsel
Tel.:		713.209.7350
Fax:		713.209.7351
Email:		adorenbaum@capitalroyalty.com

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P.
	By CAPITAL ROYALTY PARTNERS II –
	PARALLEL FUND “A” GP L.P., its General Partner
		By CAPITAL ROYALTY PARTNERS II –
		PARALLEL FUND “A” GP LLC, its General Partner

	By	/s/ Charles Tate
		Name: Charles Tate
		Title: Sole Member

Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:		General Counsel
Tel.:		713.209.7350
Fax:		713.209.7351
Email:		adorenbaum@capitalroyalty.com

[Signature Page to Term Loan Agreement]

Schedule 1

to Term Loan Agreement

COMMITMENTS AND WARRANTS

Lender	Commitment	Proportionate Share	Common Stock of Borrower Entitled under Warrant[1]
Capital Royalty Partners II – Parallel Fund “A” L.P.	20,936,987.48	46.52664%	211,923
Capital Royalty Partners II L.P.	24,063,012.52	53.47336%	243,564
TOTAL	$45,000,000	100%	455,487

[1]	2% of common stock of Borrower as of the Closing Date on a fully diluted basis.

Schedule 7.03

to Term Loan Agreement

GOVERNMENTAL AND OTHER APPROVALS; NO CONFLICTS

1.	Loan and Security Agreement, dated March 13, 2012, by and between the Borrower and Silicon Valley Bank, as amended by the Forbearance and First Amendment to Loan and Security Agreement, dated June 4, 2012 by and between the Borrower and Silicon Valley Bank and the Forbearance and Second Amendment to Loan and Security Agreement, dated July 20, 2012 by and between the Borrower and Silicon Valley Bank.

2.	Post-closing filings as may be required under applicable state securities laws with respect to the issuance of the Warrants, which such filings shall be timely made within the applicable periods therefor.

Schedule 7.05(b)

to Term Loan Agreement

INTELLECTUAL PROPERTY

Schedule 7.05(b)(i)(A)

See attached docket reports.

Schedule 7.05(b)(i)(B)

See attached docket reports.

Schedule 7.05(b)(i)(C)

No applied for or registered Copyrights.

Schedule 7.05(b)(ii)(D)

1.	An opposition was filed on December 12, 2012 by Masimo Corporation (“Masimo”) against Borrower’s U.S. Trademark Application No. 85/580,018 for the mark T:SET based upon Masimo’s U.S. Registration No. 1,941,315 for the mark SET. Prior to filing this opposition, Borrower received a letter dated October 3, 2012 from counsel for Masimo regarding this matter. Counsel for Borrower and Masimo thereafter exchanged written communications.

Schedule 7.05(b)(ii)(E)

1.	Borrower believes that certain of the Obligor Intellectual Property to which Borrower obtained title pursuant to the “Confidential Intellectual Property Agreement” by and between Borrower and Smiths Medical ASD, Inc. dated July 10, 2012 may be infringed, violated, misappropriated or otherwise used by one or more Persons that compete with Borrower. Borrower is analyzing such Obligor Intellectual Property.

Schedule 7.05(b)(iii)(A)

1.	Borrower believes that all or most of the Patents to which Borrower obtained title pursuant to the “Confidential Intellectual Property Agreement” by and between Borrower and Smiths Medical ASD, Inc. dated July 10, 2012 are valid and enforceable; however, Borrower is analyzing certain of these Patents.

Schedule 7.05(c)

to Term Loan Agreement

INTELLECTUAL PROPERTY

PATENTS AND PATENT APPLICATIONS

Docket Number	Title	Series No / Filing Date
92860-843117	Therapy Management System	61/656,731 6/7/2012

92860-847765	Therapy Management System	PCT/US2012/049 145 8/1/2012

92860-847596	Therapy Management System	13/564,188 8/1/2012

92860-829948	Device and Method for Training Users of Ambulatory Medical Devices (Kruse et al.)	61/656,984 6/7/2012

92860-826228	System and Method for Reduction of Inadvertent Activation of Medical Device During Manipulation (Farnan et al.)	61/637,210 4/23/2012

92860-821927	Sealed Infusion Device with Electrical Connector Port (Brown et al.)	61/656,967 6/7/2012

92860-842421	Preventing Inadvertent Changes in Ambulatory Medical Devices (Rosinko et al.)	61/656,997 6/7/2012

4574.01US01	Method and Insulin Pump For Providing a Forgotten Bolus Warning	09/596,648 6,650,951 6/19/2000 11/18/2003

4574.03US01	Programmable Insulin Pump	10/086,641 6,852,104 2/28/2002 2/8/2005

TDM-1500-AU Australia	Infusion Pump System With Disposable Cartridge Having Pressure Venting and Pressure Feedback	2010278894 7/29/2010

TDM-1500-CA Canada	Infusion Pump System With Disposable Cartridge Having Pressure Venting and Pressure Feedback	2,769,030 7/29/2010

TDM-1500-CT4 United States of America	Infusion Pump System With Disposable Cartridge Having Pressure Venting and Pressure Feedback	13/270,160 Patent No. 8,287,495 10/10/2011

TDM-1500-CT5 United States of America	Infusion Pump System With Disposable Cartridge Having Pressure Venting and Pressure Feedback	13/271,156 Patent No. 8,298,184 10/11/2011

TDM-1500-EP Europe	Infusion Pump System With Disposable Cartridge Having Pressure Venting and Pressure Feedback	10805076.6 7/29/2010

TDM-1500-PC World Intellectual Property Office	Infusion Pump System With Disposable Cartridge Having Pressure Venting and Pressure Feedback	PCT/US2010/043789 7/29/2010

TDM-1500-UT United States of America	Infusion Pump System With Disposable Cartridge Having Pressure Venting and Pressure Feedback	12/846,688 7/29/2010

TDM-1500-UT2 United States of America	Infusion Pump System With Disposable Cartridge Having Pressure Venting and Pressure Feedback	12/846,706 7/29/2010

TDM-1500-UT3 United States of America	Infusion Pump System With Disposable Cartridge Having Pressure Venting and Pressure Feedback	12/846,720 7/29/2010

TDM-1500-UT4 United States of America	Infusion Pump System With Disposable Cartridge Having Pressure Venting and Pressure Feedback	12/846,733 7/29/2010

TDM-1500-UT5 United States of America	Infusion Pump System With Disposable Cartridge Having Pressure Venting and Pressure Feedback	12/846,734 7/29/2010

TDM-1620-PV	Infusion Pump System With Disposable Cartridge Having Pressure Venting and Pressure Feedback	61/655,883 6/05/2012

Schedule 7.06

to Term Loan Agreement

NO ACTIONS OR PROCEEDINGS

See Schedule 7.05(b)(ii)(D)

Schedule 7.08

to Term Loan Agreement

TAXES

None

Schedule 7.12

to Term Loan Agreement

SUBSIDIARIES

None

Schedule 7.13(b)-1

to Term Loan Agreement

INDEBTEDNESS AND LIENS

1.	Agreement, dated March 10, 2005, by and among Precision Fluid Management, LLC, Concept Foundry, LLC, and the Borrower’s predecessor-in-interest, Cognitive Ventures. Insight Legal analyzed Tandem’s T:SLIM product in the context of the Covered Product and Technology in this agreement and concluded that the Borrower’s product does not read on or infringe any claim in the patent assigned by parties to such agreement and therefore no royalty payments are owed. The Covered Product and Technology in the agreement is also not currently being used in the development of Tandem’s pipeline products.

2.	Loan and Security Agreement, dated March 13, 2012, by and between the Borrower and Silicon Valley Bank, as amended by the Forbearance and First Amendment to Loan and Security Agreement, dated June 4, 2012 by and between the Borrower and Silicon Valley Bank and the Forbearance and Second Amendment to Loan and Security Agreement, dated July 20, 2012 by and between the Borrower and Silicon Valley Bank.

Schedule 7.13(b)-2

to Term Loan Agreement

INDEBTEDNESS AND LIENS

1.	Loan and Security Agreement, dated March 13, 2012, by and between the Borrower and Silicon Valley Bank, as amended by the Forbearance and First Amendment to Loan and Security Agreement, dated June 4, 2012 by and between the Borrower and Silicon Valley Bank and the Forbearance and Second Amendment to Loan and Security Agreement, dated July 20, 2012 by and between the Borrower and Silicon Valley Bank.

2.	UCC-1 Financing Statement filed by Silicon Valley Bank on March 14, 2012 in the State of Delaware.

Schedule 7.14

to Term Loan Agreement

MATERIAL AGREEMENTS

1.	Loan and Security Agreement, dated March 13, 2012, by and between the Borrower and Silicon Valley Bank, as amended by the Forbearance and First Amendment to Loan and Security Agreement, dated June 4, 2012 by and between the Borrower and Silicon Valley Bank and the Forbearance and Second Amendment to Loan and Security Agreement, dated July 20, 2012 by and between the Borrower and Silicon Valley Bank.

2.	Purchase commitments dated June 21, 2011, July 28, 2011, and July 29, 2011 by and between the Borrower and SMS Technologies

3.	Purchase commitment dated July 23, 2012 by and between the Borrower and Proch Plastics Co.

4.	Purchase commitment dated August 10, 2011 and November 28, 2012 by and between the Borrower and Portescap.

5.	Purchase Agreement, dated November 27, 2012, by and between the Borrower and DexCom, Inc.

6.	OEM Agreement, dated May 1, 2012, by and between the Borrower and Smiths Medical ASD, Inc.

7.	Distributor Agreement, dated March 9, 2012, by and between the Borrower and Unomedical

8.	Distributor Agreement, dated March 6, 2012, by and between the Borrower and Fifty 50 Medical

9.	Distribution Agreement, dated August 20, 2012, by and between the Borrower and Solara Medical Supplies

10.	Distribution Agreement, dated August 30, 2012, by and between the Borrower and Edwards Healthcare Services

11.	Distribution Agreement, dated September 5, 2012, by and between the Borrower and Byram Healthcare Centers

12.	Distribution Agreement, dated September 12, 2012, by and between the Borrower and RGH

13.	Distribution Agreement, dated September 21, 2012, by and between the Borrower and Diabetes Supply Center of the Midlands

14.	Distribution Agreement, dated September 26, 2012, by and between the Borrower and Neighborhood Diabetes

15.	Distribution Agreement, dated October 10, 2012, by and between the Borrower and Better Living Now Healthcare Centers

16.	Distribution Agreement, dated October 29, 2012, by and between the Borrower and Pinnacle Medical Solutions

17.	Distribution Agreement, dated October 31, 2012, by and between the Borrower and One Source Medical Group

18.	Ancillary Provider Agreement, dated March 1, 2012, by and between the Borrower and 4Most Holdings LLC

19.	Service Agreement, dated May 1, 2012, by and between the Borrower and Arkansas Managed Care Organization

20.	MPI Participating Ancillary Agreement, dated May 15, 2012, by and between the Borrower and MultiPlan, Inc

21.	Organizational Provider Agreement, dated July 17, 2012, by and between the Borrower and Commonwealth Health Corporation

22.	Provider Participation Agreement, dated August 15, 2012, by and between the Borrower and HealthOne Alliance

23.	National Ancillary Provider Agreement, dated August 31, 2012, by and between the Borrower and Evolutions Healthcare Systems

24.	Contracting Provider Agreement, dated September 13, 2012, by and between the Borrower and Blue Cross and Blue Shield of Kansas

25.	Provider Agreement, dated September 24, 2012, by and between the Borrower and CareCentrix, Inc – Receipt of counter signature pending

26.	Vendor Agreement, dated October 1, 2012, by and between the Borrower and HealthPartners – Receipt of counter signature pending

27.	PPO Provider Agreement, dated October 1, 2012, by and between the Borrower and Volusia Health Network

28.	Network Provider Durable Medical Equipment Contract, dated October 24, 2012, by and between the Borrower and HealthChoice Provider Network

29.	Entity Services Agreement, dated October 25, 2012, by and between the Borrower and Blue Cross Blue Shield of South Dakota Wellmark – Receipt of counter signature pending

30.	Entity Services Agreement, dated October 25, 2012, by and between the Borrower and Blue Cross Blue Shield of Iowa Wellmark – Receipt of counter signature pending

31.	Ancillary Provider Agreement, dated November 1, 2012, by and between the Borrower and Colorado Access

32.	Participating Provider Agreement, dated November 11, 2012, by and between the Borrower and National Preferred Provider Network, LLC, Plan Care America, LLC, and Ohio Preferred Provider Network, LLC

33.	Manufacturing Agreement, dated August 11, 2011, by and between the Borrower and SMS Technologies.

34.	Development and Commercialization Agreement, dated February 1, 2012, by and between the Borrower and DexCom, Inc.

35.	Promotion Agreement, dated February 28, 2012, by and between the Borrower and LifeScan, Inc.

36.	Confidential Intellectual Property Agreement, dated July 11, 2012, by and between the Borrower and Smiths Medical ASD, Inc., and U.S. Patent Assignment dated July 16, 2012.

37.	Agreement, dated October 5, 2012, by and between the Borrower and Armentum Partners

38.	Distribution Agreement, dated November 7, 2012, by and between the Borrower and JQ Medical

39.	Distribution Agreement, dated November 13, 2012, by and between the Borrower and Fifty-50 Medical

40.	Distribution Agreement, dated November 30, 2012, by and between the Borrower and Premier Kids Care

41.	Distribution Agreement, dated November 29, 2012, by and between the Borrower and Liberty Medical

42.	Distribution Agreement, dated December 6, 2012, by and between the Borrower and CCS Medical

43.	Letter of Intent, dated June 23, 2011, by and between the Borrower and the Juvenile Diabetes Research Foundation

44.	Research, Development and Commercialization Agreement, dated January 2, 2013, pending execution, by and between the Borrower and the Juvenile Diabetes Research Foundation

45.	Letter of Intent, dated April 12, 2012, by and between the Borrower and JSI Logistics, Inc.

Schedule 7.15

to Term Loan Agreement

RESTRICTIVE AGREEMENTS

1.	Loan and Security Agreement, dated March 13, 2012, by and between the Borrower and Silicon Valley Bank, as amended by the Forbearance and First Amendment to Loan and Security Agreement, dated June 4, 2012 by and between the Borrower and Silicon Valley Bank and the Forbearance and Second Amendment to Loan and Security Agreement, dated July 20, 2012 by and between the Borrower and Silicon Valley Bank.

Schedule 7.16

to Term Loan Agreement

REAL PROPERTY

1.	Lease Agreement, dated March 7, 2012, by and between the Borrower and ARE 11025/11075 Roselle Street, LLC, as amended by that First Amendment to Lease Agreement, dated April 24, 2012, by and between the Borrower and ARE 11025/11075 Roselle Street, LLC, and that Second Amendment to Lease Agreement, dated July 31, 2012, by and between the Borrower and11025/11075 Roselle Street, LLC.

Schedule 7.17

to Term Loan Agreement

PENSION MATTERS

1.	Tandem Diabetes Care, Inc. 401(k) Plan

2.	Tandem Diabetes Care Employee Handbook

3.	Tandem Diabetes Care Travel and Expense Policies

Schedule 8.15(c)

to Term Loan Agreement

[POST-CLOSING ITEMS

1.	Europe: rights in various European countries through the European Patent Organisation (for Patents) and the European Union (via the Community Trade Mark system for Trademarks).

2.	Canada

3.	China

4.	Japan

5.	Korea

6.	Australia

7.	Member states of the World Intellectual Property Organisation per international applications for Patents filed via the Patent Cooperation Treaty (PCT)]

Schedule 9.05

to Term Loan Agreement

INVESTMENTS

1.	Silicon Valley Bank Asset Management account, where current total investment as of December 17, 2012 is $32,975.27. Funds are currently invested in Permitted Cash Equivalent Investments (JP Morgan US Treasury Plus Money Market Fund with S&P rating AAAm and Moody’s rating Aaa-mf), and the investment banking relationship is governed by Borrower’s Investment Policy.

Schedule 9.10

to Term Loan Agreement

TRANSACTIONS WITH AFFILIATES

1.	Third Amended and Restated Investors’ Rights Agreement, dated August 30, 2012, by and among the Borrower and certain stockholders of Borrower named therein.

Schedule 9.14

to Term Loan Agreement

PERMITTED SALES AND LEASEBACKS

Exhibit A

to Term Loan Agreement

FORM OF GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT dated as of [DATE] by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a             [corporation][limited liability company] (the “Additional Subsidiary Guarantor”), in favor of Capital Royalty Partners II L.P. and Capital Royalty Partners II – Parallel Fund “A” L.P., as Lenders (the “Lenders”) under that certain Term Loan Agreement, dated as of December 24, 2012 (as amended, restated, supplemented or otherwise modified, renewed, refinanced or replaced, the “Loan Agreement”), among Tandem Diabetes Care, Inc., a Delaware corporation (“Borrower”), the lenders party thereto and the Subsidiary Guarantors party thereto.

Pursuant to Section 8.12(a) of the Loan Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” for all purposes of the Loan Agreement, and a “Grantor” for all purposes of the Security Agreement. Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to the Lenders and their successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 13.01 of the Loan Agreement) in the same manner and to the same extent as is provided in Section 13 of the Loan Agreement. In addition, as of the date hereof, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 7.01, 7.02, 7.03, 7.05(a), 7.06(a), 7.06(b), 7.07, 7.08 and 7.18 of the Loan Agreement, and in Section 2 of the Security Agreement, with respect to itself and its obligations under this Agreement and the other Loan Documents, as if each reference in such Sections to the Loan Documents included reference to this Agreement, such representations and warranties to be made as of the date hereof.

The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 8.12(a) of the Loan Agreement to the Lenders.

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL SUBSIDIARY GUARANTOR]

By
Name:
Title:

Exhibit A-1

Exhibit B

to Term Loan Agreement

FORM OF NOTICE OF BORROWING

Date : [                            ]

To:	Capital Royalty Partners II L.P. and the other Lenders
1000 Main Street, Suite 2500
Houston, TX 77002
Attn: General Counsel

Re: Borrowing under Term Loan Agreement

Ladies and Gentlemen:

The undersigned, Tandem Diabetes Care, Inc., a Delaware corporation (“Borrower”), refers to the Term Loan Agreement, dated as of December 24, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrower, Capital Royalty Partners II L.P. and Capital Royalty Partners II – Parallel Fund “A” L.P., and other parties from time to time party thereto as lenders (“Lenders”), and the subsidiary guarantors from time to time party thereto. The terms defined in the Loan Agreement are herein used as therein defined.

Borrower hereby gives you notice irrevocably, pursuant to Section 2.02 of the Loan Agreement, of the borrowing of the Loan specified herein:

1.	The proposed Borrowing Date is [ ].

2.	The amount of the proposed Borrowing is $[ ].

3.	The payment instructions with respect to the funds to be made available to the Borrower are as follows:

Bank name: [                    ]

Bank Address: [                    ]

Routing Number: [                    ]

Account Number: [                    ]

Swift Code: [                    ]

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing of the Loan, before and after giving effect thereto and to the application of the proceeds therefrom:

a) the representations and warranties made by the Borrower in Section 7 of the Loan Agreement shall be true on and as of the Borrowing Date and immediately after giving effect to the application of the proceeds of the Borrowing with the same force and effect as if made on and as of such date except that the representation regarding representations and warranties that refer to a specific earlier date shall be that they were true on such earlier date;

Exhibit B-1

b) on and as of the Borrowing Date, there shall have occurred no Material Adverse Change since [                    ]; and

c) no Default exists or would result from such proposed borrowing.

Exhibit B-2

IN WITNESS WHEREOF, the Borrower has caused this Notice of Borrowing to be duly executed and delivered as of the day and year first above written.

BORROWER:

TANDEM DIABETES CARE, INC.

By
Name:
Title:

Exhibit B-3

Exhibit C-1

to Term Loan Agreement

FORM OF TERM LOAN NOTE

U.S. $[ ]	[DATE]

FOR VALUE RECEIVED, the undersigned, Tandem Diabetes Care, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to [Capital Royalty Partners II L.P./ Capital Royalty Partners II – Parallel Fund “A” L.P.] or its assigns (the “Lender”) at the Lender’s principal office in [                    ], in immediately available funds, the aggregate principal sum set forth above, or, if less, the aggregate unpaid principal amount of all Loans made by the Lender pursuant to Section 2.01 of the Term Loan Agreement, dated as of December 24, 2012 (as amended, restated, supplemented or otherwise modified, renewed, refinanced or replaced, the “Loan Agreement”), among the Borrower, the Lender, the other lenders party thereto and the Subsidiary Guarantors party thereto, on the date or dates specified in the Loan Agreement, together with interest on the principal amount of such Loans from time to time outstanding thereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.

This Note is a Note issued pursuant to the terms of Section 2.04 of the Loan Agreement, and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.

THIS NOTE IS SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT, DATED AS OF         , AMONG CAPITAL ROYALTY PARTNERS II L.P., CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P., AND SILICON VALLEY BANK.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder, other than notices provided for in the Loan Documents. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in such particular or any subsequent instance.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AGREEMENT.

Exhibit C-1

TANDEM DIABETES CARE, INC.

By
Name:
Title:

Exhibit C-1

Exhibit C-2

to Term Loan Agreement

FORM OF PIK LOAN NOTE

U.S. $[ ]	[DATE]

FOR VALUE RECEIVED, the undersigned, Tandem Diabetes Care, Inc. (“Borrower”), hereby promises to pay to [Capital Royalty Partners II L.P./ Capital Royalty Partners II – Parallel Fund “A” L.P.] or its assigns (the “Lender”) at the Lender’s principal office in [            ], in immediately available funds, the aggregate principal sum set forth above, or, if less, the aggregate unpaid principal amount of all PIK Loans made by the Lender pursuant to Section 3.02(d) of the Term Loan Agreement, dated as of December 24, 2012 (as amended, restated, supplemented or otherwise modified, renewed, refinanced or replaced, the “Loan Agreement”), among the Borrower, the Lender, the other lenders party thereto and the Subsidiary Guarantors party thereto, on the date or dates specified in the Loan Agreement, together with interest on the principal amount of such PIK Loans from time to time outstanding thereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.

This Note is a Note issued pursuant to the terms of Section 3.02(d) of the Loan Agreement, and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.

THIS NOTE IS SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT, DATED AS OF             , AMONG CAPITAL ROYALTY PARTNERS II L.P., CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P., AND SILICON VALLEY BANK.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder, other than notices provided for in the Loan Documents. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in such particular or any subsequent instance.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AGREEMENT.

Exhibit C-2

TANDEM DIABETES CARE, INC.

By
Name:
Title:

Exhibit C-2

Exhibit D

to Term Loan Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

Reference is made to the Term Loan Agreement, dated as of December 24, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Tandem Diabetes Care, Inc., a Delaware corporation (“Borrower”), Capital Royalty Partners II L.P. and Capital Royalty Partners II – Parallel Fund “A” L.P., and other parties from time to time party thereto as lenders (“Lenders”), and the subsidiary guarantors from time to time party thereto. [            ] (the “Foreign Lender”) is providing this certificate pursuant to Section 5.05(e)(ii)(B) of the Loan Agreement. The Foreign Lender hereby represents and warrants that:

1. The Foreign Lender is the sole record owner of the Loans as well as any obligations evidenced by any Note(s) in respect of which it is providing this certificate;

2. The Foreign Lender’s direct or indirect partners/members are the sole beneficial owners of the Loans as well as any obligations evidenced by any Note(s) in respect of which it is providing this certificate;

3. Neither the Foreign Lender nor its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Foreign Lender further represents and warrants that:

(a) neither the Foreign Lender nor its direct or indirect partners/members is subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) neither the Foreign Lender nor its direct or indirect partners/members has been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3. Neither the Foreign Lender nor its direct or indirect partners/members is a 10-percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

4. Neither the Foreign Lender nor its direct or indirect partners/members is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

[Signature follows]

Exhibit D-1

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF NON-U.S. LENDER]

By
Name:
Title:

Date:

Exhibit D-2

Exhibit E

to Term Loan Agreement

FORM OF COMPLIANCE CERTIFICATE

[DATE]

This certificate is delivered pursuant to Section 8.01(c) of, and in connection with the consummation of the transactions contemplated in, the Term Loan Agreement, dated as of December 24, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Tandem Diabetes Care, Inc., a Delaware corporation (“Borrower”), Capital Royalty Partners II L.P. and Capital Royalty Partners II – Parallel Fund “A” L.P., and other parties from time to time party thereto as lenders (“Lenders”), and the subsidiary guarantors from time to time party thereto. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.

The undersigned, a duly authorized Responsible Officer of Borrower having the name and title set forth below under his signature, hereby certifies, on behalf of the Borrower for the benefit of the Lenders and pursuant to Section 8.01(c) of the Loan Agreement that such Responsible Officer of the Borrower is familiar with the Loan Agreement and that, in accordance with each of the following sections of the Loan Agreement, each of the following is true on the date hereof, both before and after giving effect to any Loan to be made on or before the date hereof:

In accordance with Section 8.01[(a)/(b)] of the Loan Agreement, attached hereto as Annex A are the financial statements for the [fiscal quarter/fiscal year] ended [            ] required to be delivered pursuant to Section 8.01[(a)/(b)] of the Loan Agreement. Such financial statements fairly present in all material respects the consolidated financial position, results of operations and cash flow of the Borrower and its Subsidiaries as at the dates indicated therein and for the periods indicated therein in accordance with GAAP [(subject to the absence of footnote disclosure and normal year-end audit adjustments)]2 [and subject to Internal Management Reporting Basis]3 [without qualification as to the scope of the audit.]4

Attached hereto as Annex B are the calculations used to determine compliance with each financial covenant contained in Section 10 of the Loan Agreement.

No Default is continuing as of the date hereof[, except as provided for on Annex C attached hereto, with respect to each of which Borrower proposes to take the actions set forth on Annex C].

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.

[2]	Insert language in brackets only for quarterly certifications.
[3]	Insert language in brackets only for certifications for fiscal year 2013.
[4]	Insert language in brackets only for annual certifications.

Exhibit E-1

TANDEM DIABETES CARE, INC.

By

Name:
Title:

Exhibit E-2

Annex A to Compliance Certificate

FINANCIAL STATEMENTS

[see attached]

Exhibit E-3

Annex B to Compliance Certificate

CALCULATIONS OF FINANCIAL COVENANT COMPLIANCE

I.	Section 10.01(a)(i)-(iv): Minimum Revenue
A.	Revenue received during the twelve month period beginning on January 1, 2013:	$
Test Period: January 1, 2013 to December 31, 2013
	Is line I.A equal to or greater than $25,000,000?	Yes: In compliance; No: Not in compliance
B.	Revenue received during the twelve month period beginning on January 1, 2014:	$
Test Period: January 1, 2014 to December 31, 2014
	Is line I.B equal to or greater than $50,000,000?	Yes: In compliance; No: Not in compliance
C.	Revenue received during the twelve month period beginning on January 1, 2015:	$
Test Period: January 1, 2015 to December 31, 2015
	Is line I.C equal to or greater than $75,000,000?	Yes: In compliance; No: Not in compliance
D.	Revenue received during the twelve month period beginning on January 1, 2016:	$
Test Period: January 1, 2016 to December 31, 2016
	Is line I.D equal to or greater than $100,000,000?	Yes: In compliance; No: Not in compliance
E.	Revenue received during the twelve month period beginning on January 1, 201	$
Test Period: January 1, 201 to December 31, 201
	Is line I.E equal to or greater than $100,000,000?	Yes: In compliance; No: Not in compliance

II	Section 10.03: Minimum Cash
A.	Minimum daily balance of cash and Permitted Cash Equivalent Investments during the Test Period stated below:	$
Test Period[5]: [January/April/July/October] to [March/June/September/December]
	Is line II.A equal to or greater than $2,000,000?	Yes: In compliance; No: Not in compliance

[5]	Quarterly test

Exhibit E-4

Exhibit F

to Term Loan Agreement

OPINION REQUEST

The opinion of legal counsel to the Borrower and each other Obligor should address the following matters (capitalized terms used but not defined herein have the meanings given to them in the Agreement):6

1.	Power and Authority (Section 7.01) (including issuance of the Warrants)
2.	Due Organization/Good Standing (Section 7.01)
3.	Due Authorization (Section 7.02)
4.	Due Execution & Delivery (Section 7.02)
5.	Enforceability (Section 7.02)
6.	No Consents/Conflicts (Section 7.03)
7.	Investment Company (Section 7.10(a))[7]
8.	Board Regulations T, U & X (Section 7.10(b))
9.	Legal, Valid and Enforceable Security Interest (Section 7.18)
10.	Perfection of Security Interest (UCC and US IP filings, Control Agreements) (Section 7.18)
11.	Choice of Law (Sections 12.09 and 12.10)
12.	Securities Filings relating to the Warrants (Form D/California Section 25102(f) filing)
13.	Due Authorization and Valid Issuance of Common Stock upon Conversion of Warrants

[6]	The section numbers relate to those sections that are relevant to the particular opinion.
[7]	Subject to due diligence by Borrower’s counsel.

Exhibit F-1

Exhibit G

to Term Loan Agreement

FORM OF LANDLORD CONSENT

LANDLORD CONSENT

WHEREAS, CAPITAL ROYALTY PARTNERS II L.P., as Collateral Agent (“CRPII”, and in such capacity, “Collateral Agent”) and the lenders party thereto from time to time including PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P., each in its capacity as a Lender (“each a “Lender” and collectively, the “Lenders”), have entered into a term loan agreement (the “Loan Agreement”) and a security agreement, each dated as of December 24, 2012, with TANDEM DIABETES CARE, INC. (“Debtor”), pursuant to which Lenders have been granted a security interest in all of Debtor’s personal property, including, but not limited to, inventory, equipment and trade fixtures (hereinafter “Personal Property”), and

WHEREAS, ARE-11025/11075 ROSELLE STREET, LLC (“Landlord”) is the owner of the real property located at 11025, 11035, and 11045 Roselle Street, San Diego, CA 92121 (the “Premises”); and

WHEREAS, Landlord has entered into that certain Lease Agreement dated March 7, 2012 with Debtor, as tenant (“Tenant”), as amended by that First Amendment to the Lease (the “First Amendment”) dated April 24, 2012, as further amended by that Second Amendment to Lease (the “Second Amendment”) dated July 31, 2012 (collectively, the “Lease”); and

WHEREAS, as security for the loans (the “Loans”) made pursuant to the Loan Agreement, Debtor executed a leasehold deed of trust (“Leasehold Deed of Trust”), dated December 24, 2012, for the benefit of the Lenders, granting a security interest in Debtor’s leasehold interest in the Lease; and

WHEREAS, certain of the Personal Property has or may become affixed to or be located on, wholly or in part, the Premises.

NOW, THEREFORE, in consideration of any loans or other financial accommodation extended by Lenders to Debtor at any time, and other good and valuable consideration, the parties agree as follows:

(a) Landlord consents to the Collateral Access Agreement.

(b) Landlord subordinates to Lenders all rights of security interest or other interest Landlord may now or hereafter have in any of the Personal Property whether for rent or otherwise while Debtor is indebted to Lenders.

(c) That the Personal Property may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real estate and shall at all times be considered personal property.

Exhibit G-1

(d) That Collateral Agent or its representatives may enter upon the Premises during normal business hours, and upon not less than 24-hours advance notice, to inspect the Personal Property.

(e) That Collateral Agent, at its option, upon written notice delivered to Landlord not less than ten (10) business days in advance, may enter the Premises during normal business hours for the purpose of repossessing, removing or otherwise dealing with said Personal Property; provided that neither Collateral Agent nor Lenders shall be permitted to operate the business of Debtor on the Premises or sell, auction or otherwise dispose of any Personal Property at the Premises or advertise any of the foregoing; and such license shall continue, subject to paragraph (h) below, from the date Collateral Agent enters the Premises for as long as Collateral Agent reasonably deems necessary but not to exceed a period of ten (10) days. During the period Collateral Agent occupies the Premises, it shall pay to Landlord the Rent and Additional Rent provided under the Lease relating to the Premises, prorated on a per diem basis to be determined on a thirty (30) day month, without incurring any other obligations of Debtor.

(f) Collateral Agent shall pay to Landlord any costs for damage to the Premises or the building in which the Premises is located in removing or otherwise dealing with said Personal Property and shall indemnify and hold harmless Landlord from and against (i) all claims, disputes and expenses, including reasonable attorneys’ fees, suffered or incurred by Landlord arising from Collateral Agent’s exercise of any of its rights hereunder, and (ii) any injury to third persons, caused by actions of Collateral Agent pursuant to this consent.

(g) Landlord agrees to give notice to Collateral Agent in writing by certified mail or facsimile of Landlord’s intent to exercise its remedies in response to any default by Debtor of any of the provisions of the Lease, to:

Capital Royalty Partners II L.P.

1000 Main Street, Suite 2500

Houston, TX 77002

Attention: General Counsel

Fax: 713.209.7351

(h) If Landlord acquires possession of the Premises after a default by Debtor, it may require that the Personal Property be removed by Collateral Agent within sixty (60) days following written notice in accordance with paragraph (g) above. If the Lease has expired by its own terms (absent a default thereunder), Collateral Agent shall remove the Personal Property prior to the expiration date of the Lease by its terms.

(i) If Collateral Agent fails to exercise its right to remove the Personal Property strictly in accordance with the requirements and conditions of this consent, Landlord may proceed with any remedies available to it by reason of Debtor’s default under the Lease and may remove all Personal Property from the Premises and dispose of same, without regard to this consent or Collateral Agent’s security interest in the Personal Property.

Exhibit G-2

(j) Landlord shall have no obligation to preserve or protect the Personal Property or take any action in connection therewith, and Lenders waive all claims they may now or hereafter have against Landlord in connection with the Personal Property.

(k) Upon payment and performance of all indebtedness secured by the Personal Property to Lenders, Lenders shall, upon Landlord’s or Debtor’s request, execute and/or file any release or termination statement reasonably necessary to evidence Lenders’ release of the subordination herein provided by it. In no event shall this consent remain in force or effect after the date that the Lease is terminated or expires.

(l) Nothing contained herein shall be construed to amend the Lease, and the Lease remains unchanged and in full force and effect.

This consent shall be construed and interpreted in accordance with and governed by the laws of the State of California.

Exhibit G-3

This consent may not be changed or terminated orally and is binding upon and shall inure to the benefit of Landlord, Collateral Agent, Lenders and Debtor and the heirs, personal representatives, successors and assigns of Landlord, Collateral Agent, Lenders and Debtor.

[Signature Page follows]

Exhibit G-4

Dated this day of , .

LANDLORD:

ARE-11025/11075 ROSELLE STREET, LLC

By:
Name:
Title:

Exhibit G-5

LENDERS:

CAPITAL ROYALTY PARTNERS II L.P.
By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II GP
LLC, its General Partner

By
Name: Charles Tate
Title: Sole Member

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P.
By CAPITAL ROYALTY PARTNERS II –
PARALLEL FUND “A” GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II –
PARALLEL FUND “A” GP LLC, its General Partner

By
Name: Charles Tate
Title: Sole Member

Exhibit G-6

TANDEM DIABETES CARE, INC.

By:
Name: Kim Blickenstaff
Title: President and Chief Executive Officer

Exhibit G-7

Exhibit H

to Term Loan Agreement

FORM OF WARRANT

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE STOCK

Company:	TANDEM DIABETES CARE, INC. 2% of common stock as of First Draw Date on a
Number of Shares:	fully diluted basis, 455,487 delivered Pro Rata between the two Lenders
Series of Stock:	Common Stock
Warrant Price:	$0.01 per share
Issue Date:	January 16, 2012
Expiration Date:	January 16, 2022

Credit Facility:	This Warrant to Purchase Stock (“Warrant”) is issued in connection with that certain Term Loan Agreement of even date herewith between the Company, as borrower, and Capital Royalty Partners II L.P. and Capital Royalty Partners II – Parallel Fund “A” GP L.P., as lenders (the “Loan Agreement”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, [CAPITAL ROYALTY PARTNERS II L.P. / CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP L.P.] (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated Common Stock (the “Stock”) of the above-named company (the “Company”) at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

SECTION 1. EXERCISE.

1.1 Method of Exercise. Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company in the amount obtained by multiplying the Warrant Price then in effect by the number of Shares thereby being purchased as designated in the Notice of Exercise (the “Aggregate Warrant Price”).

Exhibit H-1

1.2 Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the Aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X=	the number of Shares to be issued to the Holder;

Y=	the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the Aggregate Warrant Price);

A=	the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B=	the Warrant Price.

1.3 Fair Market Value. If the Company’s common stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the fair market value of a Share shall be the closing price or last sale price of a share of common stock reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Company’s common stock is not traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.

1.4 Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.5 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

Exhibit H-2

1.6 Treatment of Warrant Upon Acquisition of Company.

(a) Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power.

(b) Treatment of Warrant at Acquisition. In the event of an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash, Marketable Securities or otherwise (an “Acquisition”), either (i) Holder shall exercise this Warrant pursuant to Section 1.1 and/or 1.2 and such exercise will be deemed effective immediately prior to and contingent upon the consummation of such Acquisition or (ii) if Holder elects not to exercise the Warrant, this Warrant will expire immediately prior to the consummation of such Acquisition and be of no further force or effect.

(c) The Company shall provide Holder with written notice of its request relating to the Acquisition (together with such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than seven (7) Business Days prior to the closing of the proposed Acquisition. In the event the Company does not provide such notice, then if, immediately prior to the Acquisition, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon such exercise to the Holder and Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as of the date thereof.

(d) As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded on a Trading Market, and (iii) Holder would be able to publicly re-sell, within six (6) months following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition.

Exhibit H-3

1.7 Holder’s Obligation to Execute Voting Agreement. Upon exercise of this Warrant, at the request of the Company, Holder agrees to become a party to that certain Third Amended and Restated Voting Agreement, dated as of August 30, 2012, by and among the Company and certain of the Company’s stockholders, as the same may be amended from time to time, or similar agreement.

SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Stock payable in common stock or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Stock by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Stock are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3 No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.4 Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Stock and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Stock and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer or other officer, including computations of such adjustment and the Warrant Price, Stock and number of Shares in effect upon the date of such adjustment.

Exhibit H-4

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

3.1 Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

(a) All Shares, when issued and delivered and paid for in compliance with the provisions of this Warrant, and all securities, if any, issuable upon conversion of the Shares in compliance with the provisions of the Company’s Certificate of Incorporation, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Stock as will be sufficient to permit the exercise in full of this Warrant.

(b) Any shares of Common Stock of the Company issuable or issued upon exercise of this Warrant shall be deemed to be “Registrable Securities” for the purposes of the Third Amended and Restated Investors’ Rights Agreement, dated August 30, 2012, by and among the Company and the investors party thereto, as amended. In addition, the Shares shall also be subject to the terms of the Third Amended and Restated Voting Agreement, dated August 30, 2012, by and among the Company and the other parties thereto, as amended.

(c) The Company’s capitalization table attached hereto as Schedule 1 is true and complete, in all material respects, as of the Issue Date.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2 Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3 Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities

Exhibit H-5

and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5 The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

4.6 Market Stand-off Agreement. The Holder agrees that the Shares shall be subject to the provisions in Section 1.12 of that certain Third Amended and Restated Investors’ Rights Agreement, dated as of August 30, 2012, by and among the Company and certain of the Company’s stockholders, as may be amended from time to time, or similar agreement.

4.7 No Stockholder Rights. Except as provided by this Warrant, Holder, as a Holder of this Warrant, will not have any rights as a stockholder of the Company until the exercise of this Warrant.

SECTION 5. MISCELLANEOUS.

5.1 Term and Automatic Conversion Upon Expiration.

(a) Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Pacific time, on the Expiration Date and shall be void thereafter.

(b) Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder.

Exhibit H-6

5.2 Legends. The Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE ISSUER TO [CAPITAL ROYALTY PARTNERS II L.P. / CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP L.P.] DATED JANUARY 16, 2012, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to any affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.

5.4 Transfer Procedure. Subject to the provisions of Section 5.3 and upon providing the Company with written notice, all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable directly or indirectly, upon conversion of the Shares, if any) may be transferred to any transferee, provided, however, in connection with any such transfer, any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant. Notwithstanding any contrary provision herein, at all times prior to the IPO, Holder may not, without the Company’s prior written consent, transfer this Warrant or any portion hereof, or any Shares issued upon any exercise hereof, or any shares or other securities issued upon any conversion of any Shares issued upon any exercise hereof, to any person or entity who directly competes with the Company, except in connection with an Acquisition of the Company by such a direct competitor.

5.5 Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or

Exhibit H-7

certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

[Capital Royalty Partners II L.P. / Capital Royalty Partners II – Parallel

Fund “A” GP L.P.]

Attn: General Counsel

1000 Main Street, Suite 2500

Houston, Texas 77002

Telephone: (713) 209-7350

Facsimile: (713) 209-7351

Email address: adorenbaum@capitalroyal.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

TANDEM DIABETES CARE, INC.

Attn: Chief Financial Officer

11045 Roselle Street,

San Diego, California 92121

Telephone: (858) 366-6900

Facsimile: (858) 362-7070

Email: jcajigas@tandemdiabetes.com

With a copy to:

Bruce Feuchter

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

Telephone: (949) 725-4123

Facsimile: (949) 725-4100

Email: feuchter@sycr.com

5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7 Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

Exhibit H-8

5.8 Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.9 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

5.10 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.11 Business Days. “Business Day” is any day that is not a Saturday, Sunday or a day on which commercial banks in New York are authorized or required to be closed.

[Balance of Page Intentionally Left Blank]

Exhibit H-9

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

TANDEM DIABETES CARE, INC.

By:

Name:
(Print)

Title:

“HOLDER”

[CAPITAL ROYALTY PARTNERS II L.P. / CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP L.P.]

By:

Name:
(Print)

Title:

Exhibit H-10

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned Holder hereby exercises its right to purchase             shares of the Common Stock of TANDEM DIABETES CARE, INC. (the “Company”) in accordance with the attached Warrant To Purchase Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:

[    ] check in the amount of $         payable to order of the Company enclosed herewith

[    ] Wire transfer of immediately available funds to the Company’s account

[    ] Cashless Exercise pursuant to Section 1.2 of the Warrant

[ ] Other [Describe]

2. Please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Stock as of the date hereof.

HOLDER:

By:

Name:

Title:

Date:

Exhibit H-11

Exhibit I

to Term Loan Agreement

FORM OF INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT

This Intercreditor Agreement (this “Agreement”) is made as of                     , 2012, among Capital Royalty Partners II L.P., a Delaware limited partnership (“CRII”), and Capital Royalty Partners II — Parallel Fund “A” L.P., a Delaware limited partnership (“CRPPF” and, collectively with CRII, and their successors and assignees, “CR”), and Silicon Valley Bank, a California corporation (“SVB”).

RECITALS

A.	SVB and Tandem Diabetes Care, Inc., a Delaware corporation (“Borrower”), have entered into the SVB Credit Agreement (as defined below), which, along with any Bank Services Agreements (as defined therein) is secured by certain property of Borrower.

B.	CR and Borrower has entered into that certain Term Loan Agreement, dated as of December 24, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “CR Credit Agreement”), which is secured by certain property of one or more Obligors (as defined below).

C.	To induce each of SVB and CR (collectively, “Creditors” and each individually, a “Creditor”) to make and maintain the credit extensions under the SVB Credit Agreement and the CR Credit Agreement, respectively, the other Creditor is willing to enter into this Agreement to, among other things, subordinate certain of its liens on the terms and conditions herein set forth.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Definitions.

(a) As used herein, the following terms have the following meanings:

“Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code. Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.

“Claim” means, (i) in the case of SVB, any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of SVB now or hereafter arising or existing under or relating to the SVB Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed,

Exhibit I-1

whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Borrower under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination, and (ii) in the case of CR, any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of CR now or hereafter arising or existing under or relating to the CR Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Borrower under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination.

“Collateral” means all real or personal property of any Obligor in which any Creditor now or hereafter has a security interest.

“Common Collateral” means all Collateral in which both SVB and CR have a security interest.

“CR Documents” means all documentation related to the CR Credit Agreement and all Loan Documents (as defined in the CR Credit Agreement), including security or pledge agreements and all other related agreements.

“CR Senior Collateral” means all Collateral in which CR has a security interest, other than the SVB Senior Collateral.

“Credit Documents” means, collectively, the CR Documents and the SVB Documents.

“Enforcement Action” means, with respect to any Creditor and with respect to any Claim of such Creditor or any item of Collateral in which such Creditor has or claims a security interest, lien, or right of offset, any action, whether judicial or nonjudicial, to repossess, collect, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Claim or Collateral. The filing by any Creditor of, or the joining in the filing by any Creditor of, an involuntary bankruptcy or insolvency proceeding against Borrower also is an Enforcement Action.

“Intellectual Property” means, collectively, all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto (collectively, “Copyrights”), all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations in part thereof, all damages and payments for past or future infringements thereof and rights to sue therefor, and

Exhibit I-2

all rights corresponding thereto throughout the world and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect thereto (collectively, “Patents”), and all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world (collectively, “Trademarks”), together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Obligor with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Obligor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by any Obligor in respect of any of the items listed above.

“Junior Collateral” means, (i) in the case of SVB, all Common Collateral consisting of CR Senior Collateral and (ii) in the case of CR, all Common Collateral consisting of SVB Senior Collateral.

“Obligor” means Borrower, each subsidiary thereof and each other person or entity that provides a guaranty of or collateral for, any Claim of any Creditor.

“Proceeds Sweep Period” means the period beginning on the later to occur of (i) the occurrence of an event of default under any Creditor’s Credit Documents and (ii) receipt by the other Creditor of written notice from such Creditor of such event of default, and ending on the date on which such event of default shall have been waived in writing by the Creditor issuing such notice.

“Senior Collateral” means, (i) in the case of SVB, all SVB Senior Collateral and (ii) in the case of CR, all CR Senior Collateral.

“SVB Credit Agreement” means that certain Amended and Restated Loan and Security Agreement between SVB and Borrower dated as of December 24, 2012 as the same may be amended, restated, supplemented or otherwise modified from time to time.

“SVB Documents” means the SVB Credit Agreement and all Loan Documents, each as defined in the SVB Credit Agreement.

Exhibit I-3

“SVB Senior Collateral” means all Collateral in which SVB has a security interest, and which consists of: (A) prior to the occurrence of the Second Borrowing Milestone (as defined in the CR Credit Agreement), all (i) accounts, (ii) to the extent evidencing, governing, securing or otherwise related to such accounts, all general intangibles (excluding Intellectual Property), chattel paper, instruments and documents, and (iii) proceeds of such accounts or proceeds of insurance policies thereof; and (B) after the occurrence of the Second Borrowing Milestone (as defined in the CR Credit Agreement as in effect on the date hereof) and the amendment of the SVB Credit Agreement by SVB and Borrower thereafter, all (i) cash and cash equivalents, (ii) accounts, (iii) inventory, (iv) to the extent evidencing, governing, securing or otherwise related to such accounts and inventory, all general intangibles (excluding Intellectual Property), chattel paper, instruments and documents, and (v) proceeds of such accounts and inventory or proceeds of insurance policies thereof;

provided that, for purposes of clarification, notwithstanding the foregoing, in no event shall “SVB Senior Collateral” include (i) any right, title or interest of any Obligor in any Intellectual Property, any licenses or any proceeds of the sale or licensing of any Intellectual Property or licenses (except to the extent such property constitutes accounts), (ii) equipment, (iii) to the extent evidencing, governing, securing or otherwise related to such equipment, all general intangibles, chattel paper, instruments and documents, or (iv) proceeds of such equipment or proceeds of insurance policies thereof.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of California. The following terms have the meanings given to them in the applicable UCC: “account”, “chattel paper”, “commodity account”, “deposit account”, “document”, “equipment”, “general intangible”, “instrument”, “inventory”, “proceeds” and “securities account”.

2. Lien Subordination.

(a) Notwithstanding the respective dates of attachment or perfection of the security interests of CR and the security interests of SVB, or any contrary provision of the UCC, or any applicable law or decision, or the provisions of the Credit Documents, and irrespective of whether SVB or CR holds possession of all or any part of the Collateral, (i) all now existing and hereafter arising security interests of SVB in any SVB Senior Collateral shall at all times be senior to the security interests of CR in such SVB Senior Collateral, and (ii) all now existing and hereafter arising security interests of CR in any CR Senior Collateral shall at all times be senior to the security interests of SVB in such CR Senior Collateral.

(b) Each Creditor hereby:

(i) acknowledges and consents to (A) Borrower granting to the other Creditor a security interest in the Common Collateral of such other Creditor, (B) the other Creditor filing any and all financing statements and other documents as deemed necessary by the other Creditor in order to perfect its security interest in its Common Collateral, and (C) Borrower’s entry into the Credit Documents to which the other Creditor is a party;

Exhibit I-4

(ii) acknowledges and agrees that the other Creditor’s Claims, the Borrower’s entry into the Credit Documents with the other Creditor, and the security interests in the Common Collateral granted by Borrower to the other Creditor shall be permitted under such Creditor’s Credit Documents, notwithstanding any provision of such Creditor’s Credit Documents to the contrary; and

(iii) acknowledges, agrees and covenants, notwithstanding Section 2(c), that it shall not contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of the other Creditor’s security interest in the Common Collateral, or the validity, priority or enforceability of the other Creditor’s Claim.

(c) Subject to Section 2(b)(iii), the priorities provided for herein with respect to security interests and liens are applicable only to the extent that such security interests and liens are enforceable, perfected and have not been avoided; if a security interest or lien is judicially determined to be unenforceable or unperfected or is judicially avoided with respect to one or more Claims or any part thereof, the priorities provided for herein shall not be available to such security interest or lien to the extent that it is avoided or determined to be unenforceable. Nothing in this Section 2(c) affects the operation of any turnover of payment provisions hereof, or of any other agreements among any of the parties hereto.

3. Distribution of Proceeds of Common Collateral.

(a) During each Proceeds Sweep Period, all proceeds including proceeds of any sale, exchange, collection, or other disposition of:

(i) SVB Senior Collateral shall be distributed first, to SVB, in an amount up to the amount of SVB’s Claim; then, to CR, in an amount up to the amount of CR’s Claim;

(ii) CR Senior Collateral shall be distributed first, to CR, in an amount up to the amount of CR’s Claim; then, to SVB, in an amount up to the amount of SVB’s Claim.

(b) Each Creditor shall promptly deliver any payment, distribution, security or proceeds received by it during each Proceeds Sweep Period in respect of its Junior Collateral to the other Creditor, in the form received (except for endorsement or assignment) for application to the other Creditor’s Claims in accordance with Section 3(a).

(c) At all times other than during a Proceeds Sweep Period, all proceeds including proceeds of any sale, exchange, collection, or other disposition of Collateral shall be distributed or applied, as applicable, in accordance with the CR Documents and the SVB Documents.

4. Subordination of Remedies. Each Creditor (for purposes of this Section 4, the “Junior Creditor”) agrees that, (i) unless and until all Claims of the other Creditor (for purposes of this Section 4, the “Senior Creditor”) have been indefeasibly paid in full and all commitments of the Senior Creditor under its Credit Documents have been terminated, or (ii) until the expiration of a period of 180 days from the date of notice of default under the Senior Creditor’s Credit Documents given by the Senior Creditor to the Junior Creditor, whichever is earlier, and whether or not any Insolvency Proceeding has been commenced by or against Borrower, the Junior Creditor shall not, without the prior written consent of the Senior Creditor, enforce, or attempt to

Exhibit I-5

enforce, any rights or remedies under or with respect to any of such Junior Creditor’s Junior Collateral, including causing or compelling the pledge or delivery of Junior Collateral, any attachment of levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any Junior Collateral, notifying any account debtors of Borrower, asserting any claim or interest in any insurance with respect to the Junior Collateral, or exercising any rights under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Junior Creditor is a party, or institute or commence, or join with any person or entity in commencing, any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency Proceeding involving Borrower), except that notwithstanding the foregoing, at all times, including during a Proceeds Sweep Period, the Junior Creditor shall be able to exercise its rights under a lockbox agreement or an account control agreement with respect to any deposit account, securities account or commodity account constituting Collateral, including its rights to freeze such account or exercise any rights of offset, provided that any distribution or withdrawal from such account shall be applied in accordance with Section 3(a).

5. Insolvency Proceedings. In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy, insolvency, receivership or other similar statutory or common law proceeding or arrangement involving Borrower, the readjustment of its liabilities, any assignment for the benefit of its creditors or any marshalling of its assets or liabilities (each, an “Insolvency Proceeding”), (a) this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code, (b) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Proceeding.

6. Limitation on Liens. Each Creditor agrees that it shall not obtain a security interest on any property of any Obligor to secure all or any portion of such Creditor’s Claims unless, concurrently therewith, the other Creditor obtains a security interest on such property and the Creditors agree that all such security interests are and shall be subject to this Agreement.

7. Notice of Default. Each Creditor shall give to the other prompt written notice of the occurrence of any default or event of default (which has not been promptly waived or cured) under any of such Creditor’s Credit Documents (and any subsequent cure or waiver thereof) and shall, simultaneously with giving any notice of default or acceleration to Borrower, provide to the other Creditor a copy of such notice of default. CR acknowledges and agrees that any event of default under the CR Documents shall be deemed to be an event of default under the SVB Documents, and SVB acknowledges and agrees that any event of default under the SVB Documents shall be deemed to be an event of default under the CR Documents.

8. Release of Liens. In the event of any private or public sale or other disposition, by or with the consent of any Creditor (for purposes of this Section 8, the “Senior Creditor”), of all or any portion of such Creditor’s Senior Collateral, the other Creditor (for purposes of this Section 8, the “Junior Creditor”) agrees that such sale or disposition shall be free and clear of such Junior Creditor’s liens, provided that such sale or disposition is made in accordance with the UCC. The Junior Creditor agrees that, in connection with any such sale or other disposition,

Exhibit I-6

(i) the Senior Creditor is authorized to file any and all UCC and other applicable lien releases and/or terminations in respect of the liens held by the Junior Creditor in connection with such a sale or other disposition, and (ii) it shall execute any and all lien releases or other documents reasonably requested by the Senior Creditor in connection therewith.

9. Agent for Perfection.

(a) SVB acknowledges that applicable provisions of the UCC may require, in order to properly perfect CR’s security interest in the Common Collateral securing the CR Claims, that CR possess certain of such Common Collateral, and may require the execution of control agreements in favor of CR concerning such Common Collateral. In order to help ensure that CR’s security interest in such Common Collateral is properly perfected (but subject to and without waiving the other provisions of this Agreement), SVB agrees to hold both for itself and, solely for the purposes of perfection and without incurring any duties or obligations to CR as a result thereof or with respect thereto, for the benefit of CR, any such Common Collateral, and agrees that CR’s lien in such Common Collateral shall be deemed perfected in accordance with applicable law.

(b) CR acknowledges that applicable provisions of the UCC may require, in order to properly perfect SVB’s security interest in the Common Collateral securing the SVB Claims, that SVB possess certain of such Common Collateral, and may require the execution of control agreements in favor of SVB concerning such Common Collateral. In order to help ensure that SVB’s security interest in such Common Collateral is properly perfected (but subject to and without waiving the other provisions of this Agreement), CR agrees to hold both for itself and, solely for the purposes of perfection and without incurring any additional duties or obligations to SVB as a result thereof or with respect thereto, for the benefit of SVB, any such Common Collateral, and agrees that SVB’s lien in such Common Collateral shall be deemed perfected in accordance with applicable law.

10. Credit Documents.

(a) Each Creditor represents and warrants that it has provided to the other true, correct and complete copies of all Credit Documents which relate to its credit agreement.

(b) At any time and from time to time, without notice to the other Creditor, each Creditor may take such actions with respect to its Claims as such Creditor, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest to the default rate, renewing, compromising or otherwise amending the terms of any documents affecting its Claims and any Collateral therefor, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect such Creditor’s rights hereunder. Each Creditor waives any benefits of California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433. Each Creditor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and each Creditor agrees that it shall not assert any such defenses or rights.

Exhibit I-7

(c) Each Creditor agrees that any other Creditor may release or refrain from enforcing its security interest in the Collateral, or permit the use or consumption of such Collateral by Borrower free of the other Creditor’s security interest, without incurring any liability to any other Creditor.

11. Waiver of Right to Require Marshaling. Each Creditor hereby expressly waives any right that it otherwise might have to require any other Creditor to marshal assets or to resort to Collateral in any particular order or manner, whether provided for by common law or statute. No Creditor shall be required to enforce any guaranty or any security interest or lien given by any person or entity as a condition precedent or concurrent to the taking of any Enforcement Action with respect to the Collateral.

12. Representations and Warranties. Each Creditor represents and warrants to the other that:

(a) all action on the part of such Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of such Creditor hereunder has been taken;

(b) this Agreement constitutes the legal, valid and binding obligation of such Creditor, enforceable against such Creditor in accordance with its terms;

(c) the execution, delivery and performance of and compliance with this Agreement by such Creditor will not (i) result in any material violation or default of any term of any of such Creditor’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (ii) violate any material applicable law, rule or regulation.

13. Disgorgement.

(a) If, at any time after payment in full of the SVB Claims any payments of the SVB Claims must be disgorged by SVB for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and CR shall immediately pay over to SVB all money or funds received or retained by CR with respect to the CR Claims to the extent that such receipt or retention would have been prohibited hereunder.

(b) If, at any time after payment in full of the CR Claims any payments of the CR Claims must be disgorged by CR for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and SVB shall immediately pay over to CR all money or funds received or retained by SVB with respect to the SVB Claims to the extent that such receipt or retention would have been prohibited hereunder.

14. Successors and Assigns. This Agreement shall bind any successors or assignees of each Creditor. This Agreement shall remain effective until all Claims are indefeasibly paid or

Exhibit I-8

otherwise satisfied in full and Creditors have no commitment to extend credit under the Credit Documents. This Agreement is solely for the benefit of the Creditors and not for the benefit of Borrower, any Obligor or any other party. Each Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of its Claims or any of its Credit Documents or any interest in any Common Collateral unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to the other Creditor an agreement of such transferee to be bound hereby, or an agreement substantially identical to this Agreement providing for the continued subjection of such Claims, the interests of the transferee in the Collateral and the remedies of the transferee with respect thereto as provided herein with respect to the transferring Creditor and for the continued effectiveness of all of the other rights of the other Creditor arising under this Agreement, in each case in form satisfactory to the other Creditor.

15. Further Assurances. Each Creditor hereby agrees to execute such documents and/or take such further action as the other Creditor may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by the other Creditor.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

17. Governing Law; Waiver of Jury Trial.

(a) This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of California without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction.

(b) EACH CREDITOR WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

18. Entire Agreement. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Each Creditor is not relying on any representations by the other Creditor or Borrower in entering into this Agreement, and each Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by the Creditors.

19. Relationship among Creditors. The relationship among the Creditors is, and at all times shall remain solely that of Creditors. Creditors shall not under any circumstances be construed to be partners or joint venturers of one another; nor shall the Creditors under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with one another, or to owe any fiduciary duty to one another. Creditors do not undertake or assume any responsibility or duty to one another to select, review, inspect, supervise, pass judgment upon or otherwise inform each other of any matter in connection with Borrower’s property, any Collateral held by any Creditor or the operations of Borrower. Each Creditor shall

Exhibit I-9

rely entirely on its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Creditor in connection with such matters is solely for the protection of such Creditor.

20. Credit Agreements. Notwithstanding anything to the contrary in the CR Credit Agreement, the parties agree that (i) this Agreement shall be a “Loan Document” under the CR Credit Agreement, and (ii) indebtedness of the Borrower under the SVB Credit Agreement shall be “Permitted Priority Debt” under the CR Credit Agreement. Notwithstanding anything to the contrary in the SVB Credit Agreement, the parties agree that (i) this Agreement shall be a “Loan Document” under the SVB Credit Agreement, and (ii) indebtedness of the Borrower under the CR Credit Agreement shall be “Permitted Indebtedness” under the SVB Credit Agreement.

21. Severability. Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

22. Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be delivered or sent by first-class mail, postage prepaid, or by overnight courier or messenger service or by facsimile, message confirmed, and shall be deemed to be effective for purposes of this Agreement on the day that delivery is made or refused. Unless otherwise specified in a notice mailed or delivered in accordance with the foregoing sentence, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses and facsimile numbers indicated on the signature pages hereto.

[Signature pages follow.]

Exhibit I-10

IN WITNESS WHEREOF, the undersigned have executed this Intercreditor Agreement as of the date first above written.

SVB:

SILICON VALLEY BANK

By

Name: Michael White
Title: Senior Relationship Manager (Life Sciences)

Address for Notices:

4370 La Jolla Village Drive, Suite 860

San Diego, CA 92122

Attn: Michael White, Senior Relationship Manager

(Life Sciences)

Tel: 858.784.3310

Email: mwhite@svb.com

Exhibit I-11

CR:

CAPITAL ROYALTY PARTNERS II L.P.
By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By

Name: Charles Tate
Title: Sole Member

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P.
By CAPITAL ROYALTY PARTNERS II- PARALLEL FUND “A” GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP LLC, its
General Partner

By

Name: Charles Tate
Title: Sole Member

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn: General Counsel
Tel: 713.209.7350
Fax: 713.209.7351
Email: adorenbaum@capitalroyalty.com

Exhibit I-12

Acknowledged and Agreed to:

BORROWER:

TANDEM DIABETES CARE, INC.

By:

Name: Kim Blickenstaff
Title: President and Chief Executive Officer

Address for Notices:

11045 Roselle Street
San Diego, CA 92121
Attn: Chief Executive Officer
Tel.: 858.366.6876
Fax: 858.202.6707
Email: kblickenstaff@tandemdiabetes.com

Exhibit I-13

PRIVILEGED AND CONFIDENTIAL

TANDEM DIABETES CARE DOCKET/STATUS REPORT – October 31, 2012

PENDING MATTERS

DKT. NO	TITLE	APP NO PATENT NO.	FILING DATE/ ISSUE DATE	PRIORITY APP NO. PRIORITY APP DATE	INVENTOR(S)	STATUS PUB. NO. PUB. DATE	MOST RECENT ACTION / DATE
TDM-1000-CP United States of America	SYSTEMS AND METHODS FOR THE ACCURATE DELIVERY OF FLOW MATERIALS	12/108,462	04/23/2008	10/200,109 07/19/2002	-Scott Mallett -Paul M. DiPerna	PENDING 2008-0196762 08/21/2008	RCE FILED 10/17/2011

TDM-1000-DV United States of America	INFUSION PUMP AND METHOD FOR USE	11/342,015 7,341,581	01/27/2006 03/11/2008	10/200,109 07/19/2002	Scott Mallett	ISSUED 2006-0150747 07/13/2006	MAINTENANCE FEE DUE 09/11/2015 (4TH year)

TDM-1000-DV2 United States of America	INFUSION PUMP AND METHOD FOR USE	11/343,817 7,374,556	01/31/2006 05/20/2008	10/200,109 07/19/2002	Scott Mallett	ISSUED 2006-0150748 07/13/2006	MAINTENANCE FEE DUE 11/20/2015 (4TH year)

TDM-1000-EP Europe	INFUSION PUMP AND METHOD FOR USE	03765818.4	07/15/2003	10/200,109 07/19/2002	Scott Mallett	PUBLISHED 1523349 04/20/2005	ANNUITY DUE 07/15/2013

TDM-1000-JP2 Japan	INFUSION PUMP AND METHOD FOR USE	2009-042965 4756077	07/15/2003 06/03/2011	10/200,109 07/19/2002	Scott Mallett	GRANTED 2009-148591 07/9/2009	ANNUITY DUE 06/03/2014 (4TH year)

TANDEM – CONFIDENTIAL	1	November 26, 2012

DKT. NO	TITLE	APP NO PATENT NO.	FILING DATE/ ISSUE DATE	PRIORITY APP NO. PRIORITY APP DATE	INVENTOR(S)	STATUS PUB. NO. PUB. DATE	MOST RECENT ACTION / DATE
TDM-1000-UT United States of America	INFUSION PUMP AND METHOD FOR USE	10/200,109 7,008,403	07/19/2002 03/07/2006		Scott Mallett	ISSUED No Publication	MAINTENANCE FEE DUE 09/07/2013 (4TH year)

TDM-1100-CP United States of America	VARIABLE FLOW RESHAPABLE FLOW RESTRICTOR APPARATUS AND RELATED METHODS	11/694,841	03/30/2007	11/462,962 08/07/2006	Paul DiPerna	PENDING 2008-0029173 02/07/2008	RCE & RESPONSE TO FINAL OFFICE ACTION FILED 05/29/2012

TDM-1120-UT United States of America 2010-0036327	FLOW PREVENTION, REGULATION, AND SAFETY DEVICES AND RELATED METHODS	12/189,070	08/08/2008		Paul DiPerna	PENDING 02/11/2010	RCE FILED 05/19/2011

TDM-1130-UT United States of America	SYSTEM OF STEPPED FLOW RATE REGULATION USING COMPRESSIBLE MEMBERS	12/189,064 8,056,582	08/08/2008 11/15/2011		Paul DiPerna	ISSUED 2010-0032041 02/11/2010	LETTERS PATENT ISSUED 11/15/2011

TDM-1200-CP United States of America	TWO CHAMBER PUMPS AND RELATED METHODS	12/538,018	08/07/2009	12/020,498 01/25/2008	Paul DiPerna	PENDING 2010-0008795 01/14/2010	NON FINAL OFFICE ACTION MAILED 9/18/2012

TDM-1200-EP Europe	TWO CHAMBER PUMPS AND RELATED METHODS	09704892	01/23/2009	12/020,498 01/25/2008	Paul DiPerna	PENDING 2242421 10/27/2010	ANNUITY DUE 01/23/2013

TDM-1300-AU Australia	DISPOSABLE PUMP RESERVOIR AND RELATED METHODS	2009249132	05/19/2009 Nat’l. Phase entered 11/18/2010	61/054,420 05/19/2008	Paul DiPerna	PENDING	ANNUITY DUE 05/19/2013 (4TH year)

TANDEM – CONFIDENTIAL	2	November 26, 2012

DKT. NO	TITLE	APP NO PATENT NO.	FILING DATE/ ISSUE DATE	PRIORITY APP NO. PRIORITY APP DATE	INVENTOR(S)	STATUS PUB. NO. PUB. DATE	MOST RECENT ACTION / DATE
TDM-1300-CA Canada	DISPOSABLE PUMP RESERVOIR AND RELATED METHODS	2,724,635	05/19/2009 Nat’l. Phase entered 11/12/2010	61/054,420 05/19/2008	Paul DiPerna	PENDING	ANNUITY DUE 05/19/2013

TDM-1300-EP Europe	DISPOSABLE PUMP RESERVOIR AND RELATED METHODS	09751416	05/19/2009 Regl. Phase entered 11/10/2010	61/054,420 05/19/2008	Paul DiPerna	PENDING 2276525 01/26/2011	ANNUITY DUE 05/19/2013

TDM-1300-UT United States of America	DISPOSABLE PUMP RESERVOIR AND RELATED METHODS	12/468,795	05/19/2009	61/054,420 05/19/2008	Paul DiPerna	PENDING 2009-0287180 11/19/2009	RCE FILED 11/24/2010

TDM-1310-UT United States of America	FLOW REGULATING STOPCOCKS AND RELATED METHODS	12/260,804	10/29/2008	61/097,492 09/16/2008	Paul DiPerna	PENDING 2010-0065578 03/18/2010	RESPONSE TO NON-FINAL OFFICE ACTION FILED 09/4/2012

TDM-1310-UT2 United States of America	SLIDEABLE FLOW METERING DEVICES AND RELATED METHODS	12/393,973	02/26/2009	61/097,492 09/16/2008	Paul DiPerna	PENDING 2010-0065579 03/18/2010	FINAL OFFICE ACTION MAILED 9/10/2012.

TDM-1320-AU	METHODS AND DEVICES FOR DETERMINATION OF FLOW RESERVOIR VOLUME	2010217760	02/26/2010 Natl. Phase entered 08/11/2011	61/156,405 02/27/2009	-Michael Rosinko -Paul DiPerna	PENDING	ANNUITY DUE 02/26/2014 (4TH year)

TANDEM – CONFIDENTIAL	3	November 26, 2012

DKT. NO	TITLE	APP NO PATENT NO.	FILING DATE/ ISSUE DATE	PRIORITY APP NO. PRIORITY APP DATE	INVENTOR(S)	STATUS PUB. NO. PUB. DATE	MOST RECENT ACTION / DATE
TDM-1320-CA	METHODS AND DEVICES FOR DETERMINATION OF FLOW RESERVOIR VOLUME	Not yet assigned (FR expected 11/19/2011)	02/26/2010 Nat’l. Phase entered 08/19/2011	61/156,405 02/27/2009	-Michael Rosinko -Paul DiPerna	PENDING	ANNUITY DUE 02/26/2013

TDM-1320-EP	METHODS AND DEVICES FOR DETERMINATION OF FLOW RESERVOIR VOLUME	10746944.7	02/26/2010 Nat’l. Phase entered 09/23/2011	61/156,405 02/27/2009	-Michael Rosinko -Paul DiPerna	PUBLISHED 2401587 01/04/2012	APP PUBLISHED 01/04/2012 ANNUITY DUE 2/26/2013

TDM-1320-UT United States of America	METHODS AND DEVICES FOR DETERMINATION OF FLOW RESERVOIR VOLUME	12/714,299	02/26/2010	61/156,405 02/27/2009	-Michael Rosinko -Paul DiPerna	PENDING 2010-0218586 09/02/2010	NON-FINAL OFFICE ACTION RECEIVED 10/24/2012

TDM-1400-AU Australia	SOLUTE CONCENTRATION MEASUREMENT DEVICE AND RELATED METHODS	2009293019	09/18/2009 Nat’l. Phase entered 04/07/2011	61/098,655 09/19/2008	David Brown	PENDING	ANNUITY DUE 09/18/2013 (4TH year)

TDM-1400-CA Canada	SOLUTE CONCENTRATION MEASUREMENT DEVICE AND RELATED METHODS	2,737,461	09/18/2009 Nat’l. Phase entered 03/16/2011	61/098,655 09/19/2008	David Brown	PENDING	ANNUITY DUE 09/18/2013

TANDEM – CONFIDENTIAL	4	November 26, 2012

DKT. NO	TITLE	APP NO PATENT NO.	FILING DATE/ ISSUE DATE	PRIORITY APP NO. PRIORITY APP DATE	INVENTOR(S)	STATUS PUB. NO. PUB. DATE	MOST RECENT ACTION / DATE
TDM-1400-EP Europe	SOLUTE CONCENTRATION MEASUREMENT DEVICE AND RELATED METHODS	09815314.1	09/18/2009 Reg’l. Phase entered 03/22/2011	61/098,655 09/19/2008	David Brown	PENDING 2334234 06/22/2011	ANNUITY DUE 09/18/2013

TDM-1400-UT United States of America	SOLUTE CONCENTRATION MEASUREMENT DEVICE AND RELATED METHODS	12/563,046	09/18/2009	61/098,655 09/19/2008	David Brown	PENDING 2010-0071446 03/25/2010	NON-FINAL OFFICE ACTION MAILED 10/22/2012

TDM-1500-AU Australia	INFUSION PUMP SYSTEM WITH DISPOSABLE CARTRIDGE HAVING PRESSURE VENTING AND PRESSURE FEEDBACK	2010278894	07/29/2010 Nat’l. Phase entered 02/09/2012	61/230,061 07/30/2009	-David Brown

-Brian Bureson

-Chris Dabrow

-Paul DiPerna

-Jason Farnan

-Dan Kincade

-Geoffrey Kruse

-Phil Lamb

-Michael Michaud

-John Nadworny

-Kathryn Rieger

-Mike Rosinko

-Sean Saint

-Stuart Sundem

-William Trevaskis

-Tom Ulrich

-Erik Verhoef

-Mark Williamson

						Pending	REQUEST FOR EXAMINATION FILED 02/09/2012 ANNUITY DUE 7/29/2014

TANDEM – CONFIDENTIAL	5	November 26, 2012

DKT. NO	TITLE	APP NO PATENT NO.	FILING DATE/ ISSUE DATE	PRIORITY APP NO. PRIORITY APP DATE	INVENTOR(S)	STATUS PUB. NO. PUB. DATE	MOST RECENT ACTION / DATE
TDM-1500-CA Canada	INFUSION PUMP SYSTEM WITH DISPOSABLE CARTRIDGE HAVING PRESSURE VENTING AND PRESSURE FEEDBACK	2,769,030	07/29/2010 Nat’l. Phase entered 01/24/2012	61/230,061 07/30/2009	-David Brown

-Brian Bureson

-Chris Dabrow

-Paul DiPerna

-Jason Farnan

-Dan Kincade

-Geoffrey Kruse

-Phil Lamb

-Michael Michaud

-John Nadworn

-Kathryn Rieger

-Mike Rosinko

-Sean Saint

-Stuart Sundem

-William Trevaskis

-Tom Ulrich

-Erik Verhoef

-Mark Williamson

						PENDING	ANNUITY DUE 07/29/2013

TDM-1500-CT4 United States of America	INFUSION PUMP SYSTEM WITH DISPOSABLE CARTRIDGE HAVING PRESSURE VENTING AND PRESSURE FEEDBACK	13/270,160 Patent No. 8,287,495	10/10/2011	12/846,706 07/29/2010	-Michael Michaud -Geoffrey Kruse	ISSUED 2012-0029433 02/02/2012	GRANT DATE: OCTOBER 16, 2012

TDM-1500-CT5 United States of America	INFUSION PUMP SYSTEM WITH DISPOSABLE CARTRIDGE HAVING PRESSURE VENTING AND PRESSURE FEEDBACK	13/271,156 Patent No. 8,298,184	10/11/2011	12/846,720 07/29/2010	-Paul DiPerna -David Brown -Mike Rosinko -Dan Kincade -Michael Michaud -John Nadworny -Geoffrey Kruse -Thomas Ulrich	ISSUED 2012-0029468 02/02/2012	GRANT DATE: OCTOBER 30, 2012

TANDEM – CONFIDENTIAL	6	November 26, 2012

DKT. NO	TITLE	APP NO PATENT NO.	FILING DATE/ ISSUE DATE	PRIORITY APP NO. PRIORITY APP DATE	INVENTOR(S)	STATUS PUB. NO. PUB. DATE	MOST RECENT ACTION / DATE
TDM-1500-EP Europe	INFUSION PUMP SYSTEM WITH DISPOSABLE CARTRIDGE HAVING PRESSURE VENTING AND PRESSURE FEEDBACK	10805076.6	07/29/2010 Reg’I. Phase entered 02/08/2012	61/230,061 07/30/2009	-David Brown

-Brian Bureson

-Chris Dabrow

-Paul DiPerna

-Jason Farnan

-Dan Kincade

-Geoffrey Kruse

-Phil Lamb

-Michael Michaud

-John Nadworny

-Kathryn Rieger

-Mike Rosinko

-Sean Saint

-Stuart Sundem

-William Trevaskis

-Tom Ulrich

-Erik Verhoef

-Mark Williamson

						PENDING 2459251 06/06/2012	ANNUITY DUE 07/29/2013

TDM-1500-PC World Intellectual Property Office	INFUSION PUMP SYSTEM WITH DISPOSABLE CARTRIDGE HAVING PRESSURE VENTING AND PRESSURE FEEDBACK	PCT/ US2010/043789	07/29/2010	61/230,061 07/30/2009	-David Brown

-Brian Bureson

-Chris Dabrow

-Paul DiPerna

-Jason Farnan

-Dan Kincade

-Geoffrey Kruse

-Phil Lamb

-Michael Michaud

-John Nadworny

-Kathryn Rieger

-Mike Rosinko

-Sean Saint

-Stuart Sundem

-William Trevaskis

-Tom Ulrich

-Erik Verhoef

-Mark Williamson

						PENDING 2011/014704 02/03/2011	IPRP MAILED 02/09/2012

TANDEM – CONFIDENTIAL	7	November 26, 2012

DKT. NO	TITLE	APP NO PATENT NO.	FILING DATE/ ISSUE DATE	PRIORITY APP NO. PRIORITY APP DATE	INVENTOR(S)	STATUS PUB. NO. PUB. DATE	MOST RECENT ACTION / DATE
TDM-1500-UT United States of America	INFUSION PUMP SYSTEM WITH DISPOSABLE CARTRIDGE HAVING PRESSURE VENTING AND PRESSURE FEEDBACK	12/846,688	07/29/2010	61/230,061 07/30/2009	-Paul DiPerna -Mike Rosinko -Geoffrey Kruse -Thomas Ulrich -Christopher Dabrow -Mark Williamson -Brian Bureson -Kathryn Rieger	PENDING 2011-0152770 06/23/2011	RESTRICTION REQUIREMENT RESPONSE FILED 11/14/2012

TDM-1500-UT2 United States of America	INFUSION PUMP SYSTEM WITH DISPOSABLE CARTRIDGE HAVING PRESSURE VENTING AND PRESSURE FEEDBACK	12/846,706	07/29/2010	61/230,061 07/30/2009	-Michael Michaud -Geoffrey Kruse	PENDING 2011-0144616 06/16/2011	RESTRICTION REQUIREMENT RESPONSE FILED 11/8/2012

TDM-1500-UT3 United States of America	INFUSION PUMP SYSTEM WITH DISPOSABLE CARTRIDGE HAVING PRESSURE VENTING AND PRESSURE FEEDBACK	12/846,720	07/29/2010	61/230,061 07/30/2009	-Paul DiPerna -David Brown -Mike Rosinko -Dan Kincade -Michael Michaud -John Nadworny -Geoffrey Kruse -Thomas Ulrich	PENDING 2011-0152824 06/23/2011	RESTRICTION REQUIREMENT RESPONSE FILED 11/20/2012

TDM-1500-UT4 United States of America	INFUSION PUMP SYSTEM WITH DISPOSABLE CARTRIDGE HAVING PRESSURE VENTING AND PRESSURE FEEDBACK	12/846,733	07/29/2010	61/230,061 07/30/2009	-Michael Michaud -John Nadworny	PENDING 2011-0144586 06/16/2011	RESTRICTION REQUIREMENT RESPONSE FILED 10/25/2012

TANDEM – CONFIDENTIAL	8	November 26, 2012

DKT. NO	TITLE	APP NO PATENT NO.	FILING DATE/ ISSUE DATE	PRIORITY APP NO. PRIORITY APP DATE	INVENTOR(S)	STATUS PUB. NO. PUB. DATE	MOST RECENT ACTION / DATE
TDM-1500-UT5 United States of America	INFUSION PUMP SYSTEM WITH DISPOSABLE CARTRIDGE HAVING PRESSURE VENTING AND PRESSURE FEEDBACK	12/846,734	07/29/2010	61/230,061 07/30/2009	-Erik Verhoef -Paul DiPerna -Mike Rosinki -Mark Williamson -Geoffrey Kruse -Thomas Ulrich -Phil Lamb -Sean Saint -Michael Michaud -William Trevaskis	PENDING 2011-0166544 07/07/2011	RESTRICTION REQUIREMENT RESPONSE FILED 11/5/2012

TDM-1510-PV United States of America	MULTI-RESERVOIR INFUSION PUMP SYSTEMS AND METHODS	61/511,220	07/25/2011		-Paul M. DiPerna -Steve Griffie	EXPIRED	NON-PROVISIONAL CONVERSION FILINGS COMPLETED IN US & PCT 07/24/2012

TDM-1510-PC World Intellectual Property Office	MULTI-RESERVOIR INFUSION PUMP SYSTEMS AND METHODS	PCT/ US2012/048020	07/24/2012	61/511,220 07/25/2011	-Paul M. DiPerna -Steve Griffie	PENDING	30 MON NAT’L PHASE FILINGS DUE 01/25/2014

TDM-1510-UT United States of America	MULTI-RESERVOIR INFUSION PUMP SYSTEMS AND METHODS	13/557,163	07/24/2012	61/511,220 07/25/2011	-Paul M. DiPerna -Steve Griffie	PENDING	RESPONSE TO NOTICE TO FILE MISSING PARTS FILED 11/8/2012

TDM-1530-UT United States of America	METHODS AND DEVICES FOR MULTIPLE FLUID TRANSFER	13/474,032	05/17/2012		-Thomas Metzmaker -Sean Saint -Michael Michaud -Mike Rosinko -Vance Swanson	PENDING	RESPONSE TO NOTICE TO FILE MISSING PARTS FILED 10/17/2012

TDM-1600-UT	ANALYTE MONITORING SYSTEMS AND METHODS OF USE	13/272,111	10/12/2011	61/392,858 10/13/2010	-Dave Brown -Paul DiPerna	PENDING 2012-0123230 05/17/2012	RESPONSE TO NOTICE TO FILE MISSING PARTS FILED 01/26/2012

TANDEM – CONFIDENTIAL	9	November 26, 2012

DKT. NO	TITLE	APP NO PATENT NO.	FILING DATE/ ISSUE DATE	PRIORITY APP NO. PRIORITY APP DATE	INVENTOR(S)	STATUS PUB. NO. PUB. DATE	MOST RECENT ACTION / DATE
TDM-1620-PV	INFUSION PUMP SYSTEM WITH DISPOSABLE CARTRIDGE HAVING PRESSURE VENTING AND PRESSURE FEEDBACK	61/655,883	06/05/2012		-Geoffrey A. Kruse -Phil Lamb	PENDING	NON-PROVISIONAL CONVERSION DUE 06/05/2013

TANDEM – CONFIDENTIAL	10	November 26, 2012

ABANDONED/LAPSED/COMPLETED MATTERS

DKT. NO	TITLE	APP NO PATENT NO	FILING DATE ISSUE DATE	PRIORITY APP NO. PRIORITY APP DATE	INVENTOR(S)	STATUS PUB. NO. PUB. DATE	MOST RECENT ACTION / DATE
TDM-1000-CP United States of America	INFUSION PUMP AND METHOD FOR USE	11/744,819	05/04/2007	10/200,109 07/19/2002	Scott Mallett	ABANDONED 2007-0264130 11/15/2007

TDM-1000-HK Hong Kong	INFUSION PUMP AND METHOD FOR USE	5106657.6	07/15/2003	10/200,109 07.19.2002	Scott Mallett	Abandoned Published 1072911 09/16/2005

TDM-1000-JP Japan	INFUSION PUMP AND METHOD FOR USE	2004-523192	07/15/2003	10/200,109 07.19.2002	Scott Mallett	Abandoned Published 2005-533559 11/10/2005

TDM-1000-JP3 Japan	INFUSION PUMP AND METHOD OF USE	2009-298939	07/15/2003	10/200,109 07/19/2002	Scott Mallett	ABANDONED 2010-75736 04/08/2010

TDM-1000-PC World Intellectual Property Office	INFUSION PUMP AND METHOD FOR USE	PCT/US2003/02 2703	07/15/2003	10/200,109 07.19.2002	Scott Mallett	Nat’l. Stage Completed 2004/009152 01/29/2004

TDM-1100-AU Australia	VARIABLE FLOW RESHAPABLE FLOW RESTRICTOR APPARATUS AND RELATED METHODS	2007211176	01/17/2007	11/342,015 01.27.2006	Paul DiPerna	Abandoned

TDM-1100-CA Canada	VARIABLE FLOW RESHAPABLE FLOW RESTRICTOR APPARATUS AND RELATED METHODS	2,640,403	01/17/2007	11/342,015 01.27.2006	Paul DiPerna	Abandoned

TANDEM – CONFIDENTIAL	11	November 26, 2012

DKT. NO	TITLE	APP NO PATENT NO	FILING DATE ISSUE DATE	PRIORITY APP NO. PRIORITY APP DATE	INVENTOR(S)	STATUS PUB. NO. PUB. DATE	MOST RECENT ACTION / DATE
TDM-1100-CN China	VARIABLE FLOW RESHAPABLE FLOW RESTRICTOR APPARATUS AND RELATED METHODS	2,0078E+11	01/17/2007	11/342,015 01.27.2006	Paul DiPerna	Abandoned Published CN 101405041A 04/08/2009

TDM-1100-DV United States of America	VARIABLE FLOW RESHAPABLE FLOW RESTRICTOR APPARATUS AND RELATED METHODS	12/646,881	12/23/2009	11/462,962 08.07.2006	Paul DiPerna	Abandoned 2010- 0096019 04/22/2001

TDM-1100-EP Europe	VARIABLE FLOW RESHAPABLE FLOW RESTRICTOR APPARATUS AND RELATED METHODS	7762801.4	01/17/2001	11/342,015 01.27.2006	Paul DiPerna	Abandoned Published 1981565 10/22/2008

TDM-1100-HK Hong Kong	VARIABLE FLOW RESHAPABLE FLOW RESTRICTOR APPARATUS AND RELATED METHODS	9109324.9	01/17/2007	11/342,015 01.27.2006	Paul DiPerna	Abandoned Published 1130715A 01/08/2010

TDM-1100-IN India	VARIABLE FLOW RESHAPABLE FLOW RESTRICTOR APPARATUS AND RELATED METHODS	4201/CHENP/20 08	01/17/2007	11/342,015 01.27.2006	Paul DiPerna	Abandoned

TDM-1100-JP Japan	VARIABLE FLOW RESHAPABLE FLOW RESTRICTOR APPARATUS AND RELATED METHODS	2008-552527	01/17/2007	11/342,015 01.27.2006	Paul DiPerna	Abandoned

TDM-1100-KR Korea	VARIABLE FLOW RESHAPABLE FLOW RESTRICTOR APPARATUS AND RELATED METHODS	10-2008- 7020721	01/17/2007	11/342,015 01.27.2006	Paul DiPerna	Abandoned Published 102009001002 3 A 01/08/2009

TANDEM – CONFIDENTIAL	12	November 26, 2012

DKT. NO	TITLE	APP NO PATENT NO	FILING DATE ISSUE DATE	PRIORITY APP NO. PRIORITY APP DATE	INVENTOR(S)	STATUS PUB. NO. PUB. DATE	MOST RECENT ACTION / DATE
TDM-1100-PC World Intellectual Property Office	VARIABLE FLOW RESHAPABLE FLOW RESTRICTOR APPARATUS AND RELATED METHODS	PCT/US2007/06 0633	01/17/2007	11/342,015 01.27.2006	Paul DiPerna	Nat’l. Stage Completed Published 2007/08998 3 08/09/2007

TDM-1100- PC2 World Intellectual Property Office	VARIABLE FLOW RESHAPABLE FLOW RESTRICTOR APPARATUS AND RELATED METHODS	PCT/US2008/05 8044	03/24/2008	11/694,841 03.30.2007	Paul DiPerna	Published 2008/12159 9 10/09/2008

TDM-1100-UT United States of America	VARIABLE FLOW RESHAPABLE FLOW RESTRICTOR APPARATUS AND RELATED METHODS	11/462,962	08/07/2006	10/200,109 07.19.2002	Paul DiPerna	Abandoned 2008- 0092969 4/24/2008

TDM-1110-PC World Intellectual Property Office	ADJUSTABLE FLOW CONTROLLERS FOR REAL-TIME MODULATION OF FLOW RATE	PCT/US2009/03 5022	02/24/2009	12/039,693 02.28.2008	Paul DiPerna	Lapsed Published 2009/108539 09/03/2009

TDM-1110-UT United States of America	ADJUSTABLE FLOW CONTROLLERS FOR REAL-TIME MODULATION OF FLOW RATE	12/039,693	02/28/2008		Paul DiPerna	Abandoned Published 2009 0217982 09/03/2009

TDM-1120-PC World Intellectual Property Office	FLOW PREVENTION, REGULATION, AND SAFETY DEVICES AND RELATED METHODS	PCT/US2009/04 9110	06/29/2009	12/189,070 08,08.2008	Paul DiPerna	Abandoned Published 2010/01697 7 02/11/2010

TDM-1130-PC World Intellectual Property Office	SYSTEM OF STEPPED FLOW RATE REGULATION USING COMPRESSIBLE MEMBERS	PCT/US2009/04 9116	06/29/2009	12/189,064 08.08.2008	Paul DiPerna	Abandoned Published 2010/01697 8 02/11/2010

TANDEM – CONFIDENTIAL	13	November 26, 2012

DKT. NO	TITLE	APP NO PATENT NO	FILING DATE ISSUE DATE	PRIORITY APP NO. PRIORITY APP DATE	INVENTOR(S)	STATUS PUB. NO. PUB. DATE	MOST RECENT ACTION / DATE
TDM-1200-PC World Intellectual Property Office	TWO CHAMBER PUMPS AND RELATED METHODS	PCT/US2009/03 1906	01/23/2009	12/020,498 01.28.2008	Paul DiPerna	Nat’l. Stage Completed Published 2009/09459 0 07/30/2009

TDM-1200-PC2 World Intellectual Property Office	TWO CHAMBER PUMPS AND RELATED METHODS	PCT/US2010/04 4789	08/06/2010	12/538,018 08.07.2009	Paul DiPerna	Abandoned

TDM-1200-UT United States of America	TWO CHAMBER PUMPS AND RELATED METHODS	12/020,498	01/25/2008		Paul DiPerna	Abandoned Published 2009 - 0191067 07/30/2009

TDM-1300-PC World Intellectual Property Office	DISPOSABLE PUMP RESERVOIR AND RELATED METHODS	PCT/US2009/04 4569	05/19/2009	61/054,420 05.19.2008	Paul DiPerna	Nat’l. Stage Completed Published 2009/14318 8 11/26/2009

TDM-1300-PV United States of America	DISPOSABLE PUMP RESERVOIR AND RELATED METHODS	61/054,420	05/19/2008		Paul DiPerna	Expired

TDM-1310-PC World Intellectual Property Office	FLOW REGULATING STOPCOCKS AND RELATED METHODS	PCT/US2009/05 7208	09/16/2009	61/097,492 09.162008	Paul DiPerna	Allow to Lapse Published 2010/03363 4 03/25/2010

TDM-1310-PV United States of America	FLOW REGULATING STOPCOCKS AND RELATED METHODS	61/097,492	09/16/2008		Paul DiPerna	Expired

TDM-1320-PC WIPO	METHODS AND DEVICES FOR DETERMINATION OF FLOW RESERVOIR VOLUME	PCT/US2010/0256 63	02/26/2010	61/156,405 02/27/2009	-Michael Rosinko -Paul DiPerna	COMPLETED W02010/0994 90 09/02/2010

TANDEM – CONFIDENTIAL	14	November 26, 2012

DKT. NO	TITLE	APP NO PATENT NO	FILING DATE ISSUE DATE	PRIORITY APP NO. PRIORITY APP DATE	INVENTOR(S)	STATUS PUB. NO. PUB. DATE	MOST RECENT ACTION / DATE
TDM-1320-PV United States of America	METHODS FOR DETERMINATION OF PUMP SENSOR INTEGRITY AND CALIBRATION OF PUMPS	61/156,405	02/27/2009		-Michael Rosinko -Paul DiPerna	Expired

TDM-1320- PV2 United States of America	METHODS AND DEVICES FOR DETERMINATION OF FLOW RESERVOIR VOLUME	61/184,282	06/04/2009		-Michael Rosinko -Paul DiPerna	Completed

TDM-1400-PC World Intellectual Property Office	SOLUTE CONCENTRATION MEASUREMENT DEVICE AND RELATED METHODS	PCT/US2009/05 7591	09/18/2009	61/098,655 09.192008	David Brown	Completed Published 2010/03387 8 03/25/2010

TDM-1400-PV United States of America	SOLUTE CONCENTRATION MEASUREMENT DEVICE AND RELATED METHODS	61/098,655	09/19/2008		David Brown	Completed

TDM-1400- PV2 United States of America	SOLUTE CONCENTRATION MEASUREMENT DEVICE AND RELATED METHODS	61/102,776	10/03/2008		David Brown	Completed

TDM-1500-PV United States of America	INFUSION SYSTEM AND METHODS OF USING SAME	61/230,061	07/30/2009		-Paul DiPerna -Mike Rosinko -Christopher Dabro -Thomas Ulrich -Erik Verhoef -Stuart Sundem -Brian Bureson -Geoffrey Kruse -Mark Williamson	Completed

TANDEM – CONFIDENTIAL	15	November 26, 2012

DKT. NO	TITLE	APP NO PATENT NO	FILING DATE ISSUE DATE	PRIORITY APP NO. PRIORITY APP DATE	INVENTOR(S)	STATUS PUB. NO. PUB. DATE	MOST RECENT ACTION / DATE
TDM-1500-CT6 United States of America	INFUSION PUMP SYSTEM WITH DISPOSABLE CARTRIDGE HAVING PRESSURE VENTING AND PRESSURE FEEDBACK	13/273,484	10/14/2011	12/846,688 07/29/2010	-Paul DiPerna -Mike Rosinko -Geoffrey Kruse -Thomas Ulrich -Christopher Dabrow -Mark Williamson -Brian Bureson -Kathryn Rieger	ABANDONED (TRACK I) 2012-0030610 02/02/2012

TDM-1600-PV United States of America	ANALYTE MONITORING SYSTEMS AND METHODS OF USE	61/392,858	10/13/2010		-Dave Brown -Paul DiPerna	EXPIRED

TANDEM – CONFIDENTIAL	16	November 26, 2012

PROJECT STATUS CHART Tandem Diabetes Care, Inc. November 27, 2012

Title	Attorney Docket No.	Serial No./ Patent No.	Filing Date/ Issue Date
METHOD AND INSULIN PUMP FOR PROVIDING A FORGOTTEN BOLUS WARNING	4574.01US01	09/596,648 6,650,951	June 19, 2000 November 18, 2003
METHOD AND INSULIN PUMP FOR PROVIDING A FORGOTTEN BOLUS WARNING (REISSUE)	4574.01USREII	10/927,662	August 26, 2004
INSULIN PUMP	4574.02W0AU	2009201927	October 15, 2007
INSULIN PUMP HAVING A SUSPENSION BOLUS	4574.02WOCA	2,702,843	October 15, 2007
INSULIN PUMP HAVING A SUSPENSION BOLUS	4574.02WOEP	07839587.8	October 15, 2007
INSULIN PUMP HAVING A SUSPENSION BOLUS	4574.02US01	11/582,519	October 17, 2006
INSULIN PUMP HAVING A SUSPENSION BOLUS	4574.02US02	13/281,168	October 25, 2011
INSULIN PUMP HAVING BASAL RATE TESTING FEATURES	4574.02US03	13/477,641	May 22, 2012
INSULIN PUMP HAVING SELECTABLE INSULIN ABSORPTION MODELS	4574.02US04	13/477,657	May 22, 2012
INSULIN PUMP HAVING A FOOD DATABASE	4574.02US05	13/477,666	May 22, 2012
INSULIN PUMP FOR DETERMINING CARBOHYDRATE CONSUMPTION	4574.02US06	13/477,679	May 22, 2012
INSULIN PUMP HAVING A WEEKLY SCHEDULE	4574.02US07	13/481,228	May 25, 2012
INSULIN PUMP HAVING CORRECTION FACTORS	4574.02US08	13/477,684	May 22, 2012
PROGRAMMABLE INSULIN PUMP	4574.03US01	10/086,641 6,852,104	February 28, 2002 February 8, 2005
PROGRAMMABLE INSULIN PUMP	4574.03US02	11/018,706	December 20, 2004
EXPERT SYSTEM FOR INSULIN PUMP THERAPY	4574.04WOCA	N/A (Not Filed)
EXPERT SYSTEM FOR INSULIN PUMP THERAPY	4574.04WOEP	08779626.4-2201
EXPERT SYSTEM FOR INSULIN PUMP THERAPY	4574.04WOJP	2010-509366	May 20, 2008
EXPERT SYSTEM FOR INSULIN PUMP THERAPY	4574.04US01	11/753,420 7,751,907	May 24, 2007 July 6, 2010
EXPERT SYSTEM FOR PUMP THERAPY	4574.04US02	12/774,991 8,219,222	May 6, 2010 July 10, 2012
EXPERT SYSTEM FOR INSULIN PUMP THERAPY	4574.04US03	13/530,404	June 22, 2012
EXPERT SYSTEM FOR INSULIN PUMP THERAPY	4574.04W001	PCT/US2008/006449	May 20, 2008
INSULIN PUMP BASED EXPERT SYSTEM	4574.05WOCA	N/A (Not Filed)
INSULIN PUMP BASED EXPERT SYSTEM	4574.05WOEP	08767934.6	May 29, 2008
INSULIN PUMP BASED EXPERT SYSTEM	4574.05WOJP	2010-510339	May 29, 2008
INSULIN PUMP BASED EXPERT SYSTEM	4574.05US01	11/755,480 8,221,345	May 30, 2007 July 17, 2012
INSULIN PUMP BASED EXPERT SYSTEM	4574.05US02	13/465,570	May 7, 2012
INSULIN PUMP BASED EXPERT SYSTEM	4574.05W001	PCT/US2008/006801	May 29, 2008

Attorney-Client Privileged and Confidential

PROJECT STATUS CHART Tandem Diabetes Care, Inc. November 27, 2012

Title	Attorney Docket No.	Serial No./ Patent No.	Filing Date/ Issue Date
BASAL RATE TESTING USING BLOOD GLUCOSE INPUT	4574.06WOCA	N/A (Not Filed)
BASAL RATE TESTING USING BLOOD GLUCOSE INPUT	4574.06WOEP	08726116.0	February 26, 2008
BASAL RATE TESTING USING BLOOD GLUCOSE INPUT	4574.06WOJP	2009-553581	February 26, 2008
BASAL RATE TESTING USING FREQUENT BLOOD GLUCOSE INPUT	4574.06US01	11/685,617	March 13, 2007
BASAL RATE TESTING USING BLOOD GLUCOSE INPUT	4574.06W001	PCT/US2008/002536	February 26, 2008
CORRECTION FACTOR TESTING USING FREQUENT BLOOD GLUCOSE INPUT	4574.07WOCA	N/A (Not Filed)
CORRECTION FACTOR TESTING USING FREQUENT BLOOD GLUCOSE INPUT	4574.07WOEP	07862256.0	November 26, 2007
CORRECTION FACTOR TESTING USING FREQUENT BLOOD GLUCOSE INPUT	4574.07US01	11/626,653 7,734,323	January 24, 2007 June 8, 2010
CORRECTION FACTOR TESTING USING FREQUENT BLOOD GLUCOSE INPUT	4574.07US02	12/720,306 8,208,984	March 9, 2010 June 26, 2012
CORRECTION FACTOR TESTING USING FREQUENT BLOOD GLUCOSE INPUT	4574.07W001	PCT/US2007/024424	November 26, 2007
INSULIN PUMP WITH INSULIN THERAPY COACHING	4574.08WOCA	N/A (Not Filed)
INSULIN PUMP WITH INSULIN THERAPY COACHING	4574.08WOEP	N/A (Not Filed)
INSULIN PUMP WITH INSULIN THERAPY COACHING	4574.08WOJP	N/A (Not Filed)
INSULIN PUMP WITH INSULIN THERAPY COACHING	4574.08US01	11/970,232	January 7, 2008
PUMP WITH THERAPY COACHING	4574.08US02	12/908,218	October 20, 2010
INSULIN PUMP WITH BLOOD GLUCOSE MODULES	4574.08US03	13/481,302	May 25, 2012
INSULIN PUMP WITH INSULIN THERAPY COACHING	4574.08W001	PCT/US2009/000034	January 6, 2009
INSULIN PUMP WITH ADD-ON MODULES	4574.09WOCA	N/A (Not Filed)
INSULIN PUMP WITH ADD-ON MODULES	4574.09WOEP	N/A (Not Filed)
INSULIN PUMP WITH ADD-ON MODULES	4574.09WOJP	N/A (Not Filed)
INSULIN PUMP WITH ADD-ON MODULES	4574.09US01	11/971,351	January 9, 2008
INFUSION PUMP WITH ADD-ON MODULES	4574.09US02	12/914,295	October 28, 2010
INFUSION PUMP WITH ADD-ON MODULES	4574.09US03	13/482,106	May 29, 2012
INSULIN PUMP WITH ADD-ON MODULES	4574.09W001	PCT/US2009/000107	January 8, 2009
SYSTEMS AND METHODS TO ADDRESS AIR, LEAKS, AND OCCLUSIONS IN AN INFUSION PUMP SYSTEM	4574.10W0AU	2010234736	March 31, 2010
SYSTEMS AND METHODS TO ADDRESS AIR, LEAKS AND OCCLUSIONS IN AN INFUSION PUMP SYSTEM	4574.10WOCA	2,757,454	March 31, 2010
SYSTEMS AND METHODS TO ADDRESS AIR, LEAKS, AND OCCLUSIONS IN AN INFUSION PUMP SYSTEM	4574.10WOCN	20108002399 15	March 31, 2010
SYSTEMS AND METHODS TO ADDRESS AIR, LEAKS, AND OCCLUSIONS IN AN INFUSION PUMP SYSTEM	4574.10WOEP	10762209.4	March 31, 2010
SYSTEMS AND METHODS TO ADDRESS AIR, LEAKS AND OCCLUSIONS IN AN INFUSION PUMP SYSTEM	4574.10WOJP	2012-503648	March 31, 2010
SYSTEMS AND METHODS TO ADDRESS AIR, LEAKS AND OCCLUSIONS IN AN INFUSION PUMP SYSTEM	4574.10WOKR	10-2011-7025870	March 31, 2010

Attorney-Client Privileged and Confidential

PROJECT STATUS CHART Tandem Diabetes Care, Inc. November 27, 2012

Title	Attorney Docket No.	Serial No./ Patent No.	Filing Date/ Issue Date
SYSTEMS AND METHODS TO ADDRESS AIR, LEAKS AND OCCLUSIONS IN AN INSULIN PUMP SYSTEM	4574.10US01	61/165,275	March 31, 2009
SYSTEMS AND METHODS TO ADDRESS AIR, LEAKS AND OCCLUSIONS IN AN INSULIN PUMP SYSTEM	4574.10US02	12/729,985	March 23, 2010
SYSTEMS AND METHODS TO ADDRESS AIR, LEAKS AND OCCLUSIONS IN AN INSULIN PUMP SYSTEM	4574.10W001	PCT/US2010/029339	March 31, 2010

Attorney-Client Privileged and Confidential

TANDEM DIABETES CARE, INC. DOCKET/STATUS REPORT – 11/28/2012

CONFIDENTIAL

CLIENT REF. NUMBER	KTS DOCKET NUMBER	FAMILY NUMBER	TITLE	SERIAL NO./ FILING DATE	PRIORITY	INVENTOR(S)	STATUS	ACTION/DUE DATE
D-022	92860- 843117	000201US	THERAPY MANAGEMENT SYSTEM	61/656,731 6/7/12		Sal Daoud, Christopher Jung, Gregory Grant Haines	Pending	Foreign Filing Deadline – Final Deadline	Jun 7, 2013
D-022	92860- 847765	000210PC	THERAPY MANAGEMENT SYSTEM	PCT/US2012/049 145 8/1/12	61/513,998 8/1/11	Sal Daoud, Christopher Jung, Gregory Grant Haines	Pending	Expecting ISR/WO Extended 19 month Ch2 Demand Deadline 20 month Chl National Phase Deadline 30 Month National Phase Applications Due (Chl or Ch2)	Dec 7, 2012 Mar 1, 2013 Apr 1, 2013 Feb 1, 2014
D-022	92860- 847596	000210US	THERAPY MANAGEMENT SYSTEM	13/564,188 8/1/12	61/513,998 8/1/11	Sal Daoud, Christopher Jung, Gregory Grant Haines	Pending	Missing Parts Response Due IDS Due Missing Parts Response – Final	Oct 24, 2012 Nov 1, 2012 Mar 24, 2013
2011-04	92860- 829948	000800US	DEVICE AND METHOD FOR TRAINING USERS OF AMBULATORY MEDICAL DEVICES	61/656,984 6/7/12		Geoff Kruse, Kim Blickenstaff, Mike Rosinko	Pending	Conversion Deadline Foreign Filing Deadline – Final Deadline	Jun 7, 2013 Jun 7, 2013
2-11-10	92860- 826228	000500US	SYSTEM AND METHOD FOR REDUCTION OF INADVERTENT ACTIVATION OF MEDICAL DEICE DURING MANIPULATION	61,637,210 4/23/12		Jason Farnan, Brian Bureson	Pending	Conversion Deadline Foreign Deadline – Final Deadline	Apr 23, 2013 Apr 23, 2013

CLIENT REF. NUMBER	KTS DOCKET NUMBER	FAMILY NUMBER	TITLE	SERIAL NO./ FILING DATE	PRIORITY	INVENTOR(S)	STATUS	ACTION/DUE DATE
2011-15	92860- 821927	000400US	SEALED INFUSION DEVICE WITH ELECTRICAL CONNECTOR PORT	61/656,967 6/7/12		Justin Brown, Donald Ludolph, Michael Michaud, Philip Lamb, Anthony Barghini, Sean Saint, Marcus Julian, Charles Eastridge, Michael Rosinko	Pending	Conversion Deadline Foreign Filing Deadline – Final Deadline	Jun 7, 2013 Jun 7, 2013
2012-02	92860- 842421	001000US	PREVENTING INADVERTENT CHANGES IN AMBULATORY MEDICAL DEVICES	61/656,997 6/7/12		Michael Rosinko, Geoff Kruse, Thomas Ulrich, Erik Verhoef	Pending	Conversion Deadline Foreign Filing Deadline – Final Deadline	Jun 7, 2013 Jun 7, 2013

U.S. Trademark Registrations Docket

Jurisdiction	Mark	Registered Owner	Registration Number	Registration Date
U.S.	T: SLIM	Tandem Diabetes Care, Inc.	4,158,034	6/12/2012
U.S.	TANDEM DIABETES CARE	Tandem Diabetes Care, Inc.	4,218,348	10/2/2012
U.S.		Tandem Diabetes Care, Inc.	4,218,349	10/2/2012

U.S. Trademark Applications

Jurisdiction	Mark	Owner	Application Number	Application Date
U.S.	T:CONNECT	Tandem Diabetes Care, Inc.	85/400,294	8/17/2011
U.S.	T:DUAL	Tandem Diabetes Care, Inc.	85/576,990	3/22/2012
U.S.	T:FLEX	Tandem Diabetes Care, Inc.	85/580,036	3/26/2012
U.S.	T:LOOP	Tandem Diabetes Care, Inc.	85/577,026	3/22/2012
U.S.	T:SET	Tandem Diabetes Care, Inc.	85/580,018	3/26/2012
U.S.	T:SPORT	Tandem Diabetes Care, Inc.	85/577,041	3/22/2012
U.S.	THE PUMP YOU WANT FOR THE INSULIN YOU NEED	Tandem Diabetes Care, Inc.	85/571,574	3/16/2012

U.S.	TOUCH SIMPLICITY	Tandem Diabetes Care, Inc.	85/727,089	9/12/2012

Foreign Trademark Registrations

Jurisdiction	Mark	Registered Owner	Registration Number	Registration Date
CTM	T-2	Tandem Diabetes Care, Inc.	007312713	9/11/2009
CTM	TANDEM DIABETES CARE	Tandem Diabetes Care, Inc.	009645698	1/7/2011

CTM		Tandem Diabetes Care, Inc.	009645813	1/7/2011

CTM		Tandem Diabetes Care, Inc.	007363005	7/21/2009
CTM	T-DUAL	Tandem Diabetes Care, Inc.	007312697	6/23/2009
CTM	T-LOOP	Tandem Diabetes Care, Inc.	007312705	9/24/2009
CTM	T-SLIM	Tandem Diabetes Care, Inc.	007312689	10/29/2009
CTM	T-SPORT	Tandem Diabetes Care, Inc.	007312671	10/22/2009

Foreign Trademark Applications

Jurisdiction	Mark	Owner	Application Number	Application Date
Canada	TANDEM DIABETES CARE	Tandem Diabetes Care, Inc.	1,510,443	1/7/2011

Canada		Tandem Diabetes Care, Inc.	1,510,445	1/7/2011
Canada	TOUCH SIMPLICITY	Tandem Diabetes Care, Inc.	1,594,430	9/17/2012

CTM	TOUCH SIMPLICITY	Tandem Diabetes Care, Inc.	011199163	9/19/2012